As filed with the Securities and Exchange Commission on  March 9, 2015

Registration Statement No. 333-199820

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________________________

AMENDMENT NO.  3 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________________________

KRAIG BIOCRAFT LABORATORIES, INC.
(Exact Name of Small Business Issuer in its Charter)

Wyoming	2820	83-0459707
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

120 N. Washington Square, Suite 805,
Lansing, Michigan 48933
(517) 336-0807
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Kim Thompson, CEO
Kraig Biocraft Laboratories, Inc.
120 N. Washington Square, Suite 805,
Lansing, Michigan 48933
(517) 336-0807
 (Name, Address and Telephone Number of Agent for Service)

Copies to:
Darren L. Ofsink, Esq.
Ofsink, LLC
230 Park Avenue, Suite 851
New York, New York 10169
Telephone: (646) 627-7326
Facsimile: (646) 224-9844

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee
Class A Common Stock, no par value	110,000,000	$0.0401	$4,411,000	$512.56

(1) In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.  The amount of shares to be registered represents the Company’s good faith estimate of the number of shares that the registrant may issue pursuant to a Letter Agreement with the selling security holder.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933. Our common stock is quoted under the symbol “KBLB” on the OTC Markets, Inc. OTCQB. As of October 31, 2014, the last sale reported price was $0.0401 per share. Accordingly, the registration fee is $512.56 based on $0.0401 per share.

(3) This amount represents the maximum aggregate market value of common stock which may be put to the selling shareholder by the registrant pursuant to the terms and conditions of a Letter Agreement between the selling shareholder and the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and no offer to buy these securities is being solicited in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED  MARCH 9 , 2015
PRELIMINARY PROSPECTUS
KRAIG BIOCRAFT LABORATORIES, INC.
110,000,000 shares of Class A Common Stock

This prospectus relates to the resale of up to 110,000,000 shares of the common stock of Kraig Biocraft Laboratories, Inc., a Wyoming corporation, which shares will be offered and sold by the selling shareholder, Calm Seas Capital, LLC, a Nevada limited liability company (“Calm Seas”), pursuant to a “put right” under a letter agreement for an equity line financing, that we entered into with Calm Seas on October 2, 2014 (the “Letter Agreement”). The Letter Agreement permits us to “put” up to an aggregate of $7,500,000 in shares of our Class A common stock to Calm Seas during a two year period ending on the second anniversary of the effective date of the registration statement covering the resale of the put shares.  We will not receive any proceeds from the sale of these shares of our Class A common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by Calm Seas under the Letter Agreement.  We will bear all costs associated with this registration.

Calm Seas is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our Class A common stock sold to it by our exercise of the put right under the Letter Agreement.  Each month we may put up to $200,000 of our Class A common stock under the Letter Agreement, which will purchase such shares at a price per share equal to 80% of the lowest price of our Class A common stock during the five consecutive trading days immediately following the date the notice of our election to put shares pursuant to the Letter Agreement is delivered to Calm Seas (the date of delivery of such notice is referred to as the “put date”).  Notwithstanding the aggregate $200,000 ceiling for monthly puts under the Letter Agreement, if both we and Calm Seas agree, we may submit one or more additional puts during any given month to the extent we need additional capital for our operations and/or our product development.  We can only submit such additional put(s) if Calm Seas Capital agrees to it.  Furthermore, the additional put is subject to the aggregate $7,500,000 limitation of this offering.  The additional put allows us to obtain additional capital in the event that our product development proceeds quicker than we expect.

We will automatically withdraw our put notice to Calm Seas if the lowest price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing “bid” price for our Class A common stock for the ten (10) trading days prior to the put date.

Our shares of Class A common stock are traded on the OTC Markets, Inc. OTCQB under the symbol “KBLB.” On October 31, 2014, the closing sale price of our common stock was $0.0401 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.

Our principal executive offices are located at 120 N. Washington Square, Suite 805, Lansing, Michigan 48933.  Our telephone number is (517) 336-0807.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9 , 2015

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus.  We have not, and the selling security holder has not, authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not, and the selling security holder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus, “Kraig”, “Kraig Biocraft” “KBLB”, “the Company”, “we”, “us” and “our” refer to Kraig Biocraft Laboratories, Inc., a Wyoming corporation, unless the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Condensed Financial Statements, before making an investment decision.

About Our Company

We are Kraig Biocraft Laboratories, Inc., a corporation organized under the laws of Wyoming on April 25, 2006.  We were organized to develop high strength, protein-based fibers, using recombinant DNA technology, for commercial applications in both the specialty fiber and technical textile industries.  Specialty fibers are engineered for specific uses that require exceptional strength, heat resistance and/or chemical resistance.  The specialty fiber market is dominated by two synthetic fiber products:  aramid fibers and ultra-high molecular weight polyethylene fiber.  Examples of these synthetic fibers include Kevlar® and Spectra®.  The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials).

We entered into license agreements with University of Notre Dame and the University of Wyoming that give us the use of certain intellectual property for developing transgenic silkworms to produce spider silk fibers in commercially viable quantities.  We are using these genetic engineering technologies to develop fibers with greater strength, resiliency and flexibility for use in our target markets, namely the specialty fiber and technical textile industries.

We are currently in the research and development stage of our development, which is to develop a transgenic silkworm that can produce a recombinant spider silk fiber by inserting genetic sequences into ordinary silkworms using patented genetic engineering technology under our license and collaboration agreements with the University of Norte Dame and the University of Wyoming. The proceeds from the offering, as described below, will be used to fund this research and development and to increase the scale of our production of genetically endeared silks. We anticipate this stage in our development may be complete by December 31, 2015.

As of the date of this prospectus, we have not generated any revenues from our development activities.  As of September 30, 2014, we have an accumulated deficit since inception of $17.8 million.  As of September 30, 2014, we had $726,857 in cash.  Our cash balance is not sufficient to advance our research and development obligations under our agreements with The Universities of Norte Dame and Wyoming.  Both universities have indicated to us that they desire to continue their respective collaborative efforts with us, with the expectation that we will be able to raise capital under the Equity Line Financing to fund our research and development efforts.  We have also received a going concern opinion from our independent registered accounting firm in its audit report dated April 15, 2014, for our fiscal year ended December 31, 2013.

The proceeds from the equity line financing will be used for working capital including employee salaries, the costs of our research and development obligations under the agreement with the University of Notre Dame, the costs related to our operation as a public company (primarily, legal and accounting fees) as well as legal fees for securing our intellectual property, rent and telecommunications (phone, fax and Internet).  Consequently, we believe that it is highly likely that we will use all $7,500,000 of the proceeds we expect to raise from the equity line financing under the Letter Agreement.  We believe the results of our research and development efforts, if successful, will help increase our stock price and, therefore, reduce the number of shares we will need to put to Calm Seas in order to raise the full $7,500,000 in gross proceeds we are seeking to raise under the equity line financing under the Letter Agreement.  In the event that we do not have positive results from our research and development during the 24 month term of the equity line financing, we believe it will be unlikely that we will raise the full $7,500,000 in gross proceeds under the equity line financing.  In the event that we raise substantially less than the maximum proceeds that we expect to raise under the equity line financing by the expiration of its 24 month term, we will seek to raise additional capital from other investors.

Where You Can Find Us

Our principal executive office location and mailing address is 120 N. Washington Square, Suite 805, Lansing, Michigan 48933.  Our corporate telephone number is (517) 336-0807

The Offering

This prospectus relates to the resale of up to 110,000,000 shares of our Class A common stock that may be issued to Calm Seas pursuant to a “put right” under the Letter Agreements, that we entered into with Calm Seas.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed that we will issue not more than 110,000,000 shares pursuant to the exercise of our put right under the Letter Agreement, although the number of shares that we will actually issue pursuant to that put right may be significantly less than 110,000,000, depending on the trading price of our Class A common stock.

The Letter Agreement with Calm Seas provides that over a 24 month period we may put to Calm Seas up to an aggregate of $7,500,000 in shares of our Class A common stock for a purchase price equal to 80% of the lowest price of our Class A common stock during the five consecutive trading days immediately following the date we deliver notice to Calm Seas of our election to put shares pursuant to the Letter Agreement.  We may only put shares twice during each calendar month, unless Calm Seas accepts an additional put (as described below).  The dollar value that we will be permitted to put each month pursuant to the Letter Agreement will be the lesser of: (A) the product of (i) 200% of the average daily volume in the US market of our Class A common stock for the ten trading days prior to the date we deliver our put notice to Calm Seas multiplied by (ii) the average of the daily closing prices for the ten (10) trading days immediately preceding the date we deliver our put notice to Calm Seas, or (B) $200,000 with regard to the Letter Agreement.  We will automatically withdraw our put notice to Calm Seas if the lowest price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing “bid” price for our Class A common stock for the ten (10) trading days prior to the date we deliver our put notice to Calm Seas.

On the seventh business day after we deliver our put notice to it, Calm Seas will purchase the number of shares set forth in the put notice at the dollar value set forth in the put notice by delivering such amount to us by wire transfer.

Notwithstanding the aggregate $200,000 ceiling for monthly puts under the Letter Agreement, as described above, we may at any time request Calm Seas to purchase shares in excess of such ceiling, either as a part of a monthly put or as an additional put(s) during such month.  If Calm Seas, in its sole discretion, accepts such request to purchase additional shares, then we may include the put for additional shares in our monthly put request or submit an additional put for such additional shares in accordance with the procedure set forth above.

Calm Seas has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio.  This prospectus covers the resale of our stock by Calm Seas either in the open market or to other investors through negotiated transactions. Calm Seas’ obligations under the Letter Agreement are not transferrable and this registration statement does not cover sales of our common stock by transferees of Calm Seas.

Except as described above, there are no other conditions that must be met in order for Calm Seas to be obligated to purchase the shares set forth in the put notice.

The Letter Agreement will terminate when any of the following events occur:

●	Calm Seas has purchased an aggregate of $7,500,000 of our Class A common stock; or

●	The second anniversary of the effective date of the registration statement covering the Equity Line Financing with Calm Seas under the Letter Agreement.

As we draw down on the Equity Line Financing, shares of our Class A common stock will be sold into the market by Calm Seas.  The sale of these additional shares could cause our stock price to decline.  In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price.  You should be aware that there is an inverse relationship between the market price of our Class A common stock and the number of shares to be issued under the Equity Line Financing.  If our stock price declines, we will be required to issue a greater number of shares under the Equity Line Financing.  We have no obligation to utilize the full amount available under the Equity Line Financing.

Terms of the Offering

Class A common stock offered:	Up to 110,000,000 shares of Class A common stock, no par value, to be offered for resale by Calm Seas.

Class A common stock outstanding before this offering:	673,974,429 shares

Common stock to be outstanding after this offering:	783,974,429 shares

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Class A common stock. However, we will receive proceeds from the Equity Line Financing. See “Use of Proceeds”.

Risk factors:	An investment in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

OTC Markets symbol:	“KBLB”

SUMMARY FINANCIAL DATA

The following table provides summary financial statement data of Kraig Biocraft Laboratories, Inc. The financial data have been derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

	For the Nine Months Ended September 30, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012	From Inception through September 30, 2014
	(Unaudited)	(Audited)	(Audited)	(Unaudited)
			(Restated)
Revenue	$--	$--	$--	$--

Total Operating Expenses	$1,420,061	$2,280,469	$1,560,406	$9,727,663

Loss from Operations	$(1,420,061)	$(2,280,469)	(1,560,406)	$(9,727,663)

Net loss	$(1,453,328)	$(7,467,685)	$(1,602,921)	$(17,758,686)

Loss Per Share – Basic and Diluted	$(0.00)	$(0.01)	$(0.00)

	As of September 30, 2014	As of December 31, 2013	As of December 31, 2012
BALANCE SHEET DATA:	(Unaudited)	(Audited)	(Audited)
			(Restated)
Cash	$726,857	$295,381	$53,782

Total assets	$762,605	$311,217	$78,752

Total liabilities – related party	$1,107,186	$1,146,202	$952,449

Total Current Liabilities	$1,578,229	$1,512,619	$1,203,790

Stockholders’ Deficit	$(815,624)	$(1,201,402)	$(1,134,416)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and its subsidiary not to the selling stockholders.

Risk Related to Our Company

The report of the independent registered public accounting firm on our 2013 and 2012 financial statements contains a going concern qualification.

The report of the independent registered public accounting firm covering our financial statements for the years ended December 31, 2013 and December 31, 2012 stated that certain factors, including that we are a development stage company and we have a working capital and shareholder deficit, raise substantial doubt as to our ability to continue as a going concern.  Because we are not yet producing revenue, we are dependent upon raising capital to continue our business.  If we are unable to raise capital, we may not be able to continue as a going concern.

We may be unable to maintain an effective system of internal controls and accurately report our financial results or prevent fraud, which may cause our current and potential stockholders to lose confidence in our financial reporting and adversely impact our business and our ability to raise additional funds in the future.

Effective internal controls are necessary for us to provide reliable financial statements and effectively prevent fraud.  We have no internal accounting staff.  As we noted in our annual report on Form 10-K for the year ended December 31, 2013, we reported that our internal control over financial reporting was not effective for the purposes for which it is intended because we had material weaknesses:  We did not have a system in place to ensure all of our consulting agreements are timely reconciled to the financial statements.  Though we have taken some steps to address our material weaknesses in our internal control over financial reporting, including education of management of disclosure requirements and financial reporting controls, we still have not eliminated the material weakness in our internal controls over financial reporting.  If we cannot provide reliable financial statements or prevent fraud, our operating results and our reputation could be harmed as a result, causing stockholders and/or prospective investors to lose confidence in management and making it more difficult for us to raise additional capital in the future.

In our “Management's Annual Report on Internal Control Over Financial Reporting” that appeared in our annual report on Form 10-K for the year ended December 31, 2013, we reported that our internal control over financial reporting was not effective for the purposes for which it is intended based on the following material weaknesses:

●	We do not have a system in place to ensure all of our consulting agreements are timely reconciled to the financial statements.

●	We failed to properly account for the embedded derivative liability associated with the CEO’s employment agreement in our quarterly and annual reports.

As reported in our most recent Annual Report we had taken the following remediation steps to help address our material weaknesses in our internal control over financial reporting:

1.	We will continue to educate our management personnel to comply with the disclosure requirements of Securities Exchange Act of 1934 and Regulation S-K;
2.	We will increase management oversight of accounting and reporting functions in the future; and
3.	We will hire personnel to handle our accounting and reporting functions.

We do not expect to remediate the weaknesses in our internal controls over financial reporting until the time when we start to commercialize a recombinant fiber (and, therefore, may have sufficient cash flow for hiring personnel to handle our accounting and reporting functions).

We currently do not have any patent rights in the products we are seeking to develop and we currently license the genetic sequences and genetic engineering technology we need to develop our products.  If any third party challenges our claim to intellectual property rights in the fiber products we are seeking to develop or the intellectual property rights that we license, our business may be materially harmed

We have no patents or design patents on any of the fiber products we are seeking to develop.  It is possible that the fiber products we are seeking to develop could be imitated or directly manufactured and sold by a competitor.  In addition, some or all of our research, development ideas and proposed products may be covered by patent rights held by some other entity.  In that event, we could incur devastating liability and be forced to cease operations.

We entered into intellectual property licensing agreements with Notre Dame and the University of Wyoming.  Pursuant to these licensing agreements, we have obtained certain exclusive rights to use intellectual property and genetic sequences owned by these universities.  However, we have no guarantee of the viability of these intellectual property rights or the rights that we have licensed do not infringe on the legal rights of third parties.  The intellectual property rights that we have licensed could be challenged or voided or that the licensed intellectual property is worthless and without utility.  We may also need to license additional intellectual property from persons or entities in order to successfully complete our research and development, and we cannot be certain that we would be able to enter into a license agreement with such persons or entities.  In which event our operations will be adversely affected and our prospects negatively affected.

The 110,000,000 shares we are registering for resale hereunder may not be enough to access the full $7,500,000 available under our equity line agreement with Calm Seas Capital, LLC

We have elected to register for resale 110 million shares of our Class A Common Stock under our equity line agreement with Calm Seas. By choosing to register this number of shares, we may not be able to receive the full $7,500,000 available to us under the Calm Seas agreement unless our stock price were to increase to at approximately $0.068 per share from its price of $0.04 per share as of the date of this Registration Statement.  In the event we are not able to receive the full $7,500,000 from Calm Seas, we may have to seek capital from other sources to fund our operations which may not be available to us.

Whether our stock price will reach $0.068 is dependent on a number of factors such as the progress of our business and commercialization of our Monster Silk™ and whether sales of our Class A Common Stock by Calm Seas after we put stock to them have the effect of depressing our stock price below $0.068 even if there are positive developments in our business.

Existing stockholders could experience substantial dilution upon the issuance of Class A common stock pursuant to an equity line we have with Calm Seas Capital.

Under the Equity Line Financing set forth in the Letter Agreement with Calm Seas Capital, we may put up to $200,000 of our Class A common stock to Calm Seas per month.  Notwithstanding the $200,000 ceiling for monthly puts under the Letter Agreement, if both we and Calm Seas agree, we may submit one or more additional puts during any given month to the extent we need additional capital for our operations and/or our product development.  When we exercise our put Calm Seas will purchase such shares at a price per share equal to 80% of the lowest price of our Class A common stock during the five consecutive trading days immediately following the put date (as defined on page 2 of this prospectus).  Our equity line with Calm Seas Capital contemplates our future possible issuance of up to an aggregate 110,000,000 shares of our Class A common stock as a result of this prospectus, subject to certain restrictions.  Currently, we believe it is likely we will need to draw the full amount available under this equity line prior to the expiration of the equity line. If the terms and conditions of the equity line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all of the 110,000,000 shares of our common stock to Calm Seas Capital, the ownership by our existing non-affiliate stockholders will be diluted by approximately 8.4% based on 405,915,817 shares of Class A common stock held by non-affiliates on October 31, 2014.  Additionally, if we are unable to raise $7,500,000 in proceeds from the sale of the entire 110,000,000 shares to Calm Seas Capital under the equity line financing, we will seek funding from other capital sources.  In such cases, we expect that we would have to issue a significant number of additional shares that would further dilute existing shareholders.

We may not successfully manage any growth that we may experience.

Our future success will depend upon not only product development but also on the expansion of our operations and the effective management of any such growth, which will place a significant strain on our management and on our administrative, operational, and financial resources. To manage any such growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed as our growth could be adversely affected by such mismanagement.

Our initial development of recombinant silk fiber from the transgenic silkworm and other product development programs depend upon third-party researchers who are outside our control.

We depend upon independent researchers and collaborators, such as universities and their staff, to conduct our development of a transgenic silkworm and recombinant silk polymers, such as spider silk.  Such researchers and collaborators perform services under agreements with us. Such agreements are often standard-form agreements typically not subject to extensive negotiation.  These researchers or collaborators are not our employees, and in general we cannot control the amount or timing of resources that they devote to our product development programs.  These researchers and collaborators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our transgenic silkworm development and our product development programs, or if their performance is substandard, our introduction of protein based fiber products will be delayed or may not result at all.  These researchers and collaborators may also have relationships with other commercial entities, some of whom may compete with us.

If conflicts arise with our collaborators, they may act in their self-interests, which may be adverse to our interests.

Conflicts may arise in our collaborations we have entered into or may enter into due to one or more of the following:

●	disputes with respect to payments that we believe are due under a collaboration agreement;

●	disagreements with respect to ownership of intellectual property rights;

●	unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities, or to permit public disclosure of these activities;

●	delay of a collaborator’s development or commercialization efforts with respect to our product development; or

●	termination or non-renewal of the collaboration.

In addition, in our collaborations, we may be required to agree not to conduct independently, or with any third party, any research that is competitive with the research conducted under our collaborations. Our collaborations may have the effect of limiting the areas of research that we may pursue, either alone or with others. Our collaborators, however, may be able to develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations.

If we lose the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of our founder and sole officer and director, Kim Thompson.  Mr. Thompson is critical to our overall management as well as the development of our technology, our culture and our strategic direction.  We do not maintain a key-person life insurance policy on Mr. Thompson.  The loss of Mr. Thompson would materially harm our business.

As our business grows, we will need to hire highly skilled personnel and, if we are unable to retain or motivate hire additional qualified personnel, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals.  Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our company.  Despite the current economic conditions, competition in our industry for qualified employees remains intense as the skills we require in our employees are highly specialized.  We compete with companies in the biotechnology and pharmaceutical industries that seek to retain scientists with genetic engineering experience and expertise.  Competition for qualified individuals remains intense despite the current economic conditions, which have somewhat softened demand for qualified personnel.  However, we expect that over the longer term we will continue to face stiff competition and may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any products we may develop, we may not be able to generate product revenue.

We do not currently have an organization for the sales, marketing and distribution of any fiber products that we expect to develop.  In order to market any products that may be developed, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so.  The cost of establishing and maintaining a sales force may exceed its cost effectiveness.  Furthermore, we will compete with many companies that currently have extensive and well-funded marketing and sales operations.  Our marketing and sales efforts may be unable to compete successfully against these companies.  If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

We are a development stage company, and we may be unable to generate significant revenues and may never become profitable.

We are a development stage company that has not generated any revenues to date.  We expect to incur significant research and development costs for the foreseeable future.  We may not be able to successfully achieve a transgenic silkworm and/or successfully market fiber products we produce in the future that will generate significant revenues.  In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

●
raise sufficient additional capital in the public and/or private markets to continue the development of the transgenic silkworm, demonstrate the ability to produce commercial volumes of recombinant silk fibers or product effective polymer fibers using such recombinant silk fibers;

●	develop and manufacture specialty fibers achieve market acceptance;

●	develop and maintain relationships with key vendors that will be necessary to optimize the market value of the fibers we develop;

●
maintain relationships with strategic partners that will be necessary to manufacture the fibers we develop or develop relationships with potential strategic partners which may license or distribute fiber products that we develop;

●	respond effectively to competitive pressures; or

●	recruit and build a management team to accomplish our business plan.

If we are unable to accomplish these goals, our business is unlikely to succeed.

As a result of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

We have a limited operating history from which to evaluate our business.  We have not generated any revenues to date, and we have not produced a transgenic silkworm nor have we demonstrated the viability of our technology.  Our failure to develop a transgenic silkworm would have a material adverse effect on our ability to continue operating.  Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development.  We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Because of this limited operating history and because of the emerging nature of our fiber product we are seeking to develop, our historical financial data is of limited value in estimating future operating expenses.  Our budgeted expense levels are based in part on our expectations concerning future revenues.  However, our ability to generate any revenues depends largely on our ability to (i) develop a transgenic silkworm and (ii) create polymer fibers from the silk created by such transgenic silkworms.  Moreover, even if we successfully develop a transgenic silkworm and polymer fibers from recombinant silk fibers, the size of any future revenues depends on the market acceptance of such fibers we develop, which is difficult to forecast accurately.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control.  For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance.  Our quarterly and annual expenses are likely to increase substantially over the next several years depending upon the level of fiber development activities.  Our operating results in future quarters may fall below expectations.  Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share.

We have limited intellectual property protection in overseas markets, which could affect our ability to grow our markets and increase our revenue.

The intellectual property that we licensed from Notre Dame and the University of Wyoming is covered by a series of US patents and US patent applications with limited or no international patent protection.  Overseas competitors could be using the same technology that we have licensed, which would affect our ability to expand our markets beyond the United States.  We are aware that laboratories and potential competitors overseas are using the “piggyback” gene splicing technology for the genetic modification of silkworm.  Such limited overseas intellectual property could affect our ability to introduce fiber products in overseas markets or effectively compete in such markets.

The patents underlying our license agreements could expire prior to our commercializing our specialty fibers, which would result in the loss of our competitive edge and could negatively impact our revenues and results of operations.

The patent rights that we license could expire before we are ready to market or commercialize any fiber product, or while we are still in research and development of proposed products.  In which event the patents would be worthless and would not protect us from potential competitors who would then have low barriers to entry and who would be in a position to compete more effectively with us.

Our license agreements restrict us from developing products for certain markets.

Some, but not all, of the gene sequences that we have licensed from Notre Dame and the University of Wyoming are covered by restrictions in the licensing agreement which preclude their use by us for sporting goods and medical applications.

Our management has no previous experience in developing, marketing or selling recombinant fiber which may have a negative effect on our ability to develop or sell our products.

Our current management has no previous experience in developing, marketing or selling recombinant fiber and the other products that we intend to develop and market.  Additionally, our current management has no experience in the business of scientific research and development, which is critical to our success.  The inexperience of our management may negatively affect our ability to succeed in developing, marketing and/or distributing our proposed products.

We are unprepared for technological changes in our industry, which could result in our products being obsolete or replaced by better technology.

The industry in which we participate is subject to rapid business and technological changes.  The business, technology, marketing, legal and regulatory changes that could occur may have a material adverse impact on us.  New inventions and product innovations may make our proposed products obsolete.  Other researches may develop and patent technologies which make our line of research obsolete.  We may not have the financial or technical ability to keep up with its competitors.

Our business is based on unproven scientific research and makes our business highly risky.

We are engaging in research and development of new recombinant silk fibers.  Due to the speculative nature of this scientific research, our chances of success are speculative and we cannot be certain that we will succeed in developing new fibers or that our use of novel transgenic methods will be successful.  An investment in us, therefore, is highly speculative and risky.

The fibers we develop could expose us to product liability claims and government regulation, which could have a negative impact on our results of operations.

The fibers we are seeking to develop may subject us to product liability claims if widely used, including but not limited to design defect, environmental hazards, quality control, and durability of product.  This potential liability is increased by virtue of the fact that our products in development may be used as protective and safety materials.  There is tremendous potential liability to any person who is injured by, or while using, one of our products.  As a manufacturer, we may be strictly liable for any damage caused by our products.  This liability might not be covered by insurance, or may exceed any coverage that we may obtain.

Additionally, our products, if successfully developed, will be produced by means of genetic engineering.  These transgenic methods may carry inherent environmental risks and the production of the products may therefore also be heavily regulated by the government.  We may face changes in governmental regulation policies and practices which could have a significant adverse effect on us and our ability to develop, produce and market any products.

Our operations would be negatively affected by any dispute with our partner Universities or by labor unrest (such as disputes, strikes or lockouts) between such Universities and its academic staff.

We have signed intellectual property, sponsored research and collaborative research agreements with one or more universities.  The continued cooperation of university(s), as well as the cooperation of other institutions and or universities is essential for our success of the Company. In the event of a material dispute with the university(s), such a dispute could create a cessation of operations for a period of time that could be detrimental to our operations and survival.  Additionally, in the event of a material dispute between such universities and its employees could create a cessation of operations for period of time that could be detrimental to our product development.

Unforeseen circumstances may require us to use the proceeds from the Equity Line Financing in a manner not set forth in the Use of Proceeds section of this prospectus.

Management intends to use the proceeds from this offering, in part, to pay off some of unpaid salary we owe to our Chief Executive Officer (which we have accounted for as an accrued expense and which amount bears interest at the rate of three percent per annum and is due on demand by our Chief Executive Officer) and accounts payable, including contractual obligations associated with this offering.  However, results of our research and development may not go as we hope and we may have to conduct further research and development that we currently do not expect that we will have to do.  In such event, the funds used for these purposes will require us to raise additional capital.

Our competitors are larger competitors with greater financial resources than we have and we may face increased competition due to the low barriers of entry to our industry.

We compete directly with numerous other companies with similar product lines and/or distribution that have extensive capital, resources, market share, and brand recognition.  There are few barriers to entry on the industry in which we compete.  This creates the strong possibility of new competitors emerging, and of others succeeding in developing the same or similar fibers that we are trying to develop.  The effects of this increased competition may be materially adverse to us and our stockholders.

We may face various governmental regulation, which could increase our costs and lower our future profitability.

Governmental regulation regarding import/export, taxes, transgenic, scientific research and university based research, biological research; transgenic product manufacture and distribution, environmental regulation and packaging requirements may be adverse to our operations, research and development, revenues, and potential profit.  We are especially at risk from governmental restriction and regulations related to the development of materials by use of transgenic organisms.  Federal and state regulations impose strict regulation on the use, storage, and transportation of such transgenic organisms.  Such rules impose severe penalties on us for any breach of regulations, for any spill, release, or contamination caused while the substances are under our direct or indirect ownership or control.  We are not aware of any such breach of governmental regulation, or of any spill, release, or contamination.  If such a release, or other regulatory breach does occur in the future, the resulting clean-up costs, and/or fines and penalties, would cause a material negative effect on the Company and its financial future.  In that event, investors could expect to lose their entire investment.

Risks Related to Our Stock

We may need to raise additional capital by sales of our Class A common stock, which may adversely affect the market price of our Class A common stock and your rights in us may be reduced.

We expect to continue to incur product development and selling, general and administrative costs, and in order to satisfy our funding requirements, we will need to sell additional equity securities, in transactions similar in size and scope to our Equity Line Financing covered by this prospectus.  Such additional sales of equity securities may be subject to registration rights.  The sale or the proposed sale of substantial amounts of our Class A common stock in the public markets may adversely affect the market price of our Class A common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences or privileges than our existing Class A common stock.

There is no assurance of an established public trading market.

A regular trading market for our Class A common stock may not be sustained in the future. FINRA has enacted changes that limit quotation on the OTCQB to securities of issuers that are current in their reports filed with the SEC. The OTCQB is an inter-dealer, over-the-counter quotation medium that provides significantly less liquidity than a listing on the NASDAQ Stock Markets or other national securities exchange. Quotes for stocks included on the OTCQB are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTCQB may be difficult to obtain and holders of Class A common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our Class A common stock will be influenced by a number of factors, including:

●	the issuance of new equity securities pursuant to a future offering;

●	competitive developments;

●	variations in quarterly operating results;

●	change in financial estimates by securities analysts;

●	the depth and liquidity of the market for our Class A common stock;

●	investor perceptions of our company and the technologies industries generally; and

●	general economic and other national conditions.

Our Class A common stock is considered “a penny stock” and, as a result, it may be difficult to trade a significant number of shares of our Class A common stock.

The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. Since our Class A common stock has been eligible for quotation on the OTCQB, the market price of our Class A common stock has been less than $5.00 per share.  As a result of our prior private placements, we will have increased the number of shares outstanding by almost ten-fold.  Consequently, it is likely that the market price for our Class A common stock will remain less than $5.00 per share for the foreseeable future and therefore may be a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our Class A common stock and may affect the ability of investors hereunder to sell their shares. In addition, because our Class A common stock is traded on the OTC Markets, investors may find it difficult to obtain accurate quotations of the stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We do not intend to pay dividends.

We have never declared or paid any dividends on our securities. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

Risk Factors Related to the Equity Line Financing and this Offering

We are registering an aggregate of 110,000,000 shares of Class A Common Stock to be issued under the Equity Line Financing.  The sale of such shares could depress the market price of our Class A common stock.

We are registering an aggregate of 110,000,000 shares of our Class A common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line Financing. The sale of these shares into the public market by Calm Seas could depress the market price of our common stock. As of October 31, 2014 there were 673,974,429 shares of our common stock issued and outstanding.

We may not have access to the full amount under the Equity Line.

As of October 31, 2014, the closing market price of our common stock was $0.0401. There is no assurance that the market price of our Class A common stock will increase substantially in the near future. The entire commitment under the Equity Line Financing is $7,500,000 as of the date of this prospectus.  We would need to maintain the market price of our Class A common stock at approximately $0.0853 in order to have access to the full amount under the Equity Line Financing.   Since January 1, 2012, the lowest and the highest prices at which our Class A common stock has been trading were $0.034 and $0.136 per share, respectively.  We expect that, initially, the resale by Calm Seas Capital of the shares of our Class A common stock that we will sell to them under our Equity Line Financing will cause our stock to decrease.  However, if we are able to report positive developments in our research and development efforts, we expect that such announcements will cause our stock price to increase sufficiently to a price per share above the price we need to allow us to obtain $7,500,000 gross proceeds under the Equity Line Financing.   If we achieve our research and development goals, we expect that the announcement of such achievements will have a significant positive impact on the price of our Class A common stock.  Technology research and development is very risky.  We cannot be certain that we will achieve our research and development goals.  Any setbacks in our research and development activities may cause our stock price to drop, in which event we would probably not be able to raise $7,500,000 under our Equity Line Financing.  In the event that we raise substantially less than the maximum proceeds we expect to raise under the Equity Line Financing by the expiration of their respective terms, we will seek to raise funds from other capital sources.   Alternatively, if our research yields some promising or positive results, we may seek a corporate partner in a joint venture or licensing arrangement in which we would seek to negotiation an upfront licensing fee and/or capital investment from such corporate partner.   We have not yet identified any corporate partners for any such joint venture or licensing arrangement.

Calm Seas will pay less than the then-prevailing market price for our Class A common stock.

The Class A common stock to be issued to Calm Seas pursuant to the Letter Agreement will be purchased at a twenty percent discount to the lowest price of our Class A common stock during the five consecutive trading days immediately following the date we deliver to Calm Seas a notice of our election to put shares to it pursuant to the Letter Agreement. Calm Seas has a financial incentive to sell our Class A common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Calm Seas sells the shares, the price of our Class A common stock could decrease. If our stock price decreases, Calm Seas may have a further incentive to sell the shares of our Class A common stock that it holds. These sales may have a further impact on our stock price.

There may not be sufficient trading volume in our Class A common stock to permit us to generate adequate funds from the exercise of our put.

The Letter Agreement provides that the dollar value that we will be permitted to put to Calm Seas at each drawdown will be the lesser of: (A) 200% of the average daily volume in the OTCQB of the Class A common stock for the ten trading days prior to the date we deliver to Calm Seas a notice of our put, multiplied by the average of the ten daily closing prices immediately preceding the date we deliver a put notice to Calm Seas, or (B) $100,000.   We will automatically withdraw our put notice to Calm Seas if the lowest price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing bid price for our Class A common stock for the ten (10) trading days prior to the put date.  If the average daily trading volume in our Class A common stock is too low, it is possible that we would exercise a put for less than $100,000, which may not provide adequate funding for our planned operations.

The selling shareholder may engage in hedging transactions, other than short sales, which may result in broker-dealers or other financial institutions engaging in short sales for their own account and not for the benefit of the selling security holder, which may cause a steep decline of our share price.

In connection with the distribution of the Class A common stock or otherwise, the selling shareholder may enter into hedging transactions, other than short sales, with broker-dealers or other financial institutions.  In connection with such hedging transactions, broker-dealers or other financial institutions may, for their own account and not for the benefit of Calm Seas Capital, engage in short sales of shares in the course of hedging the positions they assume with the selling shareholder.  If there are significant short sales of our stock by such broker-dealers or other financial institutions, the price decline that would result from this activity will cause our share price to decline which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market.  If there is an imbalance on the sell side of the market our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

Shares eligible for future sale by our current shareholders may adversely affect our stock price.

Sales of substantial amounts of Class A common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

If we fail to remain current on our reporting requirements, we could be removed from the OTCQB, which would limit the ability of Broker-Dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies trading on the OTCQB, such as Kraig Biocraft Laboratories, must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB.  If we fail to remain current on our reporting requirements, we could be removed from the OTCQB.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Calm Seas. However, we will receive proceeds from the sale of our common stock to Calm Seas pursuant to the put right under the Letter Agreement. We intend to use the proceeds from our exercise of the put options pursuant to the Letter Agreement for working capital.

The proceeds from the Equity Line Financing will be used for working capital including employee salaries, the costs of our research and development obligations under the agreement with the University of Notre Dame, the cost of increasing our production, the costs relating to commercializing our products, the costs related to our operation as a public company (primarily, legal and accounting fees) as well legal fees for securing our intellectual property, rent and telecommunications (phone, fax and Internet).  Consequently, we believe that it is highly likely that we will use all $7,500,000 of the proceeds we expect to raise from the equity line financing.  We also expect to be able to raise the full $7,500,000 from the Equity Line Financing.  We believe that positive results of our research and development efforts under our arrangement with the University of Notre Dame will help increase our stock price and, therefore, reduce the number of shares we will need to put to Calm Seas in order to raise the full $7,500,000 in gross proceeds we are seeking to raise under the equity line financing.

In the event we are unable to raise the full $7,500,000 from the equity line financing, we would use the proceeds in the following priority: (i) research and development expenses, (ii) employee salaries, cost of benefits and payroll taxes, (iii) rent and telecommunications, (iv) legal expenses (both SEC and intellectual property) and accounting expenses, press release and EDGAR filing services and transfer agent expenses, (v) postage/shipping, office equipment and office supplies, (vi) auto and travel expenses, (vii) increasing production and commercialization of our products, (viii) payments for a portion of the amount owed by the Company to its CEO for the transfer of intellectual property to the Company, which has been recorded in the financial statements as royalty payments due to a related party, and (ix) reserves to cover expenses due to contingent events.

In the event that we raise substantially less than the maximum proceeds we expect to raise under the equity line financing by the expiration of their respective terms, we will seek to raise additional capital from other investors.

SELLING SHAREHOLDER

The following table sets forth the name of the selling shareholder, the number of shares of common stock owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares that the selling shareholder will own after the sale of the registered shares, assuming all of the shares are sold.  The information provided in the table and discussions below has been obtained from the selling shareholder.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. As of October 31, 2014, there were 673,974,429 shares of our common stock issued and outstanding.

On September 14, 2009, we entered into the Amended Letter Agreement with Calm Seas to raise up to $1,000,000 through an equity line financing.   On June 28, 2011 we entered into the Letter Agreement with Calm Seas to raise up to $1,500,000 through an equity line financing.  On April 30, 2013, we entered into the Letter Agreement with Calm Seas to raise up to $2,500,000 through an equity line financing. On October 2, 2014, we entered into the Letter Agreement with Calm Seas to raise up to $7,500,000 through an equity line financing. Except as described above, to our knowledge Calm Seas has not had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

During fiscal year 2013, the Company exercised a total of twelve puts under the Calm Seas equity line for an aggregate amount of $1,050,000 and the Company’s stock price in year 2013 ranged from $0.036 to $0.136. Of the twelve puts, the Company’s stock price remained stable in the five-week period following three puts, our stock price declined by approximately 13% to 25% in the five-week period following four puts, and our stock price increased by approximately 14% to 86% during the five-week period following five puts.

During fiscal year 2012, the Company exercised a total of five puts under the Calm Seas equity line for an aggregate amount of $425,000 and the Company’s stock price in year 2012 ranged from $0.03 to $0.108. Of the five puts, the Company’s stock price remained stable in the five-week period following three puts, our stock price declined by 17% in the five-week period following one put, and our stock price increased by approximately 100% during the five-week period following one put.

During fiscal year 2011, the Company exercised a total of seven puts under the Calm Seas equity line for an aggregate amount of $700,000 and the Company’s stock price in year 2011 ranged from $0.06 to $0.161. Of the seven puts, the Company’s stock price remained stable in the five-week period following two puts, our stock price declined by approximately 20% in the four-week period following three puts, and our stock price increased by approximately 25% to 30% during the four to five weeks after two puts.

During fiscal year 2010, the Company exercised a total of five puts under the Calm Seas equity line for an aggregate amount of $245,000 and the Company’s stock price in year 2010 ranged from $0.01 to $0.24.  Of the five puts, the Company’s stock price declined by approximately 30% in the four-week period following one put, the stock price increased between 15% and 400% over the four-week period following the four puts.

In addition, in fiscal year 2010, there were a total of two issuances for a total of 6,548,620 shares to Calm Seas as a result of the conversion of twelve convertible notes acquired by Calm Seas and a total of one issuance of 6,000,000 shares as a result of the exercise of twelve warrants held by Calm Seas. Following the aforementioned 3 issuances to Calm Seas Capital, the Company’s stock price remained flat in the four-week period following two issuances, and the Company’s stock price declined by approximately 20% in the four-week period subsequent to one issuance. In 2010 there was one issuance to Calm Seas Capital for a total of 4,000,000 shares as the result of the Company’s sale of stock to Calm Seas Capital for proceeds of $28,632. Our review of the four-week period following that sale of stock shows that our stock price made no significant movement.

Our capital raises through our equity line financings have been exclusively with Calm Seas Capital.  We have not entered into any financing agreements with any affiliate of Calm Seas Capital. We have not issued any put to any affiliate of Calm Seas Capital, nor have we issued any stock in exchange for financing with any affiliate of Calm Seas Capital.

An equity line financing, such as our past equity lines with Calm Seas Capital by its nature, increases the number of outstanding shares and places downward pressure on stock price.  We have reviewed our past equity lines with Calm Seas Capital and have not identified any direct correlation between the issuance of  shares to Calm Seas Capital pursuant to the puts under the past equity lines and changes in our stock price following such issuance.  However, in aggregate, our stock price has declined since its highs in 2010 and during the same time period we have been issuing shares pursuant to the puts to Calm Seas Capital under our past equity lines. Such puts do tend to put downward pressure on stock prices.  Some portion of the reduction in our share price since 2010, which we cannot estimate, can be attributed to the past equity line financings.  However, the Company believes the downward pressure on our stock price since its high 2010 is also related to fundamental factors concerning our path to commercialization and the fact that we have not yet commercialized our Monster Silk™ product.

Of the total proceeds received from the Calm Seas equity lines, the Company paid to the University of Notre Dame, under the Intellectual Property/ Collaborative Research Agreement, research and development costs of $177,800 in 2011, $315,990 in 2012 and $428,394 in 2013.  In addition, in 2013 the Company has paid to the University of Notre Dame $110,736 for reimbursement of costs associated with the filing and maintaining of patent applications relating to the technology developed within the University laboratories for which the Company has exclusive commercialization rights. The Company utilized the remaining proceeds for general corporate purposes such as payroll, rent and legal expenses, etc. With the funds from the equity lines, the Company was able to continue its endeavor to build its intellectual property portfolio and advance its technology with the goal of commercialization, which the Company believes will ultimately drive up the value of our stock price.

Except as described above, to our knowledge Calm Seas has not had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

Beneficial Ownership of Class A Common Shares Prior to this Offering			Number of Shares to be Sold	Beneficial Ownership of Class A Common Shares after this Offering
Selling Shareholder	Number of Shares	Percent of Class (3)	Under this Prospectus (1)	Number of Shares (2)	Percent of Class (3)

Calm Seas Capital, LLC. (4)	110,000,000	14.0%	110,000,000	0	0%
377 S. Nevada St.
Carson City, NV 89703

Total	110,000,000	14.0%	110,000,000	0	0%

(1)
The number of shares set forth in the table includes an estimate of the number of common shares to be offered by the selling shareholder.  We have assumed that all of the shares of common offered under this prospectus will be sold. However, as the selling shareholder can offer all, some or none of its shares of common stock, no definitive estimate can be given as to the number of shares that the selling shareholder will offer or sell under this prospectus.

(2)	Assumes the sale of all shares offered by the selling shareholder

(3)	Based on 783,974,429 shares of Class A common stock outstanding after the completion of the offering.

(4)	Calm Seas Capital, LLC is a Nevada limited liability company. Michael McCarthy is the managing member of Calm Seas with voting and investment power over the shares.

Equity Line Financing

The selling security holder is reselling shares of our Class A common stock sold to it by our exercise of the put right under the Letter Agreement.  Each month we may put up to an aggregate of $200,000 of our Class A common stock to Calm Seas, which will purchase such shares at a price per share equal to 80% of the lowest price of our Class A common stock during the five consecutive trading days immediately following the date the notice of our election to put shares pursuant to the Letter Agreement is delivered to Calm Seas (the date of delivery of such notice is referred to as the “put date”).  Notwithstanding the $200,000 ceiling for each monthly put, if both we and Calm Seas agree, we may submit one or more additional puts during any given month to the extent we need additional capital for our operations and/or our product development.  We can only submit such additional put(s) if Calm Seas Capital agrees to it.  Furthermore, the additional put is subject to the $7,500,000 limitation of this offering.  The additional put allows us to obtain additional capital in the event that our product development proceeds quicker than we expect.

We will automatically withdraw our put notice to Calm Seas if the lowest price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing bid price for our Class A common stock for the ten (10) trading days prior to the put date.

The selling shareholder will not receive any compensation, fees or commissions under the Letter Agreement.

We expect to be able to raise the full $7,500,000 from the Equity Line Financing available as of the date of this prospectus.  We believe that if we achieve positive results from our research and development efforts those results may help increase our stock price and, therefore, reduce the number of shares we will need to put to Calm Seas in order to raise the full $7,500,000 in gross proceeds we are seeking to raise under the Equity Line Financing.

Our equity line with Calm Seas Capital contemplates our future possible issuance of up to an aggregate 110,000,000 shares of our Class A common stock as a result of this registration statement, subject to certain restrictions. Currently, we believe it is likely we will need to draw the full amount available under this equity line prior to the expiration of the equity line. If the terms and conditions of the equity line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all of the 110,000,000 shares of our common stock to Calm Seas Capital, the ownership by our existing non-affiliate stockholders will be diluted by approximately 8.4% based on 405,915,817 shares of Class A common stock held by non-affiliates on October 31, 2014. If we issue all of the shares under the equity line, we would have 783,974,429 shares issued and outstanding, of which 515,915,817 shares will be held by non-affiliates, resulting in a 27.1% increase in the public float. We expect that the initial issuance of the shares under the equity line and subsequent resale by Calm Seas Capital will probably cause our share price to decrease. However, we also expect that with a substantial amount of the proceeds from the equity line being spent on research and development activities we may be able to offset such downward pressure on our stock price with announcements of our ongoing research and development. If our research and development efforts are positive, we would expect that the announcement of such result would cause our share price to increase. Conversely, if our research and development efforts fail to produce positive results, we would expect that such result would cause a significant decrease in our stock price.

In the event that we raise substantially less than the maximum proceeds we expect to raise under the Equity Line Financing by the expiration of their respective terms, we will seek to raise additional capital from other sources.

Bridge Investment

Pursuant to the 2009 Letter Agreement, Calm Seas Capital made a Bridge Investment in the Company in the aggregate amount of $120,000, of which $100,000 was paid promptly after the 2009 Letter Agreement was signed in July 2009 and the remaining $20,000 was paid in late September 2009.  In this Bridge Investment, Calm Seas Capital purchased (i) twelve convertible debentures, each in the principal amount of $10,000 (the “Bridge Debentures”) and (ii) twelve warrants each exercisable for the purchase of 500,000 shares (the “Bridge Warrants”).  In February and April 2010, Calm Seas Capital has converted $115,000 of the principal amount of the debentures into shares of our Class A common stock, and $5,000 of convertible debt remained outstanding. At December 31, 2010, pursuant to the agreement, all outstanding principal and accrued interest on the convertible debt was due, and the conversion rights of the holder terminated. In addition, on October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 Bridge Warrants. In 2013, the note holder forgave the $5,000 convertible note balance along with accrued interest of $1,775.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling shareholder to offer and sell up to an aggregate of 110,000,000 shares at such times and at such places as it chooses.  The decision to sell any shares is within the sole discretion of the holder thereof.

The distribution of the Class A common stock by the selling shareholder may be effected from time to time in one or more transactions.  Any of the Class A common stock may be offered for sale, from time to time, by the selling shareholder, or by permitted transferees or successors of the selling shareholder, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise.

The Class A common stock may be sold by one or more of the following:

●
On the OTCQB or any other national common stock exchange or automated quotation system on which our Class A common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

●	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

- Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

- Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

●	Ordinary brokerage transactions.

●	Directly to one or more purchasers.

●	A combination of these methods.

Calm Seas and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

In connection with the distribution of the Class A common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may, for their own account and not for the benefit of the selling shareholder, engage in short sales of shares in the course of hedging the positions they assume with the selling shareholder. Under the Letter Agreement, the selling shareholder cannot sell shares short. The selling shareholder may enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the Class A common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. The selling shareholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may affect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling shareholder or its underwriters, dealers or agents may sell the Class A common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or re-allowed. Underwriters, dealers, brokers or other agents engaged by the selling shareholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the Class A common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling shareholder  will not engage in any stabilization activity in connection with our Class A common stock, will furnish each broker or dealer engaged by the selling shareholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any Class A common stock of our or attempt to induce any person to purchase any of the Class A common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of Class A common stock offered by the selling shareholder. We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We have agreed to pay all expenses of the registration of the shares of common stock; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF SECURITIES
General

Our original articles of incorporation authorized 60,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock with no par value per share and 10,000,000 shares of preferred stock with no par value per share. On March 18, 2009, we amended our articles of incorporation to provide for unlimited authorized shares, no par value, of Class A common stock and Class B common stock, and preferred stock. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of October 31, 2014, 673,974,429 shares of common stock Class A were issued and outstanding and held by 26 shareholders of record, and we had no shares of Class B common issued and outstanding. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of Class A common stock and Class B common stock do not have cumulative voting rights.

Holders of a majority of the shares of both classes of common stock voting for the election of directors can elect all of the directors. Holders of both classes of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of both classes of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of both classes of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Effective December 17, 2013, the Company amended its Articles of Incorporation to designate Series A of the Company’s preferred stock, no par value. Under the amendment, there are two shares of Series A preferred stock authorized. The holder of each share of the Series A preferred stock is entitled to vote together with the holders of the Company’s common stock on all matters upon which the Company’s stockholders may vote.

Each share of Series A preferred stock is entitled to 200,000,000 votes on all such matters. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock at the holder’s option.  On December 19, 2013, the Company issued two shares of Series A preferred stock to Kim Thompson, the Company’s founder and CEO.

The shares of Series A preferred were issued to Mr. Thompson in exchange for an agreement to extend to October, 30, 2014 the date on which the Company would pay certain debts owed to Mr. Thompson.  As part of the transaction, Mr. Thompson also agreed to forgive $30,000 which the Company owed to him as compensation. In connection with the transaction, the Company incurred a loss on settlement of debt of $5,187,800.

Dividends

Since inception we have not paid any cash dividends on our Class A common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements for the years ended December 31, 2013 and 2012 included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC and PS Stephenson & Co., P.C., respectively, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview

Kraig Biocraft Laboratories, Inc. is a corporation organized under the laws of Wyoming on April 25, 2006. We were organized to develop high strength fibers using recombinant DNA technology, for commercial applications in both the specialty fiber and technical textile industries. Specialty fibers are engineered for specific uses that require exceptional strength, flexibility, heat resistance and/or chemical resistance. The specialty fiber market is exemplified by two synthetic fiber products: aramid fibers and ultra-high molecular weight polyethylene fiber. The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials).

We are using genetic engineering technologies to develop fibers with greater strength, resiliency and flexibility for use in our target markets, namely the textile, specialty fiber and technical textile industries.

Collaborative Research and Licensing

In 2006, the Company entered into a licensing agreement with the University Of Wyoming, which granted the Company the exclusive global rights to use and commercialize patented genetic sequences in silkworm.  In exchange for this license the University of Wyoming received $10,000 cash payment and the University of Wyoming Foundation received 17,050,000 shares of the Company’s common stock. Under the terms of the licensing agreement, the Company is obligated to provide annual license fees of $10,000 and support the University research with $13,700 annually.  No royalties are required. This agreement has remained unchanged since 2006.  The Company has not signed any other agreements with the University of Wyoming.

In 2007, the Company entered into the first of a series of collaborative research agreements with the University of  Notre Dame (“Notre Dame”). The Company is contractually obligated to financially support the ongoing research and development of transgenic silkworms and the creation of recombinant silk fibers. In exchange, the Company has an option to obtain the exclusive global commercialization rights to the technology developed pursuant to the research effort.

The distinction between the successive collaborative research agreements with the University of Notre Dame has been the level of financial support that the Company has agreed to provide.  The trend has been for an increase in financial support for the research and development in nearly every successive agreement.  In June 2012, we entered into the Intellectual Property / Collaborative Research Agreement with Notre Dame (“2012 Notre Dame Research Agreement”). Although the 2012 Notre Dame Research Agreement expired as of the date hereof, the Company is continuing to operate under the same terms of such agreement pending negotiation and execution of a new agreement with Notre Dame. As of the date hereof, the Company is in the process of discussing a new collaborative agreement with Notre Dame. The terms under discussion are a proposed increase in financial support from approximately $450,000 under the 2012 Notre Dame Research Agreement to approximately $700,000 under the agreement under discussion.

In 2011, the Company exercised its option to obtain the global commercialization rights to the technology developed under the collaborative research agreements with Notre Dame.  That has resulted in a separate license agreement with Notre Dame.  Pursuant to that license agreement, Notre Dame has filed an international patent application and numerous national patent applications on technology relating to the creation and use of recombinant spider silks.  The license agreement obligates the Company to reimburse the University for costs associated with the filing, prosecuting and maintaining of such patents and patent applications.  In exchange for the rights to commercialization, Notre Dame has received 2,200,000 shares of the Company’s common stock and the Company has agreed to pay Notre Dame royalties of 2% of the Company’s gross sales of the licensed products and 10% of any sublicensing fees received by the Company on licensed technology. The Company has also agreed to pay to Notre Dame $50,000 a year, which is credited toward any royalties that are due. The $50,000 payment to Notre Dame is not owed for any year in which the Company is sponsoring research within Notre Dame.

Recent Developments

On October 15, 2013, the Company entered into an intellectual property agreement with a scientific researcher relating to the development of new recombinant silk fibers.  Under the terms of that agreement the scientific researcher will transfer to the Company his rights to intellectual property, inventions and trade secrets which the researcher develops relating to recombinant silk.  The researcher will receive 8,000,000 warrants of the Company’s stock, exercisable 24 months from the date of the agreement.  The researcher will also receive additional warrants when and if the researcher develops advanced recombinant silk fibers for the Company’s use.  Under the terms of the agreement the researcher will receive 10,000,000 warrants in the event that he develops a new recombinant silk fiber with certain performance characteristics, and another 10,000,000 warrants if he develops a second recombinant silk fiber with certain characteristics.  If the consultant performs the contract in good faith the consultant will be entitled to an additional 8,000 warrants.  The warrants described in this note all contain a cashless exercise provision and are exercisable on the 24 month anniversary of the date on which they were issuable under the agreement.

On February 17, 2014, the Company entered into two consulting agreements with two consultants for independent technical expertise to further the Company’s business plans and scientific research and development.  As consideration for the services performed, the Company agrees to issue the following to each of the consultants:

●
Within 30 days of the date of this agreement, a warrant for six hundred thousand shares of the Company’s common stock to be exercisable on the 14 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Within 30 days of the date of this agreement, a warrant for one million shares of the Company’s common stock to be exercisable on the 20 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Within 30 days of the date of this agreement, a warrant for two million shares of the Company’s common stock to be exercisable on the 32 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Based on the consultants reaching two sets of benchmarks, two separate warrants for one million five hundred thousand shares of the Company’s common stock to be exercisable on the 28 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
On the three year anniversary, assuming the consultant acted in good faith and the Company’s board of directors approval, a warrant for one million five hundred thousand shares of the Company’s common stock to be exercisable on the 28 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

The Market

We are focusing our work on the creation of new fibers with unique properties including fibers with potential high performance and technical fiber applications. The performance fiber market is exemplified by two classes of product: aramid fibers, and ultra-high molecular weight polyethylene fiber. These products service the need for materials with high strength, resilience, and flexibility. Because these synthetic performance fibers are stronger and tougher than steel, they are used in a wide variety of military, industrial, and consumer applications.

Among the users of performance fibers are the military and police, which employ them for ballistic protection. The materials are also used for industrial applications requiring superior strength and toughness, i.e. critical cables and abrasion/impact resistant components. Performance fibers are also employed in safety equipment, high strength composite materials for the aero-space industry and for ballistic protection by the defense industry.

The global market for technical textiles has been estimated at $127 billion.

These are industrial materials which have become essential products for both industrial and consumer applications. The market for technical textiles can be defined as consisting of:

●	Medical textiles;

●	Geotextiles;

●	Textiles used in Defense and Military;

●	Safe and Protective Clothing;

●	Filtration Textiles;

●	Textiles used in Transportation;

●	Textiles used in Buildings;

●	Composites with Textile Structure;

●	Functional and Sportive Textiles.

We believe that the superior mechanical characteristics of the next generation of protein-based polymers (in other words, genetically engineered silk fibers), will open up new applications for the technology. The materials which we are working to produce are many times tougher and stronger than steel. These fibers are often referred to as “super fibers.”

The Product

Certain fibers produced in nature possess unique mechanical properties in terms of strength, resilience and flexibility.

Comparison of the Properties of Spider Silk and Steel

	Material Toughness1	Tensile Strength2	Weight3

Dragline spider silk	120,000-160,000	1,100-2,900	1.18-1.36

Steel	2,000-6,000	300-2,000	7.84
_______________
1 Measured by the energy required to break a continuous filament, expressed in joules per kilogram (J/kg). A .357 caliber bullet has approximately 925 joules of kinetic energy at impact.
2 Tensile strength refers to the greatest longitudinal stress the fiber can bear, measured by force over area in units of newtons per square meter. The measurement here is in millions of pascals.
3 In grams per cubic centimeter of material.

This comparison table was the result of research performed by Randolph Lewis, Ph.D. at the University of Wyoming. Such work was summarized in an article entitled “Spider Silk: Ancient Ideas for New Biomaterials” which was published in Chemicals Review, volume 106, issue 9, pages 3672 – 3774. The measurements in joules in the table above are a conversion from Dr. Lewis’ measurements in newtons/meter squared.

We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. For example, as noted above, the ability of spider silk to absorb in excess of 100,000 joules of kinetic energy makes it a potentially ideal material for structural blast protection.

Production of this material in commercial quantities holds the potential of a life-saving ballistic resistant material, which is lighter, thinner, more flexible, and tougher than steel. Other applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

While the properties of spider silks are well known, there was no known way to produce these fibers in commercial quantity. The spiders are cannibalistic, and cannot be raised in concentrated colonies.

Our Technology

While scientists have been able to replicate the proteins that are the building blocks of spider silk, the technological barrier that has stymied production until now has been the inability to form these proteins into a fiber with the desired mechanical characteristics and to do so in a cost effective manner.

We have licensed the right to use the patented genetic sequences and genetic engineering technology developed in university laboratories. The Company has been working collaboratively with university laboratories to develop fibers with the mechanical characteristics of spider silk. We are applying this proprietary genetic engineering technology to domesticated silkworms, which are already the most efficient commercial producers of silk.

Our technology builds upon the unique advantages of the domesticated silkworm for this application. The silkworm is ideally suited to produce recombinant protein fiber because it is already an efficient commercial and industrial producer of protein based polymers. Forty percent (40%) of the caterpillars’ weight is devoted to the silk glands. The silk glands produce large volumes of protein, called fibroin, which are then spun into a composite protein thread (silk).

We are working to use our genetic engineering technology to create recombinant silk polymers. On September 29, 2010, we jointly announced with the University of Notre Dame the success of our collaborative research with the University in creating approximately twenty different strains of transgenic silkworm which produce recombinant silk polymers. In April 2011, we entered into a licensing agreement with Sigma-Aldrich which provides us the use of Sigma-Aldrich’s zinc finger technology to accelerate and enhance our product development.

A part of our intellectual property portfolio is the exclusive right to use certain patented spider silk gene sequences in silkworm. Under the Exclusive License Agreement with The University of Wyoming, we have obtained certain exclusive rights to use numerous genetic sequences which are the subject of US patents.

The introduction of the gene sequence, in the manner employed by us, results in a germline transformation and is therefore self-perpetuating. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production.

The Company

Kraig Biocraft Laboratories, Inc. (Kraig) is a Wyoming corporation. Our shares are traded on the OTCQB under the ticker symbol: KBLB. There are 673,974,429 shares of common stock issued and outstanding as of October 31, 2014. Kim Thompson, our founder and CEO, owns approximately 39.8% of the issued and outstanding common shares. There are 2 shares of super voting preferred stock issued and outstanding as of October 31, 2014. Kim Thompson owns 100% of the issued and outstanding super voting preferred shares.

The inventor of our technology concept, Kim Thompson, is the founder of Kraig Biocraft Laboratories, Inc. Our protein expression system is, in concept, scalable, cost effective, and capable of producing a wide range of proteins and materials.

On April 8, 2011, Kraig and Sigma-Aldrich Co., an Illinois corporation (“Sigma”) entered into a License and Option Agreement. Under the terms of the agreement, Sigma will provide Kraig with its proprietary genetic engineering tools and expertise in zinc finger nuclease to enable Kraig to significantly accelerate its product development. In addition to providing the customized tools and technological know-how, Sigma has granted Kraig an option for a commercial license to use the technology in the textile, technical textile and biomedical markets. Sigma will be creating customized zinc fingers for Kraig's use in its development of spider silk polymers and technical textiles.

In September 2010 the Company announced that it had succeeded in introducing spider silk DNA in silkworm with the result that the transgenic silkworm were producing new recombinant silk fibers. These fibers are a combination of natural silkworm silk proteins and proteins that the silkworms are making as a result of the introduction of the spider silk DNA. The Company announced that it had created approximately twenty different transgenic silkworm strains producing recombinant silk.

We entered into an intellectual property and collaborative research agreement with the University of Notre Dame in 2007. That agreement was subsequently extended and expanded to include research and development of certain platform technologies with potential applications for diagnostics and pharmaceutical production. On March 20, 2010, the Company extended its agreement with Notre Dame through February 28, 2011. Pursuant to these agreements the genetic work has been conducted primarily within Notre Dame’s laboratories. On October 29, 2011, the Company entered into a license agreement with the University of Notre Dame for a term of 20 years.

We also entered into an intellectual property and sponsored research agreement with the University of Wyoming in 2006.

License Agreements/Intellectual Property

We have obtained certain rights to use a number of university created, and patented, spider silk proteins, gene sequences and methodologies.

In 2010, the University of Notre Dame filed a provisional patent application pursuant to our intellectual property and collaborative research agreement. Under the terms of that agreement the Company has an option for the exclusive commercial rights to that technology. The Company has notified the University of its exercise of that option.

We do not own any patents. We have the following trademarks registered by the U.S. Patent and Trademark Office.

Trademarked Name	Registration No.	Date of Registration:
Spiderpillar®	4,556,197	June 24,2014
Spilk®	4,556,198	June 24,2014
Spider Moth®	4,556,199	June 24,2014
Spider Worm®	4,556,200	June 24,2014
Monster Worm®	4,556, 201	June 24, 2014
Monster Silk®	4,556,202	June 24, 2014

License Agreement with Notre Dame University

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property.

In consideration of the licenses granted under the Agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales.

The Agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the Agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the Agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness, and $20,000 if the Agreement is terminated after 4 years.

Exclusive License Agreement with University of Wyoming

In May 2006, we entered into a license agreement with the University of Wyoming, pursuant to which we have licensed the right to commercialize the production by silkworms of certain synthetic and natural spider silk proteins and the genetic sequencing for such spider silk proteins. These spider silk proteins and genetic sequencing are covered by patents held by the University of Wyoming. Our license allows us only to use silkworms to produce the licensed proteins and genetic sequencing. We have the right to sublicense the intellectual property that we license from the University of Wyoming. Our license agreement with the University of Wyoming requires that we pay licensing and research fees to the university in exchange for an exclusive license in our field of use for certain university-developed intellectual property including patented spider silk gene sequences. Pursuant to the agreement, we issued 17,500,000 shares of our Class A common stock to the University Foundation. Our license agreement with the University of Wyoming will continue until the later of (i) expiration of the last-to-expire patent we license from the University of Wyoming under this license agreement in such country or (ii) ten years from the date of first commercial sale of a licensed product in such country. There are no royalties payable to the University of Wyoming under the terms of our agreement with them.

We anticipate paying all accrued fees to, or making alternative arrangements with the University within the next ninety days. If we fail to make such payment the University of Wyoming could terminate our license agreement. We anticipate that such a termination would result in a loss of three to nine months of research time and result in increased research and development costs in the range of $30,000 to $140,000.

Research and Development

On September 29, 2010 we announced that we had achieved our longstanding goal of producing new silk fibers composed of recombinant proteins. The Company intends to turn our technology to the development and production of high performance polymers.

During the fiscal years ended December 31, 2012 and 2013, we have spent approximately 7,400 and 7,000 hours, respectively, on research and development activities, which consisted primarily of laboratory research on genetic engineering by our outside consultants pursuant to our collaborative research agreement with the University of Notre Dame.

Employees

In fiscal year 2013 we had no employees other than Kim Thompson, our sole officer and director.  In the first quarter of 2014 we hired an office administrator. We plan to hire more persons on as-needed basis.

Property

We rent office space at 120 N. Washington Square, Suite 805, Lansing, Michigan 48950, which is our principal place of business.  Our current lease is on a month to month basis.  We pay an annual rent of $600 for conference facilities, mail, fax and reception services located at our principal place of business.

Legal Proceedings

To the best of our knowledge, there are no known or pending litigation proceedings against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has traded on the OTCQB system under the symbol “KBLB.”

The following table sets forth the high and low trade information for our Class A common stock for each quarter during the past two years. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

	Low Price	High Price
2014
Fourth Quarter 2014	$0.0351	$0.048
Third Quarter 2014	$0.0399	$0.062
Second Quarter 2014	$0.05	$0.0625
First Quarter 2014	$0.05	$0.067
2013
Fourth Quarter 2013	$0.0465	$0.065
Third Quarter 2013	$0.051	$0.086
Second Quarter 2013	$0.06	$0.136
First Quarter 2013	$0.0363	$0.1
2012
Fourth Quarter 2012	$0.036	$0.043
Third Quarter 2012	$0.034	$0.058
Second Quarter 2012	$0.0524	$0.075
First Quarter 2012	$0.075	$0.098

Holders

As of October 31, 2014, in accordance with our transfer agent records, we had 26 record holders of our Class A common stock.

Transfer Agent and Registrar

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ  07716 and its phone number is (732) 872-2727.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Class A common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.  Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

Kraig Biocraft Laboratories, Inc.
(a development stage company)

CONTENTS

PAGE
UNAUDITED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2013

CONDENSED BALANCE SHEETS AS OF SEPTEMBER 30, 2014 (UNAUDITED) AND DECEMBER 31, 2013	F-2

CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 (UNAUDITED) AND FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO SEPTEMBER 30, 2014 (UNAUDITED)	F-3

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO SEPTEMBER 30, 2014 (UNAUDITED)	F-4

CONDENSED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 AND FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO SEPTEMBER 30, 2014 (UNAUDITED)	F-12

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)	F-13

AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-37

BALANCE SHEETS AS OF DECEMBER 31, 2013 AND DECEMBER 31, 2012 (RESTATED).	F-38

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 (RESTATED) AND FOR THE PERIOD APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2013 (RESTATED).	F-39

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2013.	F-40

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 (RESTATED) AND FOR THE PERIOD APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2013 (RESTATED).	F-41

NOTES TO FINANCIAL STATEMENTS.	F-42

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Balance Sheets
(Unaudited)

ASSETS

	September 30, 2014	December 31, 2013

Current Assets
Cash	$726,857	$295,381
Prepaid expenses	26,351	1,743
Total Current Assets	753,208	297,124

Property and Equipment, net	9,397	14,093

Total Assets	$762,605	$311,217

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$469,961	$362,436
Current portion of loan payable	1,082	3,981
Royalty agreement payable - related party	65,292	64,720
Accounts payable and accrued expenses - related party	1,041,894	1,081,482
Total Current Liabilities	1,578,229	1,512,619

Commitments and Contingencies

Stockholders' Deficit
Preferred stock Series A, no par value;
2 and 2 shares issued and outstanding, respectively	5,217,800	5,217,800
Common stock Class A, no par value; unlimited shares authorized,
673,958,429 and 635,241,994 shares issued and outstanding, respectively	9,812,200	7,810,920
Common stock Class B, no par value; unlimited shares authorized,
no shares issued and outstanding	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	1,891,062	2,053,236
Deficit accumulated during the development stage	(17,758,686)	(16,305,358)
	.	.
Total Stockholders' Deficit	(815,624)	(1,201,402)

Total Liabilities and Stockholders' Deficit	$762,605	$311,217

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended		For the Period from April 25, 2006 (Inception) to
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	September 30, 2014

Revenue	$-	$-	$-	$-	$-

Operating Expenses
General and Administrative	31,328	772,503	826,708	833,376	4,141,738
Public Relations	-	-	-	-	619,890
Amortization of Debt Discount	-	-	-	-	120,000
Professional Fees	59,313	13,111	112,828	58,583	626,276
Officer's Salary	62,528	58,899	187,585	176,787	2,028,233
Contract Settlement	-	-	-	-	107,143
Research and Development	68,801	96,368	292,940	416,418	2,084,383
Total Operating Expenses	221,970	940,881	1,420,061	1,485,164	9,727,663

Loss from Operations	(221,970)	(940,881)	(1,420,061)	(1,485,164)	(9,727,663)

Other Income/(Expenses)
Gain on forgiveness of debt	-	6,775	19,136	6,775	25,911
Other income	-	-	-	-	7,881
Bad debt expense	-	-	-	-	(6,238)
Interest income	-	-	-	47	239
Loss on settlement of accrued payroll - related party	-	-	-	-	(5,187,800)
Change in fair value of embedded derivative liability	-	-	-	-	(2,790,185)
Change in fair value of embedded derivative liability-related party	-	-	-	-	119,485
Interest expense	(17,071)	(15,953)	(52,403)	(50,014)	(200,316)
Total Other Income/(Expenses)	(17,071)	(9,178)	(33,267)	(43,192)	(8,031,023)

Net (Loss) before Provision for Income Taxes	(239,041)	(950,059)	(1,453,328)	(1,528,356)	(17,758,686)

Provision for Income Taxes	-	-	-	-	-

Net (Loss)	$(239,041)	$(950,059)	$(1,453,328)	$(1,528,356)	$(17,758,686)

Net Income (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	665,681,446	620,402,696	658,620,828	610,945,312

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statement of Changes in Stockholders Deficit
For the period from April 25, 2006 (inception) to September 30, 2014
(Unaudited)

	Preferred Stock - Series A		Common Stock - Class A		Common Stock - Class B			Common Stock - Class A Shares		Deferred	Deficit Accumulated during
	Shares	Par	Shares	Par	Shares	Par		Par	APIC	Compensation	Development Stage

Balance, April 25, 2006	-	$-	-	$-	-	$-	-	$-	$-	-	$-	$-

Stock issued to founder	-	-	332,292,000	180	-	-	-	-	-	-	-	180

Stock issued for services ($.01/share)	-	-	17,500,000	140,000	-	-	-	-	-	-	-	140,000

Stock issued for services ($.01/share)	-	-	700,000	5,600	-	-	-	-	-	-	-	5,600

Stock contributed by shareholder	-	-	(11,666,500)	-	-	-	-	-	-	-	-	-

Stock issued for cash ($.05/share)	-	-	4,000	200	-	-	-	-	-	-	-	200

Stock issued for cash ($.05/share)	-	-	4,000	200	-	-	-	-	-	-	-	200

Fair value of warrants issued	-	-	-	-	-	-	-	-	126,435	-	-	126,435

Net Loss	-	-	-	-	-	-	-	-	-	-	(530,321)	(530,321)

Balance, December 31, 2006	-	-	338,833,500	146,180	-	-	-	-	126,435	-	(530,321)	(257,706)

Stock issued for cash ($.01/share)	-	-	1,750,000	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.01/share)	-	-	12,000,000	103,000	-	-	-	-	-	-	-	103,000

Stock issued for cash ($.0003/share)	-	-	9,000,000	3,000	-	-	-	-	-	-	-	3,000

Stock issued for cash ($.01/share)	-	-	1,875,000	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.01/share)	-	-	1,875,000	15,000	-	-	-	-	-	-	-	15,000
												-
Stock issued for services ($.01/share)	-	-	2,000,000	16,000	-	-	-	-	-	-	-	16,000

Stock issued for cash ($.01/share)	-	-	13,125,000	105,000	-	-	-	-	-	-	-	105,000

Stock issued for cash ($.003/share)	-	-	80,495,000	241,485	-	-	-	-	-	-	-	241,485

Stock issued for cash ($.003/share)	-	-	200,000	600	-	-	-	-	-	-	-	600

Stock issued for cash ($.003/share)	-	-	8,300,000	24,900	-	-	-	-	-	-	-	24,900

Stock issued for cash ($.003/share)	-	-	25,000	75	-	-	-	-	-	-	-	75

Stock issued for cash ($.003/share)	-	-	120,000	360	-	-	-	-	-	-	-	360

Stock issued for cash ($.003/share)	-	-	1,025,000	3,075		-		-	-	-	-	3,075

Stock issued in connection to cash offering	-	-	28,125,000	84,375	-	-	-	-	(84,375)	-	-	-

Stock issued for services ($.01/share)	-	-	600,000	6,000	-	-	-	-	-	-	-	6,000

Net loss, for the year ended December 31, 2007	-	-	-	-	-	-	-	-	-	-	(472,986)	(472,986)

Balance, December 31, 2007	-	-	499,348,500	779,050	-	-	-	-	42,060	-	(1,003,307)	(182,197)

Stock issuable for services ($.01/share)	-	-	-	-	-	-	400,000	4,000	-	-	-	4,000

Net loss, for the year ended December 31, 2008	-	-	-	-	-	-	-	-	-	-	(1,721,156)	(1,721,156)

Balance, December 31, 2008	-	-	499,348,500	779,050	-	-	400,000	4,000	42,060	-	(2,724,463)	(1,899,353)

Stock issued for cash ($.01/share)	-	-	2,500,000	25,000	-	-	-	-	-	-	-	25,000

Stock issued for cash ($.008/share)	-	-	366,599	3,000	-	-	-	-	-	-	-	3,000

Stock issued for services	-	-	280,000	14,000	-	-	722,311	18,000	-	-	-	32,000

Stock issued for services	-	-	-	-	-	-	10,000,000	200,000	-	(103,333)	-	96,667

Net loss for the year ended December 31, 2009	-	-	-	-	-	-	-	-	-	-	(1,432,091)	(1,432,091)

Balance, December 31, 2009	-	-	502,495,099	821,050	-	-	11,122,311	222,000	42,060	(103,333)	(4,156,554)	(3,174,777)

Stock issued for services ($.01/share)	-	-	540,000	5,400	-	-	-	-	-	(5,000)	-	400

Stock issued for services ($.02/share)	-	-	17,885,915	334,000	-	-	-	-	-	-	-	334,000

Stock issued for services ($.08/share)	-	-	387,500	31,000	-	-	-	-	-	-	-	31,000

Stock issued for services ($.15/share)	-	-	200,000	30,000	-	-	-	-	-	-	-	30,000

Stock issued for services ($.05/share)	-	-	280,000	14,000	-	-	-	-	-	-	-	14,000

Warrants issued for services	-	-	-	-	-	-	-	-	168,000	(168,000)	-	-

Stock issued in connection with convertible note conversion	-	-	5,694,451	100,000	-	-	-	-	-	-	-	100,000

Stock issued in connection with convertible note conversion	-	-	854,169	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.02/share)	-	-	10,000,000	200,000	-	-	(10,000,000)	(200,000)	-	-	-	-

Stock issued for cash ($.01/share)	-	-	4,000,000	28,632	-	-	-	-	-	-	-	28,632

Stock issued for cash ($.02/share)	-	-	4,513,116	70,000	-	-	-	-	-	-	-	70,000

Stock issued for cash ($.08/share)	-	-	1,179,245	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($.06/share)	-	-	1,157,407	75,000	-	-	-	-	-	-	-	75,000

Exercise of 6,000,000 warrants in exchange for stock	-	-	5,177,801	10,000	-	-	-	-	677,908	-	-	687,908

Deferred compensation realized	-	-	-	-	-	-	-	-	-	250,333	-	250,333

Forgiveness of accrued payable to related party	-	-	-	-	-	-	-	-	499,412			499,412

Forgiveness of derivative liability to related party	-	-	-	-	-	-	-	-	2,102,795			2,102,795

Net loss for the year ended December 31, 2010	-	-	-	-	-	-	-	-	-	-	(1,782,888)	(1,782,888)

Balance, December 31, 2010	-	-	554,364,703	1,834,082	-	-	1,122,311	22,000	3,490,175	(26,000)	(5,939,442)	(619,185)

Stock issued for cash ($.06/share)	-	-	1,470,588	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($.05/share)	-	-	2,083,333	100,000	-	-	-	-	-	-	-	100,000

Stock issued for services ($.07/share)	-	-	1,000,000	70,000	-	-	-	-	-	-	-	70,000

Stock issued for services ($.07/share)	-	-	1,029,412	70,000	-	-	-	-	-	-	-	70,000

Stock issued for cash ($.07/share)	-	-	1,420,455	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.07/share)	-	-	1,372,119	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.08/share)	-	-	1,314,406	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.06/share)	-	-	1,543,210	100,000	-	-	-	-	-	-	-	100,000

Stock issued for license ($0.11/share)	-	-	2,200,000	242,000	-	-	-	-	-	-	-	242,000

Exercise of 20,000,000 warrants in exchange for stock	-	-	19,767,985	2,569,838	-	-	-	-	(2,569,838)	-	-	-

Deferred compensation realized	-	-	-	-	-	-	-	-	-	26,000	-	26,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	-	-	-	-	-	(1,295,310)	(1,295,310)

Balance, December 31, 2011	-	-	587,566,211	5,385,920	-	-	1,122,311	22,000	920,337	-	(7,234,752)	(906,495)

Stock issued for cash ($0.06/share)	-	-	1,562,500	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	2,403,846	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.05/share)	-	-	1,923,077	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	2,155,172	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.02/share)	-	-	1,004,832	25,000	-	-	-	-	-	-	-	25,000

Shares issued for services ($0.10/share)	-	-	3,000,000	300,000	-	-	-	-	-	-	-	300,000

Shares issued for services ($0.06/share)	-	-	300,000	18,000	-	-	-	-	-	-	-	18,000

Shares issued for services ($0.06/share)	-	-	1,600,000	96,000	-	-	-	-	-	-	-	96,000

Shares issued for services ($0.06/share)	-	-	1,600,000	96,000	-	-	-	-	-	-	-	96,000

Shares issued for services ($0.04/Share)	-	-	1,000,000	40,000	-	-	-	-	-	-	-	40,000

Grant 100,000,000 warrants for services	-	-	-	-	-	-	-	-	400,000	-	-	400,000

Net loss for the year ended December 31, 2012 (Restated)	-	-	-	-	-	-	-	-	-	-	(1,602,921)	(1,602,921)

Balance, December 31, 2012	-	-	604,115,638	6,360,920	-	-	1,122,311	22,000	1,320,337	-	(8,837,673)	(1,134,416)

Stock issued for cash ($0.05/share)	-	-	961,538	50,000	-	-	-	-	-	-	-	50,000

Stock issued for cash ($0.05/share)	-	-	945,537	50,000	-	-	-	-	-	-	-	50,000

Stock issued for cash ($0.06/share)	-	-	822,368	50,000	-	-	-	-	-	-	-	50,000

Stock issued for cash ($0.08/share)	-	-	884,434	75,000	-	-	-	-	-	-	-	75,000

Stock issued for cash ($0.06/share)	-	-	3,521,126	200,000	-	-	-	-	-	-	-	200,000

Stock issued for cash ($0.05/share)	-	-	1,838,235	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.05/share)	-	-	1,923,077	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.05/share)	-	-	2,100,840	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	5,208,334	200,000	-	-	-	-	-	-	-	200,000

Stock issued for cash ($0.04/share)	-	-	3,063,725	125,000	-	-	-	-	-	-	-	125,000

Exercise of 10,000,000 warrants in exchange for stock	-	-	9,857,142	400,000	-	-	-	-	(400,000)	-	-	-

Preferred Stock issued	2	5,217,800	-	-	-	-	-	-	-	-	-	5,217,800

Grant 10,000,000 warrants for services	-	-	-	-	-	-	-	-	736,816	-	-	736,816

Grant 8,000,000 warrants for services, net of M2M adjustment for unvested warrants	-	-	-	-	-	-	-	-	396,083	-	-	396,083

Net loss for the year ended December 31, 2013	-	-	-	-	-	-	-	-	-	-	(7,467,685)	(7,467,685)

Balance, December 31, 2013	2	5,217,800	635,241,994	7,810,920	-	-	1,122,311	22,000	2,053,236	-	(16,305,358)	(1,201,402)

Stock issued for cash ($0.04/share)	-	-	27,051,006	1,150,000	-	-	-	-	-	-	-	1,150,000

Exercise of 10,000,000 warrants in exchange for stock	-	-	9,821,429	736,816	-	-	-	-	(736,816)	-	-	-

Grant 10,200,000 warrants for services	-	-	-	-	-	-	-	-	574,642	-	-	574,642

Settlement of accounts payable with stock issuance ($0.065/share)	-	-	44,000	2,864	-	-	-	-	-	-	-	2,864

Shares issued for services ($0.062/share)	-	-	1,800,000	111,600	-	-	-	-	-	-	-	111,600

Net loss for the nine months ended September 30, 2014	-	-	-	-	-	-	-	-	-	-	(1,453,328)	(1,453,328)

Balance, September 30, 2014	2	$5,217,800	673,958,429	$9,812,200	-	$-	1,122,311	$22,000	$1,891,062	$-	$(17,758,686)	$(815,624)

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,		For the Period from April 25, 2006
			(Inception) to
	2014	2013	September 30, 2014
Cash Flows From Operating Activities:
Net Loss	$(1,453,328)	(1,528,356)	$(17,758,686)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	4,696	4,306	21,990
Gain on forgiveness of debt	(19,136)	(6,775)	(25,911)
Stock issuable for services	-	-	22,000
Loss on settlement	-	-	5,187,800
Change in Fair Value of Derivative Liability		-	2,790,703
Stock issued for services	111,600	-	1,569,780
Warrants issued to employees	-		126,435
Warrants issued to consultants	574,642	736,816	2,275,541
Deferred compensation realized	-	-	200,000
Bad debt expense	-	6,000	6,238
Write off of interest receivable	-	192	-
Changes in operating assets and liabilities:
(Increase) Decrease in prepaid expenses	(24,608)	1,039	(26,351)
(Decrease) in interest receivables	-	-	(46)
(Decrease) in accrued expenses and other payables - related party	(17,016)	116,687	1,576,333
Increase in accounts payable	107,525	77,785	554,002
Net Cash Used In Operating Activities	(715,625)	(592,306)	(3,480,172)

Cash Flows From Investing Activities:
Loan receivable	-	-	(6,000)
Interest receivable	-	-	(192)
Write off of interest receivable	-	-	-
Purchase of Fixed Assets and Domain Name	-	(3,473)	(31,387)
Net Cash Provided by (Used In) Investing Activities	-	(3,473)	(37,579)

Cash Flows From Financing Activities:
Proceeds from Notes Payable - Stockholder	-	150,000	150,000
Repayments of Notes Payable - Stockholder	-	(150,000)	(150,000)
Proceeds from issuance of convertible note	-	-	120,000
Loan payable	(2,899)	(3,329)	1,081
Proceeds from issuance of common stock	1,150,000	725,000	4,123,527
Net Cash Provided by Financing Activities	1,147,101	721,671	4,244,608

Net Increase (Decrease) in Cash	431,476	125,892	726,857

Cash at Beginning of Period	295,381	53,782	-

Cash at End of Period	$726,857	$179,674	$726,857

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with cashless warrants exercise	$736,816	$400,000	$3,706,654
Shares issued for settlement of accrued payroll - related party	$-	$-	$30,000
Shares issued in connection with convertible note payable	$-	$-	$115,000
Beneficial conversion feature on convertible notes and related debt discount	$-	$-	$120,000
Settlement of accounts payable with stock issuance	$2,864	$-	$2,864

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Kraig Biocraft Laboratories, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents as of September 30, 2014 or December 31, 2013.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification No. 260, “Earnings per Share.” As of September 30, 2014 and 2013, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

The computation of basic and diluted loss per share at September 30, 2014 and 2013 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	September 30, 2014	September 30, 2013

Stock Warrants (Exercise price - $0.001/share)	18,200,000	10,000,000
Convertible Preferred Stock	2	-
Total	18,200,002	10,000,000

(E) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Effective January 1, 2009, the Company adopted guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all federal or state income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. As of September 30, 2014 and December 31, 2013 there were no amounts that had been accrued in respect to uncertain tax positions.

None of the Company’s federal or state income tax returns is currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However, fiscal years 2009 and later remain subject to examination by the IRS and respective states.

(G) Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

(H) Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

(J) Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In July 2013, FASB issued ASU No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists." The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company's Consolidated Financial Statements.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

(K) Reclassification

The 2013 financial statements have been reclassified to conform to the 2014 presentation.

(L) Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for automobiles.

In accordance with FASB Accounting Standards Codification No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded during the nine months ended September 30, 2014 and 2013.

(M ) Fair Value of Financial Instruments

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Level 1 instruments include cash, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

o
Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at September 30, 2014 and December 31, 2013.

o
Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

o
Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)
	September 30, 2014	December 31, 2013
Level 1	$-	$-
Level 2	-	-
Level 3	-	-
Total	$-	$-

NOTE 2 RESTATEMENT OF FINANCIAL STATEMENTS

The unaudited financial statements for the periods ended March 31, 2013 and June 30, 2013 have been restated as a result of management’s determination that the Company’s accounting treatment pertaining to the issuance of 10,000,000 warrants to consultant with a fair value of $400,000 should be recorded as a public relations expense (See Note 8(E)).

The effect of the restatement on our previously issued unaudited financial statements as of March 31, 2013 and June 30, 2013 is as follows:

	RESTATED STATEMENT OF OPERATIONS
	For the Period from April 25, 2006 (Inception) to March 31, 2013		For the Period from April 25, 2006 (Inception) to March 31, 2013
	As Reported	Adjustments	Restated

Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	1,967,043		1,967,043
Public Relations	219,890	400,000	619,890
Amortization of Debt Discount	120,000		120,000
Professional Fees	351,942		351,942
Officer's Salary	1,662,503		1,662,503
Contract Settlement	107,143		107,143
Research and Development	1,457,292		1,457,292
Total Operating Expenses	5,885,813	400,000	6,285,813
			-
Loss from Operations	(5,885,813)	(400,000)	(6,285,813)
			-
Other Income/(Expenses)			-
Other income	7,881		7,881
Interest income	192		192
Change in fair value of embedded derivative liability	(2,790,185)		(2,790,185)
Change in fair value of embedded derivative liability-related party	119,485		119,485
Interest expense	(164,538)		(164,538)
Total Other Income/(Expenses)	(2,827,165)	-	(2,827,165)
			-
Net (Income) Loss before Provision for Income Taxes	(8,712,978)	(400,000)	(9,112,978)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(8,712,978)	$(400,000)	$(9,112,978)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)
	RESTATED STATEMENT OF OPERATIONS
	For the Period from April 25, 2006 (Inception) to June 30, 2013		For the Period from April 25, 2006 (Inception) to June 30, 2013
	As Reported	Adjustments	Restated

Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	2,000,326		2,000,326
Public Relations	219,890	400,000	619,890
Amortization of Debt Discount	120,000		120,000
Professional Fees	380,547		380,547
Officer's Salary	1,721,402		1,721,402
Contract Settlement	107,143		107,143
Research and Development	1,622,059		1,622,059
Total Operating Expenses	6,171,367	400,000	6,571,367
			-
Loss from Operations	(6,171,367)	(400,000)	(6,571,367)
			-
Other Income/(Expenses)			-
Other income	7,881		7,881
Interest income	239		239
Change in fair value of embedded derivative liability	(2,790,185)		(2,790,185)
Change in fair value of embedded derivative liability-related party	119,485		119,485
Interest expense	(181,974)		(181,974)
Total Other Income/(Expenses)	(2,844,554)	-	(2,844,554)
			-
Net (Income) Loss before Provision for Income Taxes	(9,015,921)	(400,000)	(9,415,921)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(9,015,921)	$(400,000)	$(9,415,921)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)
	RESTATED STATEMENTS OF CASH FLOWS
	For the Period from April 25, 2006 (Inception) to March 31, 2013		For the Period from April 25, 2006 (Inception) to March 31, 2013
	As Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net Loss	$(8,712,978)	$(400,000)	$(9,112,978)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	12,783		12,783
Stock issuable for services	22,000		22,000
Change in Fair Value of Derivative Liability	2,790,703		2,790,703
Stock issued for services	1,458,180		1,458,180
Warrants issued to employees	126,435		126,435
Warrants issued to consultants	168,000	400,000	568,000
Deferred compensation realized	200,000		200,000
Changes in operating assets and liabilities:			-
(Increase)Decrease in prepaid expenses	(4,485)		(4,485)
Increase in accrued expenses and other payables - related party	1,449,233		1,449,233
Increase in accounts payable	357,238		357,238
Net Cash Used In Operating Activities	(2,132,891)	-	(2,132,891)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)
	RESTATED STATEMENTS OF CASH FLOWS
	For the Period from April 25, 2006 (Inception) to June 30, 2013		For the Period from April 25, 2006 (Inception) to June 30, 2013
	As Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net Loss	$(9,015,921)	$(400,000)	$(9,415,921)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	14,175		14,175
Stock issuable for services	22,000		22,000
Change in Fair Value of Derivative Liability	2,790,703		2,790,703
Stock issued for services	1,458,180		1,458,180
Warrants issued to employees	126,435		126,435
Warrants issued to consultants	168,000	400,000	568,000
Deferred compensation realized	200,000		200,000
Changes in operating assets and liabilities:			-
(Increase)Decrease in prepaid expenses	(1,577)		(1,577)
Increase in accrued expenses and other payables - related party	1,495,838		1,495,838
Increase in accounts payable	468,252		468,252
Net Cash Used In Operating Activities	(2,273,915)	-	(2,273,915)

Note:

1. Adjustment to recognize 10,000,000 warrants issued to consultant on November 21, 2012, with fair value of $400,000.

NOTE 3 GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company is in the development stage, has a working capital deficiency of $825,021 and stockholders’ deficiency of $815,624 and used $3,480,172 of cash in operations from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 4 EQUIPMENT

At September 30, 2014 and December 31, 2013 equipment is as follows:

	As of September 30, 2014	As of December 31, 2013

Automobile	$25,828	$25,828
Office Equipment	5,560	5,560
Less Accumulated Depreciation	(21,991)	(17,295)

Total Property and Equipment	$9,397	$14,093

Depreciation and amortization expense for the three and nine months ended September 30, 2014 was $1,582 and $4,695, respectively.

Depreciation and amortization expense for the three and nine months ended September 30, 2013 was $1,537 and $4,306, respectively.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

NOTE 5	CONVERTIBLE DEBT, DEBT DISCOUNT AND FAIR VALUE MEASUREMENT OF DERIVATIVE FINANCIAL INSTRUMENTS

On July 17, 2009, the Company entered into an agreement with an investor group where the Company will issue up to $120,000 in convertible units. The debentures will be in the face amount of $10,000 each, mature on December 31, 2010, bear interest at the rate of 5% simple interest per annum, payable at maturity or convertible with the principal, and the principal and interest shall be convertible at the option of the holder at a fixed price of $0.018 per share. Each debenture shall have a warrant attached exercisable for the purchase of 500,000 shares of common stock. The warrants shall expired on December 31, 2011, have a cashless exercise provision, and be exercisable at a fixed price of $0.02. The agreement also requires the investment group to purchase up to $1,000,000 of common stock monthly at the lesser of $75,000 or 200% of the average daily volume multiplied by the average of the daily closing prices for the ten days immediately preceding the exercise date. Each investment by the investment group is priced at the lowest closing “bid” price of the common stock during the five days immediately before the investment. The term of the funding shall be the earlier of (a) the drawing down of the entire $1,000,000 or (b) 24 months after the Effective Date, July 17, 2011. In addition, the Company is required to file and maintain an effective registration statement covering the convertible units, cannot issue more than 5% of its common stock outstanding without the investor group’s consent and must maintain a contractual relationship with a public relations firm, which is related to the investor group. The Company has issued $120,000 of convertible debt to date. On July 21, 2010, the issuance of 1,799,434 shares was approved by the board of directors in exchange for the $15,000 specified in the put notice.

The $120,000 convertible debt instrument was determined to have a separate derivative liability instrument requiring bifurcation and the computation of fair value. The conversion price per share equals to the lower of the conversion price and the average closing bid price of the common stock during the 20 trading days prior to and including the date on which the conversion notice is delivered to the holder, however, the mandatory Conversion price shall not be less than $0.005. The Company calculated the estimated fair values of the liabilities for warrant derivative instruments and embedded conversion option derivative instruments with the Black-Scholes option pricing model.

The fair value of the embedded conversion options at the commitment date was $251,919. Of the total, $120,000 was assigned to debt discount and $131,919 was recorded as a derivative expense.

On February 11, 2010 the Company authorized the issuance of 5,694,451 shares of Common Stock for the exercise price of $0.02/share in exchange for $100,000 in convertible note payable and on April 6, 2010 the Company authorized the issuance of 854,169 shares of Common Stock for the exercise price of $0.02/share in exchange for $15,000 in convertible note payable.

At December 31, 2010, pursuant to the agreement, all outstanding principal and accrued interest on the convertible debt was due, and the conversion rights of the holder terminated. Accordingly, at December 31, 2010, the Company determined that no derivative liability existed in connection to the outstanding remaining debt of $5,000. For the year ended December 31, 2013, the note holder forgave the remaining balance and the $5,000 convertible note balance along with accrued interest of $1,775 was recorded as a gain on forgiveness of debt. As of December 31, 2013 the remaining convertible note balance was $0.

In addition, on October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 warrants.

At June 30, 2011 the Company recorded interest expense and related accrued interest payable of $2,466. The Company also recorded $92,600 for the amortization of debt discount in interest expense on the statement of operations. The debt discount is being amortized over the life of the convertible debt.

NOTE 6 LOAN PAYABLE

On December 8, 2010 the Company entered into a five year loan agreement with the principal loan amount of $15,828. The loan carries an interest rate of 6.94%, and is secured by an automobile. The remaining balance of $1,082 fully matures during the year ending December 31, 2014.

NOTE 7 LOAN PAYABLE – RELATED PARTY

On February 25, 2013 the Company received $150,000 from a principal stockholder. Pursuant to the terms of the loan, the advance bears interest at 3%, is unsecured and due on demand. At December 31, 2013 the loan balance was repaid. The Company recorded accrued interest payable of $2,001.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

NOTE 8 STOCKHOLDERS’ DEFICIT

(A) Common Stock Issued for Cash

On April 28, 2006, the Company issued 8,000 shares of common stock for cash of $400 ($0.05 per share).

On January 8, 2007 the Company issued 1,750,000 shares of common stock for $15,000 ($0.01/share). This agreement was subsequently terminated effective May 23, 2007.

On January 22, 2007 the Company issued 12,000,000 shares of common stock for $103,000 ($0.01/share). In addition, 9,000,000 shares were issued for $3,000 ($0.0003/share).

On April 4, 2007, the Company issued 1,875,000 shares of common stock for cash of $15,000 ($0.01 per share).

On April 20, 2007, the Company issued 1,875,000 shares of common stock for cash of $15,000 ($0.01 per share).

On May 18, 2007, the Company issued 13,125,000 shares of common stock for cash of $105,000 ($0.01 per share).

On August 28, 2007 the Company entered into a stock purchase agreement to issue 80,495,000 shares common stock in the amount of $241,485 ($0.003/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 200,000 shares common stock in the amount of $600 ($0.003/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 8,300,000 shares common stock in the amount of $24,900 ($0.003/share).

On September 1, 2007 the Company entered into a stock purchase agreement to issue 25,000 shares common stock in the amount of $75 ($0.003/share).

On September 5, 2007 the Company entered into a stock purchase agreement to issue 120,000 shares common stock in the amount of $360 ($0.003/share).

On September 12, 2007 the Company entered into a stock purchase agreement to issue 1,025,000 shares common stock in the amount of $3,075 ($0.003/share).

In accordance with the May 2007 stock purchase agreement which contains an anti-dilution clause which requires the Company to issue additional common shares under the stock purchase agreement for any subsequent issuance at a price below $.08 per share for a period of 12 months, the Company has issued 28,125,000 additional shares through May 2008 as a result of the subsequent stock issuances at $0.003/share.

On April 24, 2009 the Company issued 2,000,000 shares of common stock for $20,000 ($0.01/share).

On May 22, 2009, the Company issued 500,000 shares of common stock for $5,000 ($0.01/share).

On September 30, 2009, the Company issued 366,599 shares of common stock for $3,000 ($0.01/share).

On May 18, 2010, the Company issued 4,000,000 shares of common stock for cash of $21,642 and in exchange of $6,990 in note payables ($0.007158 per share).

On July 21, 2010, the Company issued 1,875,000 shares of common stock for $15,000 ($0.008/share).

On September 10, 2010, the Company issued 1,351,351 shares of common stock for $20,000 ($0.0148/share).

On September 22, 2010, the Company issued 1,286,765 shares of common stock for $35,000 ($0.0272/share).

On October 15, 2010, the Company issued 1,179,245 shares of common stock for $100,000 ($0.084/share).

On December 7, 2010, the Company issued 1,157,407 shares of common stock for $75,000 ($0.065/share).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

During the year ended December 31, 2013, the Company had to issue an additional 845,800 make-up shares related to a transaction entered into during the year ended December 31, 2010.

On January 25, 2011 the Company issued 1,470,588 shares of common stock for $100,000 ($0.068/share).

On March 22, 2011 the Company issued 2,083,333 shares of common stock for $100,000 ($0.048/share).

On April 18, 2011 the Company issued 1,029,412 shares of common stock for $70,000 ($0.07/share).

On April 22, 2011 the Company issued 1,420,455 shares of common stock for $100,000 ($0.07/share).

On September 22, 2011, the Company issued 1,372,119 shares of common stock for $100,000 ($0.07/share).

On November 9, 2011, the Company issued 1,314,406 shares of common stock for $100,000 ($0.08/share).

On December 16, 2011, the Company issued 1,543,210 shares of common stock for $100,000 ($0.06/share).

On January 20, 2012, the Company issued 1,562,500 shares of common stock for $100,000 ($0.06/share).

On April 19, 2012, the Company issued 2,403,846 shares of common stock for $100,000 ($0.06/share).

On May 19, 2012, the Company issued 1,923,077 shares of common stock for $100,000 ($0.05/share).

On June 29, 2012, the Company issued 2,155,172 shares of common stock for $100,000 ($0.04/share).

On December 21, 2012, the Company issued 1,004,832 shares of common stock for $25,000 ($0.02/share).

On February 19, 2013, the Company issued 961,538 shares of common stock for $50,000 ($0.05/share).

On March 4, 2013, the Company issued 945,537 shares of common stock for $50,000 ($0.05/share).

On April 1, 2013, the Company issued 822,368 shares of common stock for $50,000 ($0.06/share).

On April 15, 2013, the Company issued 884,434 shares of common stock for $75,000 ($0.08/share).

On July 11, 2013 the Company issued 1,760,563 shares of common stock for $100,000 ($0.06/share).

On July 25, 2013 the Company issued 1,760,563 shares of common stock for $100,000 ($0.06/share).

On August 13, 2013 the Company issued 1,838,235 shares of common stock for $100,000 ($0.05/share).

On September 3, 2013 the Company issued 1,923,077 shares of common stock for $100,000 ($0.05/share).

On September 19, 2013 the Company issued 2,100,840 shares of common stock for $100,000 ($0.05/share).

On October 3, 2013 the Company issued 2,604,167 shares of common stock for $100,000 ($0.04/share).

On October 17, 2013 the Company issued 2,604,167 shares of common stock for $100,000 ($0.04/share).

On December 11, 2013 the Company issued 3,063,725 shares of common stock for $125,000 ($0.04/share).

On January 28, 2014 the Company issued 3,537,736 shares of common stock for $150,000 ($0.04/share).

On February 18, 2014 the Company issued 3,409,091 shares of common stock for $150,000 ($0.04/share).

On March 12, 2014 the Company issued 2,551,020 shares of common stock for $100,000 ($0.04/share).

On April 7, 2014 the Company issued 2,212,389 shares of common stock for $100,000 ($0.05/share).

On April 22, 2014 the Company issued 2,173,913 shares of common stock for $100,000 ($0.05/share).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

On June 10, 2014 the Company issued 3,409,091 shares of common stock for $150,000 ($0.04/share).

On July 7, 2014, the Company issued 2,212,389 share of common stock for $100,000 ($0.05/share).

On August 6, 2014, the Company issued 2,272,727 share of common stock for $100,000 ($0.04/share).

On September 3, 2014, the Company issued 2,450,980 share of common stock for $100,000 ($0.04/share).

On September 22, 2014, the Company issued 2,821,670 share of common stock for $100,000 ($0.04/share).

(B) Common Stock Issued for Intellectual Property

On April 26, 2006, the Company issued 332,292,000 shares of common stock to its founder having a fair value of $180 ($0.000001/share) in exchange for intellectual property. The fair value of the patent was determined based upon the historical cost of the intellectual property contributed by the founder.

(C) Common Stock Issued for Services

Shares issued for services as mentioned below were valued at the closing price of the stock on the date of grant.

On May 8, 2006, the Company entered into a license agreement for research and development. Pursuant to the terms of the agreement, the Company issued 17,500,000 shares of common stock upon execution of the agreement. The Company also received a five-year call option from the license holder to repurchase 7,000,000 common shares at an exercise price of $150,000 or $.02 per share. The option gives the Company the right, but not the obligation to repurchase the shares of common stock. The call option expires May 4, 2011. As of June 30, 2011 the value of the stock was $.07 per share. The Company does not have the obligation to repurchase the shares.

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 700,000 shares of common stock upon execution. These shares had a fair value of $5,600 ($0.01/share) based upon the recent cash offering price. Additionally, 2,000,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.01/share). As of December 31, 2008, the Company issued 600,000 shares of common stock for consulting services rendered with a fair value of $6,000 ($0.01/share). On January 15, 2008 the Company authorized the issuance of 400,000 shares of common stock for consulting services rendered with a fair value of $4,000 ($0.01/share).

On July 1, 2009, the issuance of 280,000 shares was approved by the board of directors as repayment for services previously provided to the Company by a consultant having a fair value of $14,000 ($0.05/share) in accordance with a consulting agreement (See Note 9(C)).

On July 1, 2009, the issuance of 482,825 shares was approved by the board of directors as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement. The total amount of issuable shares for the consultant is 1,122,311 shares, which includes 400,000 issuable shares previously approved by the board of directors and 239,486 shares were approved to be issued on November 19, 2009 for a fair value of $18,000 (See Note 9(C)).

On August 3, 2009, the Company entered into an agreement with a consultant to provide investor relations services. On October 5, 2009 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for investor relations to be provided over a term of 180 days. The Company started receiving services beginning October 5, 2009. As of March 31, 2010 $200,000 was recorded (See Note 8(D)).

On January 15, 2010 the Company issued 500,000 shares with a fair value of $5,000 ($0.01/share) to a consultant for investor relations to be provided over a term of 12 months once certain conditions are met. As of March 31, 2010, $5,000 was recognized as deferred compensation (See Note 8).

On May 21, 2010 the Company issued 40,000 shares with a fair value of $400 ($0.01/share) to a consultant for research and development services (See Note 9(C )).

On July 30, 2010 the Company issued 2,400,000 shares with a fair value of $30,000 ($0.0125/share) to a consultant for legal services incurred in behalf of the Company.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

On August 26, 2010 the Company issued 280,000 shares with a fair value of $14,000 ($0.05/share) to a consultant for research and development services provided in the past.

On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past (See Note 9(C)).

On August 26, 2010 the Company issued 4,500,000 shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services (See Note 9(C)).

On August 26, 2010 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services (See Note 9(C)).

On September 16, 2010, the Company entered into an agreement with a consultant to provide technical support. On September 16, 2010 the Company issued 100,000 shares, as a sign on bonus, with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 9(C)).

On September 16, 2010, the Company entered into an agreement with a consultant to provide technical support. On September 16, 2010 the Company issued 100,000 shares, as a sign on bonus, with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 9(C)).

On September 23, 2010 the Company issued 387,500 shares with a fair value of $31,000 ($0.08/share) to a consultant for legal services incurred on behalf of the Company.

On April 1, 2011 the Company issued 1,000,000 shares with a fair value of $70,000 ($0.07/share) to a consultant for research and development services.

On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period for a research and development consulting agreement.

On October 28, 2011, the Company issued 2,200,000 shares of stock with a fair value of $242,000 ($0.11/share) to obtain the use of a license.

On May 24, 2012 the Company issued 3,200,000 shares with a fair value of $192,000 ($0.06/share) to consultants for research and development services.

On May 24, 2012 the Company issued 300,000 shares with a fair value of $18,000 ($0.06/share) to a consultant for research and development services provided in the past.

On May 24, 2012 the Company issued 3,000,000 shares with a fair value of $300,000 ($0.10/share) to a consultant for research and development services provided in the past.

On December 18, 2012 the Company issued 1,000,000 shares with a fair value of $40,000 ($0.04/share) to a consultant for research and development services provided in the past.

On March 28, 2014, the Company issued 44,000 shares of common stock with a fair value of $2,864 ($0.065/share) to a consultant as consideration for consulting fees owed from June 1, 2012 through March 31, 2014 of $44,000. The issuance of shares resulted in gain on settlement of accounts payable of $19,136.

On April 23, 2014, the Company issued 1,800,000 shares of common stock with a fair value of $111,600 ($0.062/share) to a consultant as consideration for consulting services.

(D) Cancellation and Retirement of Common Stock

On December 29, 2006, the Company’s founder returned 11,666,500 shares of common stock to the Company. These shares were cancelled and retired. Accordingly, the net effect on equity is $0.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

(E) Common Stock Warrants

During 2006, the Company issued 6,000,000 warrants to an officer under his employment agreement. The Company recognized an expense of $126,435 for the period from inception to December 31, 2006. The Company recorded the fair value of the warrants based on the fair value of each warrant grant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006, dividend yield of zero, expected volatility of 183%; risk-free interest rates of 4.98%, expected life of one year. The warrants vested immediately. The options expire between 5 and 9 years from the date of issuance and have an exercise price of between $.21 and $.40 per share. During November 2006, the Company and the officer entered into an amendment to the employment agreement whereby all the warrants were retired.

On July 29, 2010, the Company issued a warrant for 20,000,000 common shares in connection to a consulting agreement. The warrant was value at $200,000, the fair value of the services to be provided pursuant to the agreement. The warrant has a term of 2 years.

On October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 warrants.

On May 11, 2011, the Company issued 19,767,985 shares in connection with the cashless exercise of the 20,000,000 warrants.

On February 2, 2014, the Company issued 9,821,429 shares in connection with the cashless exercise of 10,000,000.

On November 21, 2012, the Company issued 10-year warrants for 10,000,000 shares with a consultant, with an exercise price of $0.001 per share. The warrants were granted for services rendered. The warrants had a fair value of $400,000, based upon the Black-Scholes option-pricing model. The Company used the following weighted average assumptions:

Expected dividends	0%
Expected volatility	283.23%
Expected term	10 years
Risk free interest rate	1.69%
Expected forfeitures	0%

On July 18, 2013, the Company issued 9,857,142 shares in connection with the cashless exercise of the 10,000,000 warrants.

On July 9, 2013, the Company issued 5-year warrants for 10,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services rendered. The warrants had a fair value of $736,816, based upon the Black-Scholes option-pricing model. The Company used the following weighted average assumptions:

Expected dividends	0%
Expected volatility	183.35%
Expected term	5 years
Risk free interest rate	1.50%
Expected forfeitures	0%

On October 15, 2013, the Company issued 1-year warrants for 8,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $396,083, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon and will be exercisable beginning October 15, 2015 for a period of 12 months.

Grant Date
Expected dividends	0%
Expected volatility	96.35%

Expected term	3 years
Risk free interest rate	1.45%
Expected forfeitures	0%

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

On February 17, 2014, the Company issued 1-year warrants for 600,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $33,620, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon and will be exercisable beginning on the 14th  month anniversary of the agreement and for a period of twelve months thereafter.

Grant Date
Expected dividends	0%
Expected volatility	86.94%

Expected term	2 years
Risk free interest rate	1.53%
Expected forfeitures	0%

On February 17, 2014, the Company issued 1-year warrants for 600,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $33,620, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon issuance and will be exercisable beginning on the 14th month anniversary of the agreement and for a period of twelve months thereafter.

Grant Date
Expected dividends	0%
Expected volatility	86.94%

Expected term	2 years
Risk free interest rate	1.53%

On February 17, 2014, the Company issued 1-year warrants for 1,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $56,040, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon issuance and will be exercisable beginning on the 20th  month anniversary of the agreement and for a period of twelve months thereafter.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

Grant Date
Expected dividends	0%
Expected volatility	86.23%

Expected term	3 years
Risk free interest rate	1.53%
Expected forfeitures	0%

On February 17, 2014, the Company issued 1-year warrants for 1,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $56,040, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon issuance and will be exercisable beginning on the 20th  month anniversary of the agreement and for a period of twelve months thereafter.

Grant Date
Expected dividends	0%
Expected volatility	86.23%

Expected term	3 years
Risk free interest rate	1.53%
Expected forfeitures	0%

On February 17, 2014, the Company issued 1-year warrants for 2,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $112,110, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon issuance and will be exercisable beginning on the 32nd month anniversary of the agreement and for a period of twelve months thereafter.

Grant Date
Expected dividends	0%
Expected volatility	123.49%

Expected term	3 years
Risk free interest rate	1.53%
Expected forfeitures	0%

On February 17, 2014, the Company issued 1-year warrants for 2,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $112,110, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon issuance and will be exercisable beginning on the 32nd month anniversary of the agreement and for a period of twelve months thereafter.

Grant Date
Expected dividends	0%
Expected volatility	123.49%

Expected term	3 years
Risk free interest rate	1.53%
Expected forfeitures	0%

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

On June 4, 2014, the Company issued 3-year warrant for 3,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $171,102, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon issuance and will be exercisable beginning on the 32nd month anniversary of the agreement and for a period of twelve months thereafter.

Grant Date
Expected dividends	0%
Expected volatility	86.69%

Expected term	3 years
Risk free interest rate	0.85%
Expected forfeitures	0%

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)

Balance, December 31, 2011	-	$-
Granted	10,000,000	0.001
Exercised
Cancelled/Forfeited	-	-
Balance, December 31, 2012	10,000,000	0.001	9.90
Granted	18,000,000	$0.001
Exercised	(10,000,000)	$-
Cancelled/Forfeited	-
Balance, December 31, 2013	18,000,000	$0.001	2.9
Granted	10,200,000	$0.001
Exercised	(10,000,000)	$-
Cancelled/Forfeited	-
Balance, September 30, 2014	18,200,000	$0.001	2.6

Intrinsic Value	718,180

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

For the nine months ended September 30, 2014, the following warrants were outstanding:

Exercise Price	Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

$0.001	18,200,000	-	2.3	718,180

For the year ended December 31, 2013, the following warrants were outstanding:

Exercise Price	Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

$0.001	28,000,000	18,000,000	2.9	918,000

(F) Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●	Common stock Class A, unlimited number of shares authorized, no par value
●	Common stock Class B, unlimited number of shares authorized, no par value
●	Preferred stock, unlimited number of shares authorized, no par value

Effective December 17 2013, the Company amended its articles of incorporation to designate a Series A no par value preferred stock. Two shares of Series A Preferred stock have been authorized.

(G) Stock Split Effected in the Form of a Stock Dividend

On March 23, 2009, the Company's Board of Directors declared a nine-for-one stock split to be effected in the form of a dividend. The stock dividend was distributed to shareholders of record as of April 27, 2009. A total of 449,773,650 shares of common stock were issued. All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned stock dividend.

(H) Conversion of debt & Issuance of Convertible Preferred Stock – related party

During the year ended December 31, 2013, the Company's Chief Executive Officer converted accrued payroll of $30,000 in exchange for the issuance of Series A convertible Preferred Stock (“Series A PS”).

Each share of Series A PS is entitled to vote together with the holders of the Company’s common stock on all matters and is entitled to 200,000,000 votes on all such matters. Each Share of Series A PS is convertible into one share of the Company’s common stock at the holder’s option.

Series A PS Valuation
Debt converted – related party	$(30,000)
Valuation of Series A PS issued as consideration	5,217,800
Loss on settlement of debt	$5,187,800

The valuation of the Series A PS was performed by a third party valuation expert and was based on the voting control obtained and the Company's market cap at the time of the transaction.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

NOTE 9 COMMITMENTS AND CONTINGENCIES

On March 18, 2010, the Company entered into an addendum to the employment agreement whereby the Company will reimburse the employee and his family for up to $20,000 of out of pocket medical and dental care costs, including prescription costs or co-pays.

On September 30, 2010, the Company entered into an addendum to the employment agreement whereby all but $250,000 of unpaid back salary will be forgiven by the principal stockholder. The addendum also eliminated the various milestone achievement awards from the prior employment agreements. In addition, the addendum reduced the interest rate to 3% per year. Further, the conversion rights for unpaid back salary were amended whereby the principal shareholder has the option to convert any accrued salary into Class “A” Common stock by dividing the dollar value of the debt to be converted to stock by the closing price of the stock on the date that the conversion notice is received by the Company. This amendment effectively eliminated any beneficial conversion features related to accrued salary of September 30, 2010. In exchange the Company agreed to issue 10,000,000 preferred shares to the principal stockholder no later than September 30, 2011, that date was extended by mutual agreement to December 31, 2012. The agreement was subsequently extended to October 30, 2013. By agreement with the principal shareholder, this obligation to issue preferred shares was satisfied by the December 17, 2013 issuance of 2 shares of super voting preferred stock.

On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors (See Note 10).

(B)License Agreement

On May 8, 2006, the Company entered into a license agreement. Pursuant to the terms of the agreement, the Company paid a non-refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter. The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007. Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. In addition, the Company is in negotiations with the University of Notre Dame for a research and development agreement. Upon successfully entering into such an agreement, the Company anticipates it could owe approximately $144,000.

The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years.

(C)Royalty and Research Agreements

On September 16, 2010, the Company entered into an agreement with a consultant for research and development. On September 16, 2010 the Company issued 100,000 shares as a sign on bonus with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years.
On September 16, 2010, the Company entered into an agreement with a consultant for research and development. On September 16, 2010 the Company issued 100,000 shares as a sign on bonus with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

On May 21, 2010 the Company entered into a three year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company is required to issue 40,000 shares upon the execution of the agreement and subsequently 10,000 shares per year during the three year term of the agreement. The annual payment of 10,000 shares for the three years begins on Janaury15 of each of the next three years following the execution of this agreement.

On May 1, 2008 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company will be required to pay $1,000 per month, or at the Company’s option, the consulting fee may be paid in the form of Company common stock based upon the greater of $0.05 per share or the average of the closing price of the Company’s shares over the five days preceding such stock issuance. As of June 30, 2011 the Company had accrued $17,000 of accounts payable for the services provided of which was paid in common stock on July 1, 2009 (See Note 8(C)). As of June 30, 2011 the Company issued 280,000 shares of common stock in exchange for $14,000 of accounts payable for the services performed. On March 19, 2014, the Company entered into a five year consulting agreement for general advisor and consulting services. As consideration for the services performed, the Company agrees to pay the consultant a fee of $1,000 per month. At the Company’s option, said consulting fee may be paid to the consultant in the form of Company stock based upon the greater of $0.50/share or the average of the closing price of the Company’s common stock over the five days preceding such stock issuance. On March 28, 2014, the Company issued 44,000 shares of common stock as consideration for consulting fees owed from June 1, 2012 through March 31, 2014.

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer. In consideration of the Company issuing 200,000 preferred shares with the following preferences: no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non-protective apparel use of the intellectual property to the Company. On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences. In accordance with FASB Accounting Standards Codification No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, the one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized. As of March 31, 2010, the Company has recorded $120,000 in accrued expenses- related party. On December 21, 2007 the officer extended the due date to July 30, 2008. On May 30, 2008 the officer extended the due date to December 31, 2008. On October 10, 2008, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer. The due date was extended to March 31, 2011. On September 8, 2009, a payment of $15,000 was paid to the officer. An additional payment of $10,000 was made on October 19, 2009 and December 1, 2009, respectfully. Additionally, the accrued expenses are accruing 7% interest per year. On January 15, 2010 an additional payment of $10,000 was made. During the quarter ending September 30, 2010 an additional payment of $8,000 was made. During the quarter ending September 30, 2012 an additional payment of $1,000 was made. During the year ended December 31, 2013, an additional payment of $1,280 was made. During the nine months ended September 30, 2014, an additional loan of $572 was made. As of September 30, 2014 the outstanding balance is $65,292. As of September 30, 2014 the Company recorded interest expense and related accrued interest payable of $1,470.

On February 1, 2007 the Company entered into a consulting agreement for research and development for period of one year at a cost of $150,000. In April 2008, this agreement was extended through March 31, 2009 on a cost reimbursement basis. Reimbursements are to be made quarterly and are not to exceed $35,000. On March 1, 2010 the Company entered into a one year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company was required to pay up to $150,000 in research and development fees on a cost reimbursement basis. The agreement expired on February 28, 2011.

On June 6, 2012 the Company entered into a consulting agreement for intellectual property and collaborative research and development with an American university. The agreement covers ongoing research and development work performed by the university at the Company’s behest and with the Company’s assistance from May 1, 2011 and extending through April 30, 2013. Pursuant to the terms of the agreement the Company will be required to pay approximately $637,984 for research and development over the two year period. For the nine months ended September 30, 2014 and 2013, respectively, the company paid $339,606 and $330,407 in research and development fees.

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company issued 700,000 shares of common stock upon execution. These shares had a fair value of $5,600 ($0.01/share) based upon the recent cash offering price. Additionally, 2,000,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.01/share). As of December 31, 2008, the Company issued 600,000 shares of common stock for consulting services rendered with a fair value of $6,000 ($0.01/share). On January 15, 2008 the Company authorized the issuance of 400,000 shares of common stock for consulting services rendered with a fair value of $4,000 ($0.01/share). On July 1, 2009, the issuance of 482,825 shares was approved by the board of directors as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement. The total amount of issuable shares for the consultant is 1,122,311 shares, which includes 400,000 issuable shares previously approved by the board of directors and 239,486 shares approved to be issued in November 2009. On August 26, 2010, the Company entered into an addendum to the employment agreement where the monthly fee to the consultant was increased to $10,000 per month starting on September 1, 2010. On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past In addition, On August 26, 2010 the Company issued 4,500,000 bonus shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services and 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services (See Note 8(C) ).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

(D)Consulting Agreement

On August 3, 2009, the Company entered into an agreement with a consultant to provide investor relations services. On October 5, 2009 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for investor relations to be provided over a term of 180 days. The Company started receiving services beginning October 5, 2009. As of September 30, 2011, $200,000 was recorded as a consulting expense (See Note 8(C)).

On January 15, 2010, the Company entered into an agreement with a consultant to provide investor relations services in exchange for 500,000 shares or $15,000. On January 15, 2010 the Company issued 500,000 shares with a fair value of $5,000 ($0.01/share) to a consultant for investor relations to be provided over a term of 12 months (See Note 9(C)).

On July 29, 2010, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 20,000,000 common shares. The value of the services was $200,000, which approximated fair value. The agreement remained in effect until January 29, 2011(See Note 9(E)).

On April 8, 2011 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company has to issue within 10 days following the effective date $70,000 worth of stock and pay a license fee of $30,000. The Company has a five year right to exercise the option for a commercial medical license or the commercial textile license. The fee for the first license is a $289,000 and shares equivalent in value to $675,000. The fee for a second commercial license is $75,000 and shares equivalent in value to $175,000. All payments are non-refundable. On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period.

On September 30, 2011 the Company entered into an addendum to an agreement with a consultant, superseding previous agreements, to provide research and development for a term of four years. Pursuant to the terms of the agreement, the Company will issue 3,000,000 shares of the Company’s common stock and replaces any stock currently owed to the consultant pursuant to consulting fee provisions of prior agreements. Additionally, the Company will issue one million shares of the Company’s common stock per year as a consulting fee on the annual anniversary of this agreement or at the Company’s option, pay an annual consulting fee of $100,000. As of September 30, 2011, the fair value of the Company’s shares of common stock was $0.10 per share and the Company owed the consultant $130,000. Accordingly, the Company has recorded an additional liability to the consultant of $170,000 as of September 30, 2011. For the year ended December 31, 2012 the Company issued 4,000,000 shares with a fair value of $340,000 to a consultant for research and development services provided in the past.

On November 9, 2012, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 10,000,000 common shares. The agreement remained in effect until May 27, 2013. On July 18, 2013, the Company issued 9,857,142 shares in connection with the cashless exercise of the 10,000,000 warrants.

On July 9, 2013, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 10,000,000 common shares at $.001 with a cashless provision and a five year term.

On September 30, 2013 the Company entered into a Collaborative Yarn and Textile Development Agreement with a technical textile manufacturing company. Pursuant to the terms of that agreement the Company has agreed to supply the technical textile manufacturing company with sample quantities of the Company’s recombinant spider silk for the purpose of developing and testing new textiles which are made from, or which incorporate recombinant spider silk. The agreement provides that the two companies will jointly share, on an equal basis, any intellectual property, including any utility patents, which are developed as a result of this collaboration. Such intellectual property potentially includes utility patents on textile designs. The Company has agreed that it will pay half of the cost associated with the filing and prosecution of utility patents relating to intellectual property which is developed through its collaboration with the technical textile manufacturing company.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

On October 15, 2013 the Company entered into an intellectual property agreement with a scientific researcher relating to the development of new recombinant silk fibers. Under the terms of that agreement the scientific researcher will transfer to the Company his rights to intellectual property, inventions and trade secrets which the researcher develops relating to recombinant silk. The researcher will receive 8,000,000 warrants of the Company’s stock, exercisable 24 months from the date of the agreement. The researcher will also receive additional warrants when and if the researcher develops advanced recombinant silk fibers for the Company’s use. Under the terms of the agreement the researcher will receive 10,000,000 warrants in the event that he develops a new recombinant silk fiber with certain performance characteristics, and another 10,000,000 warrants if he develops a second recombinant silk fiber with certain characteristics. If the consultant performs the contract in good faith the consultant will be entitled to an additional 8,000 warrants. The warrants described in this note all contain a cashless exercise provision and are exercisable on the 24 month anniversary of the date on which they were issuable under the agreement.

On February 17, 2014, the Company entered into two consulting agreements with two consultants for independent technical expertise to further the Company’s business plans and scientific research and development. As consideration for the services performed, the Company agrees to issue the following to each of the consultants:

●
Within 30 days of the date of this agreement, a warrant for six hundred thousand shares of the Company’s common stock to be exercisable on the 14 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Within 30 days of the date of this agreement, a warrant for one million shares of the Company’s common stock to be exercisable on the 20 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Within 30 days of the date of this agreement, a warrant for two million shares of the Company’s common stock to be exercisable on the 32 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Based on the consultants reaching two sets of benchmarks, two separate warrants for one million five hundred thousand shares of the Company’s common stock to be exercisable on the 28 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
On the three year anniversary, assuming the consultant acted in good faith and the Company’s board of directors approval, a warrant for one million five hundred thousand shares of the Company’s common stock to be exercisable on the 28 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

On April 23, 2014, the Company entered into a six months agreement with a consultant to provide investor relations services. As consideration for the services performed, the Company agreed to issue 1,800,000 shares of common stock. On May 5, 2014, the company issued 1,800,000 shares of common stock for $111,600 ($0.062/share).

On April 30, 2014 the Company entered into a one year agreement with a consultant for research and development. As consideration for services, the Company agreed to pay for Consultant’s air fare from the United States to Africa, for a trip scheduled in early May 2014.

On June 4, 2014 the Company entered into a one year agreement with a consultant to provide investor relations services. As consideration for the services performed, the Company agreed to issue a warrant for 3,000,000 shares of common stock $0.001 with a cashless exercise provision and a three year term. On June 24, 2014, the company issued a warrant for 3,000,000 shares of common stock with a fair value of $171,102 (See Note 8(E)).

(E)Operating Lease Agreement

On April 1, 2012 the Company executed a one-year non-cancelable operating lease for its Laboratory space. The lease was subsequently extended through March 31, 2014. In March of 2014, the Company once again extended the lease on a month to month basis.

On March 21, 2014, the Company renewed its lease of a Laboratory. The lease is on a month to month basis at an annual rate of $12,750.

Rent expense for the nine months ended September 30, 2014 and 2013 is $10,805 and $10,127, respectively.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

NOTE 10 RELATED PARTY TRANSACTIONS

On October 6, 2006 the Company received $10,000 from a principal stockholder. Pursuant to the terms of the loan, the advance bears interest at 12%, is unsecured and matured on May 1, 2007. At June 30, 2011 the Company recorded interest expense and related accrued interest payable of $776. As of June 30, 2011, the loan principal was repaid in full.

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer. In consideration of the Company issuing 200,000 preferred shares with the following preferences: no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non-protective apparel use of the intellectual property to the Company. On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences. In accordance with In accordance with FASB Accounting Standards Codification No. 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, the one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized. As of March 31, 2010, the Company has recorded $120,000 in royalty agreement payable- related party. On December 21, 2007 the officer extended the due date to July 30, 2008. On May 30, 2008 the officer extended the due date to March 31, 2009. On October 10, 2008, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer. On March 30, 2010, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer. On September 8, 2009, a payment of $15,000 was paid to the officer. On October 19, 2009 and December 1, 2009, $10,000 was paid to the officer respectfully. An additional payment of $10,000 was made on January 15, 2010. During the quarter ending September 30, 2010 an additional payment of $8,000 was made. During the year ended December 31, 2012 an additional payment of $1,000 was made. During the year ended December 31, 2013 an additional payment of $1,280 was made. During the nine months ended September 30, 2014, an additional loan of $572 was made. As of September 30, 2014 the outstanding balance is $65,292. As of March 31, 2013, the Company recorded interest expense and related accrued interest payable of $980. As of September 30, 2014, the outstanding balance is $65,292. Additionally, the accrued expenses are accruing 7% interest per year. As of September 30, 2014 the Company recorded interest expense and related accrued interest payable of $1,470.

During the year ended December 31, 2013, the Company's Chief Executive Officer forgave accrued payroll of $30,000 and extended the term of existing debt in exchange for the issuance of Series A convertible Preferred Stock ("Series A PS"). In connection with this transaction, the Company incurred a loss on settlement of debt of $5,187,800. See note (8(H)).

As of September 30, 2014, the Company owes $711,772 in accrued salary to principal stockholder. On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. For the year ending December 31, 2013 the annual salary is $250,113. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors.

On February 25, 2013 the Company received $150,000 from a principal stockholder. Pursuant to the terms of the loan, the advance bears interest at 3%, is unsecured and due on demand. At December 31, 2013 the Company recorded interest expense and related accrued interest payable of $2,001 and the loan balance of $150,000 was repaid.

As of September 30, 2014 and December 31, 2013, there was $75,432 and $97,138, respectively, included in accounts payable and accrued expenses - related party, which is owed to the Company’s Chief Executive Officer.

NOTE 11 SUBSEQUENT EVENTS

On October 9, 2014 the Company issued 12,000 shares with a fair value of $484 ($0.0403/ share) to a consultant for research and development services performed from April 1, 2014 through September 30, 2014 and a bonus of 4,000 shares with a fair value of $161.

On October 2, 2014, the Company entered into a letter agreement for an equity line of financing up to $7,500,000 (the “Letter Agreement”) with Calm Seas Capital, LLC (“Calm Seas”).

Under the Letter Agreement, over a 24 month period from the effective date of a registration statement covering shares issuable to Calm Seas (the "Effective Date") we may put to Calm Seas up to an aggregate of $7,500,000 in shares of our Class A common stock for a purchase price equal to 80% of the lowest price of our Class A common stock during the five consecutive trading days immediately following the date we deliver notice to Calm Seas of our election to put shares pursuant to the Letter Agreement. We may put shares bi-monthly. The dollar value that will be permitted for each put pursuant to the Letter Agreement will be the lesser of: (A) the product of (i) 200% of the average daily volume in the US market of our Class A common stock for the ten trading days prior to the date we deliver our put notice to Calm Seas multiplied by (ii) the average of the daily closing prices for the ten (10) trading days immediately preceding the date we deliver our put notice to Calm Seas, or (B) $100,000. We will automatically withdraw our put notice to Calm Seas if the lowest closing bid price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing “bid” price for our Class A common stock for the ten (10) trading days prior to the date we deliver our put notice to Calm Seas. Notwithstanding the $100,000 ceiling for each bi-monthly put, as described above, we may at any time request Calm Seas to purchase shares in excess of such ceiling, either as a part of bi-monthly puts or as an additional put(s) during such month. If Calm Seas, in its sole discretion, accepts such request to purchase additional shares, then we may include the put for additional shares in our monthly put request or submit an additional put for such additional shares in accordance with the procedure set forth above.

The Letter Agreement will terminate when any of the following events occur:

●	Calm Seas has purchased an aggregate of $7,500,000 of our Class A common stock; or

●	The second anniversary from the Effective Date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Kraig Biocraft Laboratories, Inc. (A Development Stage Company) (the Company) as of December 31, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Kraig Biocraft Laboratories, Inc. as of December 31, 2012 and for the period from April 25, 2006 (inception) to December 31, 2012 were audited by other auditors whose report dated April 10, 2013 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kraig Biocraft Laboratories, Inc. (A Development Stage Company) as of December 31, 2013 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 15, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Kraig Biocraft Laboratories, Inc.
Houston, Texas

We have audited the accompanying balance sheet of Kraig Biocraft Laboratories, Inc. (a development stage company) as of December 31, 2012 and 2011 and the related statements of income, cash flows and stockholders' equity for the years ended December 31, 2012 and 2011 and for the period from April 25, 2006 (inception) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kraig Biocraft Laboratories, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PS STEPHENSON & CO, P.C.

Wharton, Texas
April 10, 2013, except for Note 2 which is December 6, 2013

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31, 2013	December 31, 2012
		(RESTATED)
Current Assets
Cash	$295,381	$53,782
Prepaid expenses	1,743	2,270
Loan receivable	-	6,000
Interest receivable	-	192
Total Current Assets	297,124	62,244

Property and Equipment, net	14,093	16,508

Total Assets	$311,217	$78,752

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$362,436	$246,964
Current portion of loan payable	3,981	4,377
Royalty agreement payable - related party	64,720	66,000
Accounts payable and Accrued expenses - related party	1,081,482	886,449
Total Current Liabilities	1,512,619	1,203,790

Long Term Liabilities
Convertible note payable - net of debt discount	-	5,000
Loan payable, net of current portion	-	4,378

Total Liabilities	1,512,619	1,213,168

Commitments and Contingencies

Stockholders' Deficit
Convertible Preferred stock Series A, no par value;
2 and none shares issued and outstanding, respectively	5,217,800	-
Common stock Class A, no par value; unlimited shares authorized,
635,241,994 and 604,115,638 shares issued and outstanding, respectively	7,810,920	6,360,920
Common stock Class B, no par value; unlimited shares authorized,
no shares issued and outstanding	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	2,053,236	1,320,337
Deficit accumulated during the development stage	(16,305,358)	(8,837,673)
	.
Total Stockholders' Deficit	(1,201,402)	(1,134,416)

Total Liabilities and Stockholders' Deficit	$311,217	$78,752

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statements of Operations
	For the Years Ended		For the Period from April 25, 2006
	December 31, 2013	December 31, 2012	(Inception) to December 31, 2013
		(RESTATED)	(RESTATED)
Revenue	$-	$-	$-

Operating Expenses
General and Administrative	1,375,528	379,326	3,315,030
Public Relations	-	400,000	619,890
Amortization of Debt Discount	-	-	120,000
Professional Fees	178,373	48,667	513,448
Officer's Salary	237,134	267,120	1,840,648
Contract Settlement	-	-	107,143
Research and Development	489,434	465,293	1,791,443
Total Operating Expenses	2,280,469	1,560,406	8,307,602

Loss from Operations	(2,280,469)	(1,560,406)	(8,307,602)

Other Income/(Expenses)
Gain on forgiveness of debt	6,775	-	6,775
Other income	-	3,000	7,881
Bad debt expense	(6,238)	-	(6,238)
Interest income	47	192	239
Loss on settlement of accrued payroll-related party	(5,187,800)	-	(5,187,800)
Change in fair value of embedded derivative liability	-	-	(2,790,185)
Change in fair value of embedded derivative liability-related party	-	-	119,485
Interest expense	-	(45,707)	(147,913)
Total Other Income/(Expenses)	(5,187,216)	(42,515)	(7,997,756)

Net (Loss) before Provision for Income Taxes	(7,467,685)	(1,602,921)	(16,305,358)

Provision for Income Taxes	-	-	-

Net (Loss)	$(7,467,685)	$(1,602,921)	$(16,305,358)

Net Income (Loss) Per Share - Basic and Diluted	$(0.01)	$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	616,313,968	596,143,581

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders Deficit
For the period from April 25, 2006 (inception) to December 31, 2013

							Common Stock -
							Class A Shares				Deficit
	Preferred Stock - Series A		Common Stock - Class A		Common Stock - Class B		To be issued			Deferred	Accumulated during
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Compensation	Development Stage	Total

Balance, April 25, 2006	-	$-	-	$-	-	$-	-	$-	$-	-	$-	$-

Stock issued to founder	-	-	332,292,000	180	-	-	-	-	-	-	-	180

Stock issued for services ($.01/share)	-	-	17,500,000	140,000	-	-	-	-	-	-	-	140,000

Stock issued for services ($.01/share)	-	-	700,000	5,600	-	-	-	-	-	-	-	5,600

Stock contributed by shareholder	-	-	(11,666,500)	-	-	-	-	-	-	-	-	-

Stock issued for cash ($.05/share)	-	-	4,000	200	-	-	-	-	-	-	-	200

Stock issued for cash ($.05/share)	-	-	4,000	200	-	-	-	-	-	-	-	200

Fair value of warrants issued	-	-	-	-	-	-	-	-	126,435	-	-	126,435

Net Loss	-	-	-	-	-	-	-	-	-	-	(530,321)	(530,321)

Balance, December 31, 2006	-	-	338,833,500	146,180	-	-	-	-	126,435	-	(530,321)	(257,706)

Stock issued for cash ($.01/share)	-	-	1,750,000	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.01/share)	-	-	12,000,000	103,000	-	-	-	-	-	-	-	103,000

Stock issued for cash ($.0003/share)	-	-	9,000,000	3,000	-	-	-	-	-	-	-	3,000

Stock issued for cash ($.01/share)	-	-	1,875,000	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.01/share)	-	-	1,875,000	15,000	-	-	-	-	-	-	-	15,000
												-
Stock issued for services ($.01/share)	-	-	2,000,000	16,000	-	-	-	-	-	-	-	16,000

Stock issued for cash ($.01/share)	-	-	13,125,000	105,000	-	-	-	-	-	-	-	105,000

Stock issued for cash ($.003/share)	-	-	80,495,000	241,485	-	-	-	-	-	-	-	241,485

Stock issued for cash ($.003/share)	-	-	200,000	600	-	-	-	-	-	-	-	600

Stock issued for cash ($.003/share)	-	-	8,300,000	24,900	-	-	-	-	-	-	-	24,900

Stock issued for cash ($.003/share)	-	-	25,000	75	-	-	-	-	-	-	-	75

Stock issued for cash ($.003/share)	-	-	120,000	360	-	-	-	-	-	-	-	360

Stock issued for cash ($.003/share)	-	-	1,025,000	3,075		-		-	-	-	-	3,075

Stock issued in connection to cash offering	-	-	28,125,000	84,375	-	-	-	-	(84,375)	-	-	-

Stock issued for services ($.01/share)	-	-	600,000	6,000	-	-	-	-	-	-	-	6,000

Net loss, for the year ended December 31, 2007	-	-	-	-	-	-	-	-	-	-	(472,986)	(472,986)

Balance, December 31, 2007	-	-	499,348,500	779,050	-	-	-	-	42,060	-	(1,003,307)	(182,197)

Stock issuable for services ($.01/share)	-	-	-	-	-	-	400,000	4,000	-	-	-	4,000

Net loss, for the year ended December 31, 2008	-	-	-	-	-	-	-	-	-	-	(1,721,156)	(1,721,156)

Balance, December 31, 2008	-	-	499,348,500	779,050	-	-	400,000	4,000	42,060	-	(2,724,463)	(1,899,353)

Stock issued for cash ($.01/share)	-	-	2,500,000	25,000	-	-	-	-	-	-	-	25,000

Stock issued for cash ($.008/share)	-	-	366,599	3,000	-	-	-	-	-	-	-	3,000

Stock issued for services	-	-	280,000	14,000	-	-	722,311	18,000	-	-	-	32,000

Stock issued for services	-	-	-	-	-	-	10,000,000	200,000	-	(103,333)	-	96,667

Net loss for the year ended December 31, 2009	-	-	-	-	-	-	-	-	-	-	(1,432,091)	(1,432,091)

Balance, December 31, 2009	-	-	502,495,099	821,050	-	-	11,122,311	222,000	42,060	(103,333)	(4,156,554)	(3,174,777)

Stock issued for services ($.01/share)	-	-	540,000	5,400	-	-	-	-	-	(5,000)	-	400

Stock issued for services ($.02/share)	-	-	17,885,915	334,000	-	-	-	-	-	-	-	334,000

Stock issued for services ($.08/share)	-	-	387,500	31,000	-	-	-	-	-	-	-	31,000

Stock issued for services ($.15/share)	-	-	200,000	30,000	-	-	-	-	-	-	-	30,000

Stock issued for services ($.05/share)	-	-	280,000	14,000	-	-	-	-	-	-	-	14,000

Warrants issued for services	-	-	-	-	-	-	-	-	168,000	(168,000)	-	-

Stock issued in connection with convertible note conversion	-	-	5,694,451	100,000	-	-	-	-	-	-	-	100,000

Stock issued in connection with convertible note conversion	-	-	854,169	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.02/share)	-	-	10,000,000	200,000	-	-	(10,000,000)	(200,000)	-	-	-	-

Stock issued for cash ($.01/share)	-	-	4,000,000	28,632	-	-	-	-	-	-	-	28,632

Stock issued for cash ($.02/share)	-	-	4,513,116	70,000	-	-	-	-	-	-	-	70,000

Stock issued for cash ($.08/share)	-	-	1,179,245	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($.06/share)	-	-	1,157,407	75,000	-	-	-	-	-	-	-	75,000

Exercise of 6,000,000 warrants in exchange for stock	-	-	5,177,801	10,000	-	-	-	-	677,908	-	-	687,908

Deferred compensation realized	-	-	-	-	-	-	-	-	-	250,333	-	250,333

Forgiveness of accrued payable to related party	-	-	-	-	-	-	-	-	499,412			499,412

Forgiveness of derivative liability to related party	-	-	-	-	-	-	-	-	2,102,795			2,102,795

Net loss for the year ended December 31, 2010	-	-	-	-	-	-	-	-	-	-	(1,782,888)	(1,782,888)

Balance, December 31, 2010	-	-	554,364,703	1,834,082	-	-	1,122,311	22,000	3,490,175	(26,000)	(5,939,442)	(619,185)

Stock issued for cash ($.06/share)	-	-	1,470,588	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($.05/share)	-	-	2,083,333	100,000	-	-	-	-	-	-	-	100,000

Stock issued for services ($.07/share)	-	-	1,000,000	70,000	-	-	-	-	-	-	-	70,000

Stock issued for services ($.07/share)	-	-	1,029,412	70,000	-	-	-	-	-	-	-	70,000

Stock issued for cash ($.07/share)	-	-	1,420,455	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.07/share)	-	-	1,372,119	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.08/share)	-	-	1,314,406	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.06/share)	-	-	1,543,210	100,000	-	-	-	-	-	-	-	100,000

Stock issued for license ($0.11/share)	-	-	2,200,000	242,000	-	-	-	-	-	-	-	242,000

Exercise of 20,000,000 warrants in exchange for stock	-	-	19,767,985	2,569,838	-	-	-	-	(2,569,838)	-	-	-

Deferred compensation realized	-	-	-	-	-	-	-	-	-	26,000	-	26,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	-	-	-	-	-	(1,295,310)	(1,295,310)

Balance, December 31, 2011	-	-	587,566,211	5,385,920	-	-	1,122,311	22,000	920,337	-	(7,234,752)	(906,495)

Stock issued for cash ($0.06/share)	-	-	1,562,500	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	2,403,846	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.05/share)	-	-	1,923,077	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	2,155,172	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.02/share)	-	-	1,004,832	25,000	-	-	-	-	-	-	-	25,000

Shares issued for services ($0.10/share)	-	-	3,000,000	300,000	-	-	-	-	-	-	-	300,000

Shares issued for services ($0.06/share)	-	-	300,000	18,000	-	-	-	-	-	-	-	18,000

Shares issued for services ($0.06/share)	-	-	1,600,000	96,000	-	-	-	-	-	-	-	96,000

Shares issued for services ($0.06/share)	-	-	1,600,000	96,000	-	-	-	-	-	-	-	96,000

Shares issued for services ($0.04/Share)	-	-	1,000,000	40,000	-	-	-	-	-	-	-	40,000

Grant 100,000,000 warrants for services	-	-	-	-	-	-	-	-	400,000	-	-	400,000

Net loss for the year ended December 31, 2012	-	-	-	-	-	-	-	-	-	-	(1,602,921)	(1,602,921)

Balance, December 31, 2012	-	-	604,115,638	6,360,920	-	-	1,122,311	22,000	1,320,337	-	(8,837,673)	(1,134,416)

Stock issued for cash ($0.05/share)	-	-	961,538	50,000	-	-	-	-	-	-	-	50,000

Stock issued for cash ($0.05/share)	-	-	945,537	50,000	-	-	-	-	-	-	-	50,000

Stock issued for cash ($0.06/share)	-	-	822,368	50,000	-	-	-	-	-	-	-	50,000

Stock issued for cash ($0.08/share)	-	-	884,434	75,000	-	-	-	-	-	-	-	75,000

Stock issued for cash ($0.06/share)	-	-	3,521,126	200,000	-	-	-	-	-	-	-	200,000

Stock issued for cash ($0.05/share)	-	-	1,838,235	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.05/share)	-	-	1,923,077	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.05/share)	-	-	2,100,840	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	5,208,334	200,000	-	-	-	-	-	-	-	200,000

Stock issued for cash ($0.04/share)	-	-	3,063,725	125,000	-	-	-	-	-	-	-	125,000

Exercise of 10,000,000 warrants in exchange for stock	-	-	9,857,142	400,000	-	-	-	-	(400,000)	-	-	-

Preferred Stock issued for settlement of accrued payroll-related party	2	5,217,800	-	-	-	-	-	-	-	-	-	5,217,800

Grant 10,000,000 warrants for services	-	-	-	-	-	-	-	-	736,816	-	-	736,816

Grant 8,000,000 warrants for services, net of M2M adjustment for unvested warrants	-	-	-	-	-	-	-	-	396,083	-	-	396,083

Net loss for the year ended December 31, 2013	-	-	-	-	-	-	-	-	-	-	(7,467,685)	(7,467,685)

Balance, December 31, 2013	2	$5,217,800	635,241,994	$7,810,920	-	$-	1,122,311	$22,000	$2,053,236	$-	$(16,305,358)	$(1,201,402)

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statements of Cash Flows

			For the Period from
			April 25, 2006
			(Inception) to
	For the Year Ended December 31,		December 31,
	2013	2012	2013
Cash Flows From Operating Activities:		(RESTATED)	(RESTATED)
Net Loss	$(7,467,685)	$(1,602,921)	$(16,305,358)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	5,888	5,583	17,294
Gain on forgiveness of debt	(6,775)		(6,775)
Stock issuable for services	-	-	22,000
Loss on settlement of accrued payroll - related party	5,187,800	-	5,187,800
Change in Fair Value of Derivative Liability	-	-	2,790,703
Stock issued for services	-	550,000	1,458,180
Warrants issued to employees	-	-	126,435
Warrants issued to consultants	1,132,899	400,000	1,700,899
Deferred compensation realized	-	-	200,000
Bad debt expense	6,238	-	6,238
Changes in operating assets and liabilities:
(Decrease) in interest receivable	(46)	0	(46)
(Increase) Decrease in prepaid expenses	527	(2,270)	(1,743)
Increase in accrued expenses and other payables - related party	223,749	235,377	1,593,349
Increase in accounts payable	117,251	(148,691)	446,477
Net Cash Used In Operating Activities	(800,154)	(562,922)	(2,764,547)

Cash Flows From Investing Activities:
Loan receivable	-	-	(6,000)
Interest receivable	-	(192)	(192)
Purchase of Fixed Assets and Domain Name	(3,473)	-	(31,387)
Net Cash Used In Investing Activities	(3,473)	(192)	(37,579)

Cash Flows From Financing Activities:
Proceeds from Notes Payable - Stockholder	150,000	-	150,000
Repayments of Notes Payable - Stockholder	(150,000)	-	(150,000)
Proceeds from issuance of convertible note	-	-	120,000
Repayments of loan payable	(4,774)	(3,513)	3,980
Proceeds from issuance of common stock	1,050,000	425,000	2,973,527
Net Cash Provided by Financing Activities	1,045,226	421,487	3,097,507

Net Increase (Decrease) in Cash	241,599	(141,627)	295,381

Cash at Beginning of Period	53,782	195,409	-

Cash at End of Period	$295,381	$53,782	$295,381

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with cashless warrants exercise	$400,000	$-	$2,969,838
Shares issued for settlement of accrued payroll - related party	$30,000	$-	$30,000
Shares issued in connection with convertible note payable	$-	$-	$115,000
Beneficial conversion feature on convertible notes and related debt discount	$-	$-	$120,000

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Kraig Biocraft Laboratories, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents as of December 31, 2013 or 2012.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification No. 260, “Earnings per Share.” As of December 31, 2013 and 2012, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

The computation of basic and diluted loss per share at December 31, 2013 and 2012 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	December 31, 2013	December 31, 2012

Stock Warrants (Exercise price - $0.001/share)	18,000,000	10,000,000
Convertible Preferred Stock	2	2
Total	18,000,002	18,000,002

(E) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

	2013	2012

Expected income tax recovery (expense) at the statutory rate of 34%	$(2,539,012)	$(544,999)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	2,153,127	324,053
Change in valuation allowance	385,853	220,946

Provision for income taxes	$-	$-

The components of deferred income taxes are as follows:

	Years Ended December,
	2013	2012

Deferred tax liability:	$-	$-
Deferred tax asset
Net Operating Loss Carryforward	2,415,595	2,029,742
Valuation allowance	(2,415,595)	(2,029,742)
Net deferred tax asset	-	-
Net deferred tax liability	$-	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2033.

The net change in the valuation allowance for the year ended December 31, 2013 and 2012 was an increase of $385,853 and $220,946, respectively.

Effective January 1, 2009, the Company adopted guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all federal or state income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. As of December 31, 2013 and 2012 there were no amounts that had been accrued in respect to uncertain tax positions.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

None of the Company’s federal or state income tax returns is currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However, fiscal years 2009 and later remain subject to examination by the IRS and respective states.

(G) Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

(H) Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Recent Accounting Pronouncements

In July 2013, FASB issued ASU No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists." The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company's Consolidated Financial Statements.
In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

(K) Reclassification

The 2012 financial statements have been reclassified to conform to the 2013 presentation.

(L) Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for automobiles.

In accordance with FASB Accounting Standards Codification No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded during the years ended December 31, 2013 and 2012.

Fair Value of Financial Instruments

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Level 1 instruments include cash, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at December 31, 2013.
Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

	2013	2012
Level 1	$-	$-
Level 2	-	-
Level 3	-	-
Total	$-	$-

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

NOTE 2 RESTATEMENT OF FINANCIAL STATEMENTS

The audited financial statements for the year ended December 31, 2012, filed with the SEC on April 15, 2013, have been restated as a result of management’s determination that the Company’s accounting treatment pertaining to the issuance of 10,000,000 warrants to consultant with a fair value of $400,000 should be recorded as a public relations expense.

The effect of the restatement on our previously issued audited financial statements as of December 31, 2012 is as follows:

	RESTATED BALANCE SHEET			Note

	As Reported	Adjustments	Restated

Total Assets	$78,752	$-	$78,752

Total Liabilities	$1,213,168	$-	$1,213,168

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, no par value; unlimited shares authorized,
none issued and outstanding	-	-	-
Common stock Class A, no par value; unlimited shares authorized,
603,269,838 and 586,720,411 shares issued and outstanding, respectively	6,360,920	-	6,360,920
Common stock Class B, no par value; unlimited shares authorized,
no shares issued and outstanding	-	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	-	22,000	1
Additional paid-in capital	920,337	400,000	1,320,337
Deferred Compensation	-	-	-
Deficit accumulated during the development stage	(8,437,673)	(400,000)	(8,837,673)	1
	.
Total Stockholders' Deficit	(1,134,416)	-	(1,134,416)

Total Liabilities and Stockholders' Deficit	$78,752	$-	$78,752

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

	RESTATED STATEMENT OF OPERATIONS

	For the Year Ended		For the Year Ended
	December 31, 2012		December 31, 2012
	As Reported	Adjustments	Restated
Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	379,326		379,326
Public Relations	-	400,000	400,000	1
Amortization of Debt Discount	-		-
Professional Fees	48,667		48,667
Officer's Salary	267,120		267,120
Contract Settlement	-		-
Research and Development	465,293		465,293
Total Operating Expenses	1,160,406	400,000	1,560,406
			-
Loss from Operations	(1,160,406)	(400,000)	(1,560,406)
			-
Other Income/(Expenses)			-
Other income	3,000		3,000
Interest income	192		192
Change in fair value of embedded derivative liability	-		-
Change in fair value of embedded derivative liability-related party	-		-
Interest expense	(45,707)		(45,707)
Other expense	-		-
Total Other Income/(Expenses)	(42,515)	-	(42,515)
			-
Net (Income) Loss before Provision for Income Taxes	(1,202,921)	(400,000)	(1,602,921)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(1,202,921)	$(400,000)	$(1,602,921)
			-
Net Income (Loss) Per Share - Basic and Diluted	$(0.00)		$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	596,143,581		596,143,581

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

	RESTATED STATEMENT OF OPERATIONS

	For the Period from April 25, 2006 (Inception) to December 31, 2012		For the Period from April 25, 2006 (Inception) to December 31, 2012
	As Reported	Adjustments	Restated

Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	1,939,502		1,939,502
Public Relations	219,890	400,000	619,890	1
Amortization of Debt Discount	120,000		120,000
Professional Fees	335,075		335,075
Officer's Salary	1,603,514		1,603,514
Contract Settlement	107,143		107,143
Research and Development	1,302,009		1,302,009
Total Operating Expenses	5,627,133	400,000	6,027,133
			-
Loss from Operations	(5,627,133)	(400,000)	(6,027,133)
			-
Other Income/(Expenses)			-
Other income	7,881		7,881
Interest income	192		192
Change in fair value of embedded derivative liability	(2,790,185)		(2,790,185)
Change in fair value of embedded derivative liability-related party	119,485		119,485
Interest expense	(147,913)		(147,913)
Total Other Income/(Expenses)	(2,810,540)	-	(2,810,540)
			-
Net (Income) Loss before Provision for Income Taxes	(8,437,673)	(400,000)	(8,837,673)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(8,437,673)	$(400,000)	$(8,837,673)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

	RESTATED STATEMENTS OF CASH FLOWS

	For the Year Ended		For the Year Ended
	December 31, 2012		December 31, 2012
	As Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net Loss	$(1,202,921)	$(400,000)	$(1,602,921)	1
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	5,583		5,583
Stock issuable for services	-		-
Change in Fair Value of Derivative Liability	-		-
Stock issued for services	550,000		550,000
Warrants issued to employees	-		-
Warrants issued to consultants	-	400,000	400,000
Deferred compensation realized	-		-
Changes in operating assets and liabilities:			-
(Increase)Decrease in prepaid expenses	(2,270)		(2,270)
(Increase)Decrease in other receivables			-
Increase in accrued expenses and other payables - related party	238,977		238,977
Increase in accounts payable	(152,291)		(152,291)
Net Cash Used In Operating Activities	(562,922)	-	(562,922)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

	RESTATED STATEMENTS OF CASH FLOWS

	For the Period from April 25, 2006 (Inception) to December 31, 2012		For the Period from April 25, 2006 (Inception) to December 31, 2012
	As Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net Loss	$(8,437,673)	$(400,000)	$(8,837,673)	1
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	11,406		11,406
Stock issuable for services	22,000		22,000
Change in Fair Value of Derivative Liability	2,790,703		2,790,703
Stock issued for services	1,458,180		1,458,180
Warrants issued to employees	126,435		126,435
Warrants issued to consultants	168,000	400,000	568,000	1
Deferred compensation realized	200,000		200,000
Changes in operating assets and liabilities:			-
(Increase)Decrease in prepaid expenses	(2,270)		(2,270)
Increase in accrued expenses and other payables - related party	1,369,600		1,369,600
Increase in accounts payable	329,226		329,226
Net Cash Used In Operating Activities	(1,964,393)	-	(1,964,393)

Note:
1. Adjustment to recognize 10,000,000 warrants issued to consultant on November 21, 2012, with fair value of $400,000 (See Note 7(E)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

NOTE 3 GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage, has a working capital deficiency of $1,215,495 and stockholders’ deficiency of $1,201,402 and used $2,764,547 of cash in operations from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 4 EQUIPMENT

At December 31, 2013 and December 31, 2012 equipment is as follows:

	As of December 31, 2013	As of December 31, 2012

Automobile	$25,828	$25,828
Office Equipment	5,560	2,086
Less Accumulated Depreciation	(17,295)	(11,406)

Total Property and Equipment	$14,093	$16,508

Depreciation and amortization expense for the year ended December 31, 2013 and 2012 was $5,888 and $5,583 respectively.

NOTE 5 CONVERTIBLE DEBT, DEBT DISCOUNT AND FAIR VALUE MEASUREMENT OF DERIVATIVE FINANCIAL INSTRUMENTS

On July 17, 2009, the Company entered into an agreement with an investor group where the Company will issue up to $120,000 in convertible units. The debentures will be in the face amount of $10,000 each, mature on December 31, 2010, bear interest at the rate of 5% simple interest per annum, payable at maturity or convertible with the principal, and the principal and interest shall be convertible at the option of the holder at a fixed price of $0.018 per share. Each debenture shall have a warrant attached exercisable for the purchase of 500,000 shares of common stock. The warrants shall expired on December 31, 2011, have a cashless exercise provision, and be exercisable at a fixed price of $0.02. The agreement also requires the investment group to purchase up to $1,000,000 of common stock monthly at the lesser of $75,000 or 200% of the average daily volume multiplied by the average of the daily closing prices for the ten days immediately preceding the exercise date. Each investment by the investment group is priced at the lowest closing “bid” price of the common stock during the five days immediately before the investment. The term of the funding shall be the earlier of (a) the drawing down of the entire $1,000,000 or (b) 24 months after the Effective Date, July 17, 2011. In addition, the Company is required to file and maintain an effective registration statement covering the convertible units, cannot issue more than 5% of its common stock outstanding without the investor group’s consent and must maintain a contractual relationship with a public relations firm, which is related to the investor group. The Company has issued $120,000 of convertible debt to date. On July 21, 2010, the issuance of 1,799,434 shares was approved by the board of directors in exchange for the $15,000 specified in the put notice.

The $120,000 convertible debt instrument was determined to have a separate derivative liability instrument requiring bifurcation and the computation of fair value. The conversion price per share equals to the lower of the conversion price and the average closing bid price of the common stock during the 20 trading days prior to and including the date on which the conversion notice is delivered to the holder, however, the mandatory Conversion price shall not be less than $0.005. The Company calculated the estimated fair values of the liabilities for warrant derivative instruments and embedded conversion option derivative instruments with the Black-Scholes option pricing model.

The fair value of the embedded conversion options at the commitment date was $251,919. Of the total, $120,000 was assigned to debt discount and $131,919 was recorded as a derivative expense.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On February 11, 2010 the Company authorized the issuance of 5,694,451 shares of Common Stock for the exercise price of $0.02/share in exchange for $100,000 in convertible note payable and on April 6, 2010 the Company authorized the issuance of 854,169 shares of Common Stock for the exercise price of $0.02/share in exchange for $15,000 in convertible note payable.

At December 31, 2010, pursuant to the agreement, all outstanding principal and accrued interest on the convertible debt was due, and the conversion rights of the holder terminated. Accordingly, at December 31, 2010, the Company determined that no derivative liability existed in connection to the outstanding remaining debt of $5,000. For the year ended December 31, 2013, the note holder forgave the remaining balance and the $5,000 convertible note balance along with accrued interest of $1,775 was recorded as a gain on forgiveness of debt. As of December 31, 2013 the remaining convertible note balance was $0.

In addition, on October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 warrants.

At June 30, 2011 the Company recorded interest expense and related accrued interest payable of $2,466. The Company also recorded $92,600 for the amortization of debt discount in interest expense on the statement of operations. The debt discount is being amortized over the life of the convertible debt.

NOTE 6 LOAN PAYABLE

On December 8, 2010 the Company entered into a five year loan agreement with the principal loan amount of $15,828. The loan carries an interest rate of 6.94%, and is secured by an automobile. The remaining balance of $3,981 fully matures during the year ending December 31, 2014.

NOTE 7 LOAN PAYABLE – RELATED PARTY

On February 25, 2013 the Company received $150,000 from a principal stockholder. Pursuant to the terms of the loan, the advance bears interest at 3%, is unsecured and due on demand. At December 31, 2013 the loan balance was repaid. The Company recorded accrued interest payable of $2,001.

NOTE 8 STOCKHOLDERS’ DEFICIT

(A) Common Stock Issued for Cash

On April 28, 2006, the Company issued 8,000 shares of common stock for cash of $400 ($0.05 per share).

On January 8, 2007 the Company issued 1,750,000 shares of common stock for $15,000 ($0.01/share). This agreement was subsequently terminated effective May 23, 2007.

On January 22, 2007 the Company issued 12,000,000 shares of common stock for $103,000 ($0.01/share). In addition, 9,000,000 shares were issued for $3,000 ($0.0003/share).

On April 4, 2007, the Company issued 1,875,000 shares of common stock for cash of $15,000 ($0.01 per share).

On April 20, 2007, the Company issued 1,875,000 shares of common stock for cash of $15,000 ($0.01 per share).

On May 18, 2007, the Company issued 13,125,000 shares of common stock for cash of $105,000 ($0.01 per share).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On August 28, 2007 the Company entered into a stock purchase agreement to issue 80,495,000 shares common stock in the amount of $241,485 ($0.003/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 200,000 shares common stock in the amount of $600 ($0.003/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 8,300,000 shares common stock in the amount of $24,900 ($0.003/share).

On September 1, 2007 the Company entered into a stock purchase agreement to issue 25,000 shares common stock in the amount of $75 ($0.003/share).

On September 5, 2007 the Company entered into a stock purchase agreement to issue 120,000 shares common stock in the amount of $360 ($0.003/share).

On September 12, 2007 the Company entered into a stock purchase agreement to issue 1,025,000 shares common stock in the amount of $3,075 ($0.003/share).

In accordance with the May 2007 stock purchase agreement which contains an anti-dilution clause which requires the Company to issue additional common shares under the stock purchase agreement for any subsequent issuance at a price below $.08 per share for a period of 12 months, the Company has issued 28,125,000 additional shares through May 2008 as a result of the subsequent stock issuances at $0.003/share.

On April 24, 2009 the Company issued 2,000,000 shares of common stock for $20,000 ($0.01/share).

On May 22, 2009, the Company issued 500,000 shares of common stock for $5,000 ($0.01/share).

On September 30, 2009, the Company issued 366,599 shares of common stock for $3,000 ($0.01/share).

On May 18, 2010, the Company issued 4,000,000 shares of common stock for cash of $21,642 and in exchange of $6,990 in note payables ($0.007158 per share).

On July 21, 2010, the Company issued 1,875,000 shares of common stock for $15,000 ($0.008/share).

On September 10, 2010, the Company issued 1,351,351 shares of common stock for $20,000 ($0.0148/share).

On September 22, 2010, the Company issued 1,286,765 shares of common stock for $35,000 ($0.0272/share).

On October 15, 2010, the Company issued 1,179,245 shares of common stock for $100,000 ($0.084/share).

On December 7, 2010, the Company issued 1,157,407 shares of common stock for $75,000 ($0.065/share).

During the year ended December 31, 2013, the Company had to issue an additional 845,800 make-up shares related to a transaction entered into during the year ended December 31, 2010.

On January 25, 2011 the Company issued 1,470,588 shares of common stock for $100,000 ($0.068/share).

On March 22, 2011 the Company issued 2,083,333 shares of common stock for $100,000 ($0.048/share).

On April 18, 2011 the Company issued 1,029,412 shares of common stock for $70,000 ($0.07/share).

On April 22, 2011 the Company issued 1,420,455 shares of common stock for $100,000 ($0.07/share).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On September 22, 2011, the Company issued 1,372,119 shares of common stock for $100,000 ($0.07/share).

On November 9, 2011, the Company issued 1,314,406 shares of common stock for $100,000 ($0.08/share).

On December 16, 2011, the Company issued 1,543,210 shares of common stock for $100,000 ($0.06/share).

On January 20, 2012, the Company issued 1,562,500 shares of common stock for $100,000 ($0.06/share).

On April 19, 2012, the Company issued 2,403,846 shares of common stock for $100,000 ($0.06/share).

On May 19, 2012, the Company issued 1,923,077 shares of common stock for $100,000 ($0.05/share).

On June 29, 2012, the Company issued 2,155,172 shares of common stock for $100,000 ($0.04/share).

On December 21, 2012, the Company issued 1,004,832 shares of common stock for $25,000 ($0.02/share).

On February 19, 2013, the Company issued 961,538 shares of common stock for $50,000 ($0.05/share).

On March 4, 2013, the Company issued 945,537 shares of common stock for $50,000 ($0.05/share).

On April 1, 2013, the Company issued 822,368 shares of common stock for $50,000 ($0.06/share).

On April 15, 2013, the Company issued 884,434 shares of common stock for $75,000 ($0.08/share).

On July 11, 2013 the Company issued 1,760,563 shares of common stock for $100,000 ($0.06/share).

On July 25, 2013 the Company issued 1,760,563 shares of common stock for $100,000 ($0.06/share).

On August 13, 2013 the Company issued 1,838,235 shares of common stock for $100,000 ($0.05/share).

On September 3, 2013 the Company issued 1,923,077 shares of common stock for $100,000 ($0.05/share).

On September 19, 2013 the Company issued 2,100,840 shares of common stock for $100,000 ($0.05/share).

On October 3, 2013 the Company issued 2,604,167 shares of common stock for $100,000 ($0.04/share).

On October 17, 2013 the Company issued 2,604,167 shares of common stock for $100,000 ($0.04/share).

On December 11, 2013 the Company issued 3,063,725 shares of common stock for $125,000 ($0.04/share).

(B) Common Stock Issued for Intellectual Property

On April 26, 2006, the Company issued 332,292,000 shares of common stock to its founder having a fair value of $180 ($0.000001/share) in exchange for intellectual property. The fair value of the patent was determined based upon the historical cost of the intellectual property contributed by the founder.

(C) Common Stock Issued for Services

On May 8, 2006, the Company entered into a license agreement for research and development. Pursuant to the terms of the agreement, the Company issued 17,500,000 shares of common stock upon execution of the agreement. The Company also received a five-year call option from the license holder to repurchase 7,000,000 common shares at an exercise price of $150,000 or $.02 per share. The option gives the Company the right, but not the obligation to repurchase the shares of common stock. The call option expires May 4, 2011. As of June 30, 2011 the value of the stock was $.07 per share. The Company does not have the obligation to repurchase the shares.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 700,000 shares of common stock upon execution. These shares had a fair value of $5,600 ($0.01/share) based upon the recent cash offering price. Additionally, 2,000,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.01/share). As of December 31, 2008, the Company issued 600,000 shares of common stock for consulting services rendered with a fair value of $6,000 ($0.01/share). On January 15, 2008 the Company authorized the issuance of 400,000 shares of common stock for consulting services rendered with a fair value of $4,000 ($0.01/share).

On July 1, 2009, the issuance of 280,000 shares was approved by the board of directors as repayment for services previously provided to the Company by a consultant having a fair value of $14,000 ($0.05/share) in accordance with a consulting agreement (See Note 9(C)).

On July 1, 2009, the issuance of 482,825 shares was approved by the board of directors as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement. The total amount of issuable shares for the consultant is 1,122,311 shares, which includes 400,000 issuable shares previously approved by the board of directors and 239,486 shares were approved to be issued on November 19, 2009 for a fair value of $18,000 (See Note 9(C)).

On August 3, 2009, the Company entered into an agreement with a consultant to provide investor relations services. On October 5, 2009 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for investor relations to be provided over a term of 180 days. The Company started receiving services beginning October 5, 2009. As of March 31, 2010 $200,000 was recorded (See Note 8(D)).

On January 15, 2010 the Company issued 500,000 shares with a fair value of $5,000 ($0.01/share) to a consultant for investor relations to be provided over a term of 12 months once certain conditions are met. As of March 31, 2010, $5,000 was recognized as deferred compensation (See Note 8).

On May 21, 2010 the Company issued 40,000 shares with a fair value of $400 ($0.01/share) to a consultant for research and development services (See Note 9(C )).

On July 30, 2010 the Company issued 2,400,000 shares with a fair value of $30,000 ($0.0125/share) to a consultant for legal services incurred in behalf of the Company.

On August 26, 2010 the Company issued 280,000 shares with a fair value of $14,000 ($0.05/share) to a consultant for research and development services provided in the past.

On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past (See Note 9(C)).

On August 26, 2010 the Company issued 4,500,000 shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services (See Note 9(C)).

On August 26, 2010 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services (See Note 9(C)).

On September 16, 2010, the Company entered into an agreement with a consultant to provide technical support. On September 16, 2010 the Company issued 100,000 shares, as a sign on bonus, with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 9(C)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On September 16, 2010, the Company entered into an agreement with a consultant to provide technical support. On September 16, 2010 the Company issued 100,000 shares, as a sign on bonus, with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 9(C)).

On September 23, 2010 the Company issued 387,500 shares with a fair value of $31,000 ($0.08/share) to a consultant for legal services incurred on behalf of the Company.

On April 1, 2011 the Company issued 1,000,000 shares with a fair value of $70,000 ($0.07/share) to a consultant for research and development services.

On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period for a research and development consulting agreement.

On October 28, 2011, the Company issued 2,200,000 shares of stock with a fair value of $242,000 ($0.11/share) to obtain the use of a license.

On May 24, 2012 the Company issued 3,200,000 shares with a fair value of $192,000 ($0.06/share) to a consultants for research and development services.

On May 24, 2012 the Company issued 300,000 shares with a fair value of $18,000 ($0.06/share) to a consultant for research and development services provided in the past.

On May 24, 2012 the Company issued 3,000,000 shares with a fair value of $300,000 ($0.10/share) to a consultant for research and development services provided in the past.

On December 18, 2012 the Company issued 1,000,000 shares with a fair value of $40,000 ($0.04/share) to a consultant for research and development services provided in the past.

(D) Cancellation and Retirement of Common Stock

On December 29, 2006, the Company’s founder returned 11,666,500 shares of common stock to the Company. These shares were cancelled and retired. Accordingly, the net effect on equity is $0.

(E) Common Stock Warrants

During 2006, the Company issued 6,000,000 warrants to an officer under his employment agreement. The Company recognized an expense of $126,435 for the period from inception to December 31, 2006. The Company recorded the fair value of the warrants based on the fair value of each warrant grant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006, dividend yield of zero, expected volatility of 183%; risk-free interest rates of 4.98%, expected life of one year. The warrants vested immediately. The options expire between 5 and 9 years from the date of issuance and have an exercise price of between $.21 and $.40 per share. During November 2006, the Company and the officer entered into an amendment to the employment agreement whereby all the warrants were retired.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On July 29, 2010, the Company issued a warrant for 20,000,000 common shares in connection to a consulting agreement. The warrant was value at $200,000, the fair value of the services to be provided pursuant to the agreement. The warrant has a term of 2 years.

On October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 warrants.

On May 11, 2011, the Company issued 19,767,985 shares in connection with the cashless exercise of the 20,000,000 warrants.

On November 21, 2012, the Company issued 10-year warrants for 10,000,000 shares with a consultant, with an exercise price of $0.001 per share. The warrants were granted for services rendered. The warrants had a fair value of $400,000, based upon the Black-Scholes option-pricing model. The Company used the following weighted average assumptions:

Expected dividends	0%
Expected volatility	283.23%
Expected term	10 years
Risk free interest rate	1.69. %
Expected forfeitures	0%

On July 18, 2013, the Company issued 9,857,142 shares in connection with the cashless exercise of the 10,000,000 warrants.

On July 9, 2013, the Company issued 5-year warrants for 10,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services rendered. The warrants had a fair value of $736,816, based upon the Black-Scholes option-pricing model. The Company used the following weighted average assumptions:

Expected dividends	0%
Expected volatility	183.35%
Expected term	5 years
Risk free interest rate	1.50. %
Expected forfeitures	0%

On October 15, 2013, the Company issued 1-year warrants for 8,000,000 shares to a consultant, with an exercise price of $0.001 per share. The warrants were granted for services to be rendered. The warrants had a fair value of $396,083, based upon the Black-Scholes option-pricing model on the date of grant and were fully vested upon and will be exercisable beginning October 15, 2015 for a period of 12 months.

Grant Date
Expected dividends	0%
Expected volatility	96.35%

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

Expected term	3 years
Risk free interest rate	1.45.	%
Expected forfeitures	0%

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)

Balance, December 31, 2011	-	$-
Granted	10,000,000	0.001
Exercised
Cancelled/Forfeited	-	-
Balance, December 31, 2012	10,000,000	0.001	9.90
Granted	18,000,000	$0.001
Exercised	(10,000,000)	$-
Cancelled/Forfeited	-
Balance, December 31, 2013	18,000,000	$0.001	2.9

Intrinsic Value	918,000

For the year ended December 31, 2013, the following warrants were outstanding:

Exercise Price	Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

$0.001	28,000,000	18,000,000	2.9	918,000

For the year ended December 31, 2012, the following warrants were outstanding:

Exercise Price	Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

$0.001	10,000,000	10,000,000	9.895890411	365,000

(F) Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●	Common stock Class A, unlimited number of shares authorized, no par value
●	Common stock Class B, unlimited number of shares authorized, no par value
●	Preferred stock, unlimited number of shares authorized, no par value

Effective December 17 2013, the Company amended its articles of incorporation to designate a Series A no par value preferred stock. Two shares of Series A Preferred stock have been authorized.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

(G) Stock Split Effected in the Form of a Stock Dividend

On March 23, 2009, the Company's Board of Directors declared a nine-for-one stock split to be effected in the form of a dividend. The stock dividend was distributed to shareholders of record as of April 27, 2009. A total of 449,773,650 shares of common stock were issued. All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned stock dividend.

(H) Conversion of debt & Issuance of Convertible Preferred Stock – related party

During the year ended December 31, 2013, the Company's Chief Executive Officer converted accrued payroll of $30,000 in exchange for the issuance of Series A convertible Preferred Stock (“Series A PS”).

Each share of Series A PS is entitled to vote together with the holders of the Company’s common stock on all matters and is entitled to 200,000,000 votes on all such matters. Each Share of Series A PS is convertible into one share of the Company’s common stock at the holder’s option.

Series A PS Valuation
Debt converted – related party	$(30,000)
Valuation of Series A PS issued as consideration	5,217,800
Loss on settlement of debt	$5,187,800

The valuation of the Series A PS was performed by a third party valuation expert and was based on the voting control obtained and the Company's market cap at the time of the transaction.

NOTE 9 COMMITMENTS AND CONTINGENCIES

On March 18, 2010, the Company entered into an addendum to the employment agreement whereby the Company will reimburse the employee and his family for up to $20,000 of out of pocket medical and dental care costs, including prescription costs or co-pays.

On September 30, 2010, the Company entered into an addendum to the employment agreement whereby all but $250,000 of unpaid back salary will be forgiven by the principal stockholder. The addendum also eliminated the various milestone achievement awards from the prior employment agreements. In addition, the addendum reduced the interest rate to 3% per year. Further, the conversion rights for unpaid back salary where amended whereby the principal shareholder has the option to convert any accrued salary into Class “A” Common stock by dividing the dollar value of the debt to be converted to stock by the closing price of the stock on the date that the conversion notice is received by the Company. This amendment effectively eliminated any beneficial conversion features related to accrued salary of September 30, 2010. In exchange the Company agreed to issue 10,000,000 preferred shares to the principal stockholder no later than September 30, 2011, that date was extended by mutual agreement to December 31, 2012. The agreement was subsequently extended to October 30, 2013. By agreement with the principal shareholder, this obligation to issue preferred shares was satisfied by the December 17, 2013 issuance of 2 shares of super voting preferred stock.

On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. The employee is also to receive a 20% bonuses based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors (See Note 10).

(B)License Agreement

On May 8, 2006, the Company entered into a license agreement. Pursuant to the terms of the agreement, the Company paid a non-refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter. The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007. Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. In addition, the Company is in negotiations with the University of Notre Dame for a research and development agreement. Upon successfully entering into such an agreement, the Company anticipates it could owe approximately $144,000.

The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years.

(C)Royalty and Research Agreements

On September 16, 2010, the Company entered into an agreement with a consultant for research and development. On September 16, 2010 the Company issued 100,000 shares as a sign on bonus with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years.

On September 16, 2010, the Company entered into an agreement with a consultant for research and development. On September 16, 2010 the Company issued 100,000 shares as a sign on bonus with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years.

On May 21, 2010 the Company entered into a three year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company is required to issue 40,000 shares upon the execution of the agreement and subsequently 10,000 shares per year during the three year term of the agreement. The annual payment of 10,000 shares for the three years begins on Janaury15 of each of the next three years following the execution of this agreement.

On May 1, 2008 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company will be required to pay $1,000 per month, or at the Company’s option, the consulting fee may be paid in the form of Company common stock based upon the greater of $0.05 per share or the average of the closing price of the Company’s shares over the five days preceding such stock issuance. As of June 30, 2011 the Company had accrued $17,000 of accounts payable for the services provided of which was paid in common stock on July 1, 2009 (See Note 8(C)). As of June 30, 2011 the Company issued 280,000 shares of common stock in exchange for $14,000 of accounts payable for the services performed.

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer. In consideration of the Company issuing either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non-protective apparel use of the intellectual property to the Company. On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences. In accordance with FASB Accounting Standards Codification No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, the one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized. As of March 31, 2010, the Company has recorded $120,000 in accrued expenses- related party. On December 21, 2007 the officer extended the due date to July 30, 2008. On May 30, 2008 the officer extended the due date to December 31, 2008. On October 10, 2008, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer. The due date was extended to March 31, 2011. On September 8, 2009, a payment of $15,000 was paid to the officer. An additional payment of $10,000 was made on October 19, 2009 and December 1, 2009, respectfully. Additionally, the accrued expenses are accruing 7% interest per year. On January 15, 2010 an additional payment of $10,000 was made. During the quarter ending September 30, 2010 an additional payment of $8,000 was made. During the quarter ending September 30, 2012 an additional payment of $1,000 was made. During the year ended December 31, 2013, an additional payment of $1,280 was made. As of December 31, 2013 the outstanding balance is $64,720. As of December 31, 2013, the Company recorded interest expense and related accrued interest payable of $1,508.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On February 1, 2007 the Company entered into a consulting agreement for research and development for period of one year at a cost of $150,000. In April 2008, this agreement was extended through March 31, 2009 on a cost reimbursement basis. Reimbursements are to be made quarterly and are not to exceed $35,000. On March 1, 2010 the Company entered into a one year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company was required to pay up to $150,000 in research and development fees on a cost reimbursement basis. The agreement expired on February 28, 2011.

On June 6, 2012 the Company entered into a consulting agreement for intellectual property and collaborative research and development with an American university. The agreement covers ongoing research and development work performed by the university at the Company’s behest and with the Company’s assistance from May 1, 2011 and extending through April 30, 2013. Pursuant to the terms of the agreement the Company will be required to pay approximately $637,984 for research and development over the two year period. For the year ended December 31, 2012 the Company paid $465,293 in research and development fees. For the year ended December 31, 2013 the Company paid $489,434 in research and development fees.

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 700,000 shares of common stock upon execution. These shares had a fair value of $5,600 ($0.01/share) based upon the recent cash offering price. Additionally, 2,000,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.01/share). As of December 31, 2008, the Company issued 600,000 shares of common stock for consulting services rendered with a fair value of $6,000 ($0.01/share). On January 15, 2008 the Company authorized the issuance of 400,000 shares of common stock for consulting services rendered with a fair value of $4,000 ($0.01/share). On July 1, 2009, the issuance of 482,825 shares was approved by the board of directors as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement. The total amount of issuable shares for the consultant is 1,122,311 shares, which includes 400,000 issuable shares previously approved by the board of directors and 239,486 shares approved to be issued in November 2009. On August 26, 2010, the Company entered into an addendum to the employment agreement where the monthly fee to the consultant was increased to $10,000 per month starting on September 1, 2010. On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past In addition, On August 26, 2010 the Company issued 4,500,000 bonus shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services and 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services (See Note 8(C) ).

(D)Consulting Agreement

On August 3, 2009, the Company entered into an agreement with a consultant to provide investor relations services. On October 5, 2009 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for investor relations to be provided over a term of 180 days. The Company started receiving services beginning October 5, 2009. As of September 30, 2011, $200,000 was recorded as a consulting expense (See Note 8(C)).

On January 15, 2010, the Company entered into an agreement with a consultant to provide investor relations services in exchange for 500,000 shares or $15,000. On January 15, 2010 the Company issued 500,000 shares with a fair value of $5,000 ($0.01/share) to a consultant for investor relations to be provided over a term of 12 months (See Note 9(C)).

On July 29, 2010, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 20,000,000 common shares. The value of the services was $200,000, which approximated fair value. The agreement will remain in effect until January 29, 2011(See Note 9(E)).

On April 8, 2011 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company has to issue within 10 days following the effective date $70,000 worth of stock and pay a license fee of $30,000. The Company has a five year right to exercise the option for a commercial medical license or the commercial textile license. The fee for the first license is a $289,000 and shares equivalent in value to $675,000. The fee for a second commercial license is $75,000 and shares equivalent in value to $175,000. All payments are non-refundable. On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period.

On September 30, 2011 the Company entered into an addendum to an agreement with a consultant, superseding previous agreements, to provide research and development for a term of four years. Pursuant to the terms of the agreement, the Company will issue 3,000,000 shares of the Company’s common stock and replaces any stock currently owed to the consultant pursuant to consulting fee provisions of prior agreements. Additionally the Company will issue one million shares of the Company’s common stock per year as a consulting fee on the annual anniversary of this agreement or at the Company’s option, pay an annual consulting fee of $100,000. As of September 30, 2011, the fair value of the Company’s shares of common stock was $0.10 per share and the Company owed the consultant $130,000. Accordingly, the Company has recorded an additional liability to the consultant of $170,000 as of September 30, 2011. For the year ended December 31, 2012 the Company issued 4,000,000 shares with a fair value of $340,000 to a consultant for research and development services provided in the past.

On November 9, 2012, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 10,000,000 common shares. The agreement will remain in effect until May 27, 2013. On July 18, 2013, the Company issued 9,857,142 shares in connection with the cashless exercise of the 10,000,000 warrants.

On July 9, 2013, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 10,000,000 common shares at $.001 with a cashless provision and a five year term.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

On September 30, 2013 the Company entered into a Collaborative Yarn and Textile Development Agreement with a technical textile manufacturing company. Pursuant to the terms of that agreement the Company has agreed to supply the technical textile manufacturing company with sample quantities of the Company’s recombinant spider silk for the purpose of developing and testing new textiles which are made from, or which incorporate recombinant spider silk. The agreement provides that the two companies will jointly share, on an equal basis, any intellectual property, including any utility patents, which are developed as a result of this collaboration. Such intellectual property potentially includes utility patents on textile designs. The Company has agreed that it will pay half of the cost associated with the filing and prosecution of utility patents relating to intellectual property which is developed through its collaboration with the technical textile manufacturing company.

On October 15, 2013 the Company entered into an intellectual property agreement with a scientific researcher relating to the development of new recombinant silk fibers. Under the terms of that agreement the scientific researcher will transfer to the Company his rights to intellectual property, inventions and trade secrets which the researcher develops relating to recombinant silk. The researcher will receive 8,000,000 warrants of the Company’s stock, exercisable 24 months from the date of the agreement. The researcher will also receive additional warrants when and if the researcher develops advanced recombinant silk fibers for the Company’s use. Under the terms of the agreement the researcher will receive 10,000,000 warrants in the event that he develops a new recombinant silk fiber with certain performance characteristics, and another 10,000,000 warrants if he develops a second recombinant silk fiber with certain characteristics. If the consultant performs the contract in good faith the consultant will be entitled to an additional 8,000 warrants. The warrants described in this note all contain a cashless exercise provision and are exercisable on the 24 month anniversary of the date on which they were issuable under the agreement.

(E)Operating Lease Agreement

On April 1, 2012 the Company executed a one-year non-cancelable operating lease for its Laboratory space. The lease was subsequently extended through March 31, 2014. In March of 2014, the Company once again extended the lease on a month to month basis.

Rent expense for the years ended December 31, 2013 and 2012 is $13,565 and 9,789, respectively.

NOTE 10 RELATED PARTY TRANSACTIONS

On October 6, 2006 the Company received $10,000 from a principal stockholder. Pursuant to the terms of the loan, the advance bears interest at 12%, is unsecured and matured on May 1, 2007. At June 30, 2011 the Company recorded interest expense and related accrued interest payable of $776. As of June 30, 2011, the loan principal was repaid in full.

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer. In consideration of the Company issuing either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non-protective apparel use of the intellectual property to the Company. On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences. In accordance with In accordance with FASB Accounting Standards Codification No. 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, the one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized. As of March 31, 2010, the Company has recorded $120,000 in royalty agreement payable- related party. On December 21, 2007 the officer extended the due date to July 30, 2008. On May 30, 2008 the officer extended the due date to March 31, 2009. On October 10, 2008, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer. On March 30, 2010, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer. On September 8, 2009, a payment of $15,000 was paid to the officer. On October 19, 2009 and December 1, 2009, $10,000 was paid to the officer respectfully. An additional payment of $10,000 was made on January 15, 2010. During the quarter ending September 30, 2010 an additional payment of $8,000 was made. During the year ended December 31, 2012 an additional payment of $1,000 was made. During the year ended December 31, 2013 an additional payment of $1,280 was made. As of December 31, 2013, the outstanding balance is $66,000. Additionally, the accrued expenses are accruing 7% interest per year. As of December 31, 2013 the Company recorded interest expense and related accrued interest payable of $1,508.

During the year ended December 31, 2013, the Company's Chief Executive Officer forgave accrued payroll of $30,000 and extended the term of existing debt in exchange for the issuance of Series A convertible Preferred Stock ("Series A PS"). In connection with this transaction, incurred a loss on settlement of debt of $5,187,800. See note (8(H)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

As of December 31, 2013, the Company owes $669,184 in accrued salary to principal stockholder. On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors.

On February 25, 2013 the Company received $150,000 from a principal stockholder. Pursuant to the terms of the loan, the advance bears interest at 3%, is unsecured and due on demand. At December 31, 2013 the Company recorded interest expense and related accrued interest payable of $2,001 and the loan balance of $150,000 was repaid.

As of December 31, 2013 and 2012, there was $97,138 and $82,262, respectively, included in accounts payable and accrued expenses - related party, which is owed to the Company’s Chief Executive Officer.

NOTE 11 SUBSEQUENT EVENTS

On January 28, 2014 the Company issued 3,537,736 shares of common stock for $150,000 ($0.04/share).

On February 18, 2014 the Company issued 3,409,091 shares of common stock for $150,000 ($0.04/share).

On February 2, 2014, the Company issued 9,821,429 shares in connection with the exercise of 10,000,000 warrants, exercise price of $0.001, for $10,000.

On February 17, 2014, the Company entered into two consulting agreements with two consultants for independent technical expertise to further the Company’s business plans and scientific research and development. As consideration for the services performed, the Company agrees to issue the following to each of the consultants:

●
Within 30 days of the date of this agreement, a warrant for six hundred thousand shares of the Company’s common stock to be exercisable on the 14 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Within 30 days of the date of this agreement, a warrant for one million shares of the Company’s common stock to be exercisable on the 20 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Within 30 days of the date of this agreement, a warrant for two million shares of the Company’s common stock to be exercisable on the 32 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
Based on the consultants reaching two sets of benchmarks, two separate warrants for one million five hundred thousand shares of the Company’s common stock to be exercisable on the 28 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

●
On the three year anniversary, assuming the consultant acted in good faith and the Company’s board of directors approval, a warrant for one million five hundred thousand shares of the Company’s common stock to be exercisable on the 28 month anniversary of this agreement for a period of 12 months with a cashless exercise provision.

On March 12, 2014 the Company issued 2,551,020 shares of common stock for $100,000 ($0.04/share).

On March 19, 2014, the Company entered into a five year consulting agreement for general advisor and consulting services. As consideration for the services performed, the Company agrees to pay the consultant a fee of $1,000 per month. At the Company’s option, said consulting fee may be paid to the consultant in the form of Company stock based upon the greater of $0.50/share or the average of the closing price of the Company’s common stock over the five days preceding such stock issuance.
On March 21, 2014, the Company renewed its lease of a Laboratory. The lease is on a month to month basis at an annual rate of $12,750.

On March 28, 2014, the Company renewed and extended a consulting agreement and has agreed to issue 44,000 shares of common stock as consideration for consulting fees owed from June 1, 2012 through March 31, 2014.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained herein, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this prospectus and investors are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

»
We expect to spend approximately $105,000 per quarter through October 2015 on collaborative research and development of high strength polymers at the University of Notre Dame. If our financing will allow, management will give strong consideration to accelerating the pace of spending on research and development within the University of Notre Dame’s laboratories.

»
We expect to spend approximately $13,700 on collaborative research and development of high strength polymers and spider silk protein at the University of Wyoming over the next twelve months. This level of research spending at the university is also a requirement of our licensing agreement with the university. If our financing will allow, management will give strong consideration to accelerating the pace of spending on research and development within the University of Wyoming’s laboratories.

»
We will actively consider pursuing collaborative research opportunities with other university laboratories in the area of high strength polymers. If our financing will allow, management will give strong consideration to increasing the depth of our research to include polymer production technologies that are closely related to our core research

»
We will consider buying an established revenue producing company in a compatible business, in order to broaden our financial base and facilitate the commercialization of our products. We expect to use a combination of stock and cash for any such purchase.

»
We will also actively consider pursuing collaborative research opportunities with both private and university laboratories in areas of research which overlap the company’s existing research and development. One such potential area for collaborative research which the company is considering is protein expression platforms. If our financing will allow, management will give strong consideration to increasing the breadth of our research to include protein expression platform technologies.

»	We plan to actively pursue collaborative research and product testing, opportunities with companies in the biotechnology, materials, textile and other industries.
»
We plan to actively pursue collaborative commercialization, marketing and manufacturing opportunities with companies in the textile and material sectors for the fibers we developed and for any new polymers that we create in 2014.

»	We plan to actively pursue the development of commercial scale production of our recombinant materials including Monster SilkTM.

Limited Operating History

We have not previously demonstrated that we will be able to expand our business through an increased investment in our research and development efforts. We cannot guarantee that the research and development efforts described in this filing will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process and possible rejection of our products in development.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

Three Months ended September 30, 2014 and 2013.

Revenue for the three months ended September 30, 2014 and September 30, 2013 was $0.

Operating expenses for the three months ended September 30, 2014 and September 30, 2013 were $221,970 and $940,881, respectively.  Our general and administrative expenses for the three months ended September 30, 2014 and 2013 were $31,328 and $ 772,503, respectively. Our other expenses for the three-month period ended September 30, 2014 and September 30, 2013 included research and development expenses of $97,995 and $96,368, respectively, professional fees of $30,119 and $13,111, officer’s salaries of $62,528 and $58,899, respectively.

Our general and administrative expenses principally consist of consulting fees and fees for office rental, phone and internet access. Our professional fees include expenses for accounting, auditing, general legal fees, securities law related legal fees and intellectual property rights related legal fees.  The costs of accounting, auditing, general and securities related legal fees have remained fairly consistent over time. The largest variability for the professional fee category comes from intellectual property rights related legal fees.

Our general and administrative expenses and professional fees experienced the largest changes between the three months ended September 30, 2014 and September 30, 2013.  These values are set forth below:

	Three months ended 9/30/2014	Three months ended 9/30/2013
General and Administrative Expenses	$31,328	$772,503
Professional Fees	$30,119	$13,111

The primary reason for the decrease of $741,175 in general and administrative expenses in the three months ended September 30, 2014 compared to the same period in 2013 is due to the timing of the issuance of warrants during 2013 for investor relations services (10,000,000 warrants, valued at $736,816 using the Black-Scholes option pricing model).  These expenses were not incurred in the same period in 2014.  The primary reason for the increase of $17,008 in professional fees in the three months ended September 30, 2014 compared to the same period in 2013 is due to the timing of legal services filing and defending our intellectual property.  Legal fees were incurred in response to the Patent Office during the three months ending September 30, 2014. We had more communication with the Patent office in the quarter ended September 30, 2014, resulting in higher expenses.

Nine Months ended September 30, 2014 and 2013.

Revenue for the nine months ended September 30, 2014 and September 30, 2013 was $0.

Operating expenses for the nine months ended September 30, 2014 and September 30, 2013 were $1,420,061 and $1,485,164, respectively.  Our general and administrative expenses for the nine months ended September 30, 2014 and 2013 were $826,708 and $ 833,376, respectively. Our other expenses for the nine-month period ended September 30, 2014 and September 30, 2013 included research and development expenses of $292,940 and $330,407, respectively, professional fees of $112,828 and $144,594, officer’s salaries of $187,585 and $176,787, respectively.

Compared to the nine months ended September 30, 2013, general and administrative expenses in the nine months ended September 30, 2014 decreased by approximately $6,668.  Stock warrant issuance in the first half of 2014 is responsible for bringing the total general and administrative costs in line with the nine months ending September 30, 2013 values.

Our professional fees and research and development expenses experienced the largest changes between the nine months ended September 30, 2014 and September 30, 2013.  These values are set forth below:

	Nine months ended 9/30/2014	Nine months ended 9/30/2013
Professional Fees	$112,828	$144,594
Research and Development Expenses	$292,940	$330,407

The decrease of $31,766 in professional fees expenses in the nine-month period ended September 30, 2014 is primarily due to a reduction in legal fees associated with intellectual property patent expenses paid to the University of Notre Dame under our collaborative research agreement. The decrease of $37,468 in research and development expenses in the nine-month period ended September 30, 2014 is primarily due to a reduction in research project expenses at the University of Notre Dame. To be consistent with the year 2013, the Company intends to continue recording the legal fees reimbursed to the University of Notre Dame related to the filing and defending of patents as professional fee expenses.

The Company believes that the biggest factor which may change general and administrative and professional fees in the future is the Company entering into an acquisition transaction, strategic transaction or licensing transaction which would require assistance from outside professionals and therefore, additional fee payments.  Additionally, any significant developments in the Company’s research and development program would potentially lead to an increase in intellectual property related legal fees.

Results of Operations for the Years ended December 31, 2013 and 2012.

Revenue for the twelve months ended December 31, 2013 and 2012 was $0.

Operating expenses for the twelve months ended December 31, 2013 were $2,280,469. This compares to $1,560,406 in expenses during the twelve month period which ended December 31, 2012. Our general and administrative expenses for the years ended December 31, 2013 and 2012 were $1,375,528 and $379,326 respectively. Our other expenses in years 2013 and 2012 included research and development expenses of $489,434 and $465,293, respectively, professional fees of $178,373 and $48,667, respectively, officer’s salary of $237,134 and $267,120, respectively, and public relation services fees of $0 and $400,000, respectively.

Our general and administrative expenses and public relation services fees experienced the largest changes between the years ended December 31, 2013 and 2012.  These values are set forth below:

	Year Ended 12/31/2013	Year Ended 12/31/2012
General and Administrative Expenses	$1,375,528	$379,326
Public Relation Services Fees	$0	$400,000
Professional Fees	$178,373	$48,667

The  increase in general and administrative expenses of $996,202 in 2013 was primarily due to the issuance of warrants during 2013 for intellectual property consulting services (8,000,000 warrants, valued at $396,083 using the Black-Scholes option pricing model) and investor relations services (10,000,000 warrants, valued at $736,816 using the Black-Scholes option pricing model). Despite the fact that the Company incurred expenses of $400,000 in public relation services in 2012 and nil in 2013, the foregoing warrant expenses, which were not incurred in 2012, contributed to the substantial increase in our general and administrative expenses in 2013.

The primary reason for the increase in professional fees of $129,706 was due to the intellectual property related legal fees resulting from the University of Notre Dame filing and prosecution of patent applications relating to the Company’s sponsored research program within the University. The Company is obligated under its licensing agreement with the University to reimburse the University for such legal fees and costs. The Company has exercised its right to exclusive global rights to the technology.

Capital Resources and Liquidity

As of September 30, 2014 we had $726,857 in cash compared to $295,381 as of December 31, 2013.

Net cash used in operating activities was $715,625 for the nine months ended September 30, 2014 as compared to $592,306 for the nine months ended September 30, 2013.

Net cash used in investing activities was $0 for the nine months ended September 30, 2014 as compared to $3,473 for the nine months ended September 30, 2013.

Net cash provided by financing activities was $1,147,101 for the nine months ended September 30, 2014 as compared to $721,671 for the nine months ended September 30, 2013.

We believe we can not satisfy our cash requirements for the next twelve months with our current cash. Completion of our plan of operation is subject to attaining adequate financing. We cannot assure investors that adequate financing will be available. In the absence of such financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $1,200,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in obtaining financing, we may not be able to proceed with our business plan for the commercialization of our products and further research and development of new products. We anticipate that we will incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in this prospectus.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In July 2013, FASB issued ASU No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists." The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carry-forward or a tax credit carry-forward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company's Consolidated Financial Statements.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

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Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

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Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs.

Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations. In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We changed our independent registered public accounting firm effective October 29, 2013 from PS Stephenson & Co, P.C. (“Stephenson”) to M&K CPAs. Information regarding the change in the independent registered public accounting firm was disclosed in our Current Report on Form 8-K filed with the SEC on October 30, 2013. There were no disagreements with Stephenson or any reportable events requiring disclosure under Item 304(b) of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and sole director as of the date of the Prospectus is as follows:

NAME	AGE	POSITION	DATE APPOINTED

Kim Thompson	53	President, Chief Executive Officer, Director	April 25, 2006
Jonathan R. Rice	35	Chief Operating Officer	January 20, 2015

The following summarizes the occupation and business experience during the past five years for our officers and sole director.

KIM THOMPSON

Mr. Thompson was a founder of the California law firm of Ching & Thompson which was founded in 1997 where he focused primarily on commercial litigation. He has been a partner in the Illinois law firm of McJessy, Ching & Thompson since 2004 where he also emphasizes commercial and civil rights litigation. Mr. Thompson received his bachelor’s degree in applied economics from James Madison College, Michigan State University, and his Juris Doctorate from the University of Michigan. He is the named inventor or co-inventor on a number of provisional patent applications including inventions relating to biotechnology and mechanics. Mr. Thompson is the inventor of the technology concept that lead to the forming of the Company. We believe that Mr. Thompson is well suited to serve as our director because of his knowledge of biotechnology, legal expertise and background in economics.

JONANTHAN R. RICE

Jonathan R. Rice had worked at Ultra Electronics, Adaptive Materials Inc., a Michigan company (“UEA”) since 2002. At UEA, he worked as the Director of Advanced Technologies since 2002, where he was responsible for new products development and commercialization. He was also the Corporate Facility Security Officer for UEA since 2006, where Mr. Rice ensured UEA’s compliance with federal regulations under the National Industrial Security Program Operating Manual and completed its annual security audit. During 2004 through 2007 while working as an Engineering Manager at UEA, Mr. Rice, among other things, led the design and development of multiple fuel cell and power management systems, established a team to identify and eliminate production and performance limitation, authored technical progress and final reports for customers and provided training to military personnel on use of fuel cell systems. From 2002 through 2005, Mr. Rice had also served as UEA’s Production Manager in charge of developing manufacturing process and techniques and sourcing the production equipment for UEA’s products. Mr. Rice graduated from Michigan Technological University in 2002 with a degree of Bachelors of Science Chemical Engineering. Mr. Rice is currently studying for his Masters of Business Administration at Michigan State University and expects to graduate in 2016.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Mr. Thompson is employed as the CEO of the company pursuant to a five year employment contract.

Our officer and director has not filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.

Our sole director was appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer was appointed by our board of directors and holds office until removed by the board.

Committees

Because our Board of Directors currently consists of only one member, no board committees have been formed as of the filing of this Annual Report. All audit committee functions are performed by Mr. Kim Thompson, as the sole member of our Board of Directors and he is the largest shareholder of the Company and the Company’s Chief Executive Officer and President. Mr. Thompson does not qualify as an “audit committee financial expert” within the applicable definition of the Securities and Exchange Commission.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer. This Code of Ethics was previously filed as an exhibit to our annual report on Form 10-KSB on March 26, 2008.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the years ended December 31, 2013 and 2012 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Kim Thompson
President, CEO, CFO and Director	2013	$237,134	0	0	$0	0	$0	$8,793	(1)	$245,927.00
	2012	$222,600	44,520	0	$0	0	$0	$40,950.81	(2)	$308,070.81

1)	In 2013, Kim Thompson received $8,793 in medical insurance and medical reimbursement pursuant to an employment agreement entered into with us.

2)	In 2012, Kim Thompson received $10,950.81 in medical insurance and medical reimbursement, and $30,000 in retirement fund contributions pursuant to an employment agreement entered into with us.

Employment Agreements

On November 10, 2010 the Company entered into a five-year employment agreement with the Company’s Chairman, Chief Executive Officer and Chief Financial Officer, effective as of January 1, 2011. The agreement renews annually so that at all times, the term of the agreement is five years. Pursuant to this agreement, the Company will pay an annual base salary of $210,000 for the period January 1, 2011 through December 31, 2011. Base pay will be increased each January 1st, for the subsequent twelve month periods by six percent. The officer will also be entitled to life, disability, health and dental insurance as well as an annual bonus in an amount equal to 20% of the base salary. The agreement also calls for the retention of the executive as a consultant following the termination of employment with compensation during such consultancy based upon the Company reaching certain milestones:

a. Upon the expiration or termination of this agreement for any reason, or by either party, Company agrees that it will employ Executive as a consultant for a period of four (4) years and at a rate of $4,500 per month.

b. In the event that Company achieves gross sales of five million dollars ($5,000,000) or more, or one million dollars ($1,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $70,000,000 during the term of this agreement, then the consulting period will be for five (5) years and the consulting rate will be increased to $5,500 per month.

c. In the event that Company achieves gross sales of ten million dollars ($10,000,000) or more, or two million dollars ($2,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $90,000,000 during the term of this agreement, then the consulting period will be for six (6) years and the consulting rate will be increased to $7,500 per month.

The November 10, 2010 employment agreement replaced the prior agreement dated April 26, 2006. On April 26, 2006, the Company entered into its first a five-year employment agreement with the Company’s Chairman, Chief Executive Officer and Chief Financial Officer. The agreement renewed annually so that at all times, the term of the agreement was five years. Pursuant to this agreement, the Company agreed to pay an annual base salary of $185,000 for the period May 1, 2006 through December 31, 2006. Base pay will be increased each January 1st, for the subsequent twelve month periods by six percent. The officer will also be entitled to life, disability, health and dental insurance. In addition, the officer received five year warrants to purchase 700,000 shares of common stock at an exercise price of $0.21 per share, eight year warrants to purchase 1,500,000 shares of common stock at an exercise price of $0.33 per share, and nine year warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.40 per share. The warrants fully vested on the date of grant. The agreement also calls for the issuance of warrants and increase in the officer’s base compensation upon the Company reaching certain milestones. The Chief executive subsequently waved all warrants and milestone based compensation to which he would have been entitled under the April 26, 2006 agreement.

On January 20, 2015, the Company entered into an at-will employment agreement with Mr. Jonathan R. Rice, its Chief Operating Officer (the “COO Employment Agreement”). The COO Employment Agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the COO Employment Agreement, Mr. Rice is entitled to an annual cash compensation of $120,000, which includes salary, health insurance, 401K retirement plan contributions, etc. The Company also agreed to reimburse Mr. Rice for his past educational expenses of approximately $11,000. In addition, Mr. Rice will be issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the COO Employment Agreement. As of the date of this Prospectus, such warrant has not been issued to Mr. Rice.

Outstanding Equity Awards

None

Long-Term Incentive Plan (“LTIP”) Awards Table.

There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock and Series A Preferred Stock as of the date of this Prospectus and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class (1)

Class A Common Stock	Kim Thompson	268,058,612	(2)	39.8%
	120 N. Washington Square, Suite 805
	Lansing, MI 48933

Class A Common Stock	All executive officers and directors as a group (1 Person)	268,058,612		39.8%

Series A Preferred Stock	Kim Thompson	2		100%
	120 N. Washington Square, Suite 805
	Lansing, MI 48933

Series A Preferred Stock	All executive officers and directors as a group (1 Person)	2		100%
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(1) The percent of class is based on 673,974,429 shares of our Class A common stock issued and outstanding as of October 31, 2014.
(2) Such shares include 2 shares of common stock that may be issued upon conversion of the Series A Preferred Stock that is owned by Mr. Thompson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 6, 2006 the Company received $10,000 from a principal stockholder. Pursuant to the terms of the loan, the advance bears interest at 12%, is unsecured and matures on May 1, 2007. At December 31, 2007, the Company recorded interest expense and related accrued interest payable of $776. As of December 31, 2007, the loan principal was repaid.

In April 2006, the Company entered into a Founder’s Stock Purchase and Intellectual Property Transfer Agreement (the “Intellectual Property Agreement”) with its CEO. Pursuant to the Intellectual Property Agreement, the CEO contributed to the Company a provisional patent application pertaining to transgenic expression system for commercial production of certain silk proteins, in exchange for which the Company agreed to (i) issue to the CEO 33,229,200 shares of Class A common stock, (ii) certain royalty payments (which were subsequently waived pursuant to the Addendum), (iii) an exclusive license to use such intellectual property for non-protective apparel (which was subsequently waived pursuant to the Addendum).

On December 26, 2006, the Company entered into an Addendum to the Intellectual Property Agreement (the “Addendum”), pursuant to which the CEO agreed to give up his right to royalty payments for the intellectual property he transferred to the Company as well as an exclusive license to use such intellectual property for non-protective apparel. In exchange for giving up these rights in the Addendum, the Company agreed to use its best reasonable efforts to issue the CEO 200,000 preferred shares within 12 months of the date of the Addendum. The preferred shares would not have any priority to payments of dividends and would not have to have the right to receive dividend payments. However, such preferred shares would have 100 votes per share (20,000,000 votes). If the Company is unable, through the use of its best reasonable efforts, to issue such preferred shares, then the Company will provide its CEO with an alternative cash payment of $120,000 payable on the one year anniversary of the Addendum (Also see Note 6 (C) to the audited financial statements for the year ended December 31, 2009). The Company never issued the 200,000 preferred shares to the CEO.

On April 1, 2012 the Company executed a one-year non-cancelable operating lease for its corporate office space. The lease was subsequently extended through March 31, 2014. In March of 2014, the Company once again extended the lease on a month to month agreement. Rent expense for the years ended December 31, 2013 and 2012 is $13,565 and 9,789, respectively.

On December 19, 2013, the Company issued to the CEO two shares of Series A Preferred Stock, with each share entitles the CEO to 200,000,000 votes on all matters.  Each share of Series A Preferred Stock is convertible into one share of common stock. Such shares of Series A Preferred Stock was issued to the CEO in consideration for the CEO’s agreement to extend the Company’s repayment of the debts owed to him to October 30, 2014 and to forgive $30,000 compensation that the Company owed to him.

As of December 31, 2013, the Company owes $669,183 in accrued salary to principal stockholder. On September, 2010, the Company entered into an addendum to the employment agreement whereby all but $250,000 of unpaid back salary was forgiven by the principal stockholder. Also, the interest rate was reduced to 3% per year. In exchange the Company agreed to issue 10,000,000 preferred shares to the principal stockholder no later than September 30, 2011. As of December 31, 2013, no accrued salary has been converted to Class “A” Common Stock. On December 17, 2013 the Company issued 2 shares of supper voting preferred to the principal stockholder.  Each share of such preferred has voting rights equal to 200,000 common shares.  Each of the two preferred shares is convertible into one share of common stock.  Each of the two preferred shares has the same right to normal dividends as a common share but has no other right to distributions.  By agreement of the principal shareholder, this issuance of two shares of super voting preferred fully satisfies the Company’s obligation to issue preferred stock to the principal shareholder stemming from the addendum of 2010.  On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors. As of September 30, 2014, the Company owes $711,772 in accrued salary to principal stockholder.

On February 25, 2013 the Company received $150,000 from a principal stockholder.    Pursuant to the terms of the loan, the advance bears interest at 3%, is unsecured and due on demand. At December 31, 2013 the Company recorded interest expense and related accrued interest payable of $2,001 and the loan balance of $150,000 was repaid.

As of December 31, 2013 and 2012, there was $97,138 and $82,262, respectively, included in accounts payable and accrued expenses - related party, which is owed to the Company’s Chief Executive Officer.

Director Independence

Mr. Kim Thompson, our Chief Executive Officer and President, is our sole director. Mr. Thompson does not qualify as independent directors under Rule 10A-3 of the Securities Exchange Act of 1934 and as defined in NASD Marketplace Rule 4200(15).

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The General Corporation Law of Wyoming provides that directors, officers, employees or agents of  Wyoming corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Wyoming Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Wyoming Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM. 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee	$573.91
Transfer Agent Fees	$300.00
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$18,500.00
Total	$23,873.91

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM. 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The General Corporation Law of Wyoming provides that directors, officers, employees or agents of  Wyoming corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Wyoming Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Wyoming Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM. 15  RECENT SALES OF UNREGISTERED SECURITIES.

We were incorporated in the State of Wyoming in April 2006 and on April 26, 2006 332,292,000 shares of our Class “A” common stock, were issued to Kim Thompson in exchange for intellectual property. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and were issued as founder’s shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Thompson had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On April 28, 2006 we issued 4,000 shares of our Class “A” common stock to Samuel Ching at a price per share of $.05, for an aggregate of $200 cash.  On January 26, 2007 we also issued 21,000,000 shares of our Class “A” common stock to Samuel Ching at a price per share of $.005 for an aggregate of $106,000.00.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our Class A common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ching had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On April 28, 2006 we issued 4,000 shares of our Class “A” common stock to Richard Duzenbury at a price per share of $.05 for an aggregate of $200 cash.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act.  These shares of our Class A common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Duzenbury had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On July 5, 2006, pursuant to an Intellectual Property Agreement, we issued 17,500,000 shares of our Class “A” common stock to the University of Wyoming Foundation in exchange for intellectual property.  The Company holds a five year call, dated from May 8, 2006, 7,000,000 shares held by the University of Wyoming Foundation.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our Class A common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Duzenbury had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On September 12, 2006, March 21, 2007 and August 1, 2007 pursuant to a Consulting Agreement, we issued an aggregate of 3,300,000 shares of our Class “A” common stock to Malcolm Fraser for consulting services performed.  Pursuant to the Consulting Agreement, Mr. Fraser is contractually restricted from reselling 1,750,000 shares for a period of 26 months from February 26, 2007.  In addition, the Consulting Agreement restricts Mr. Fraser from resale of 600,000 shares for a period of 24 following the commencement of public trade of the Company’s stock.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our Class A common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fraser had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On January 9, 2007, we issued an aggregate of 1,750,000 shares of our Class “A” common stock to Worth Equity Fund, L.P., at a price per share of $0.009, for an aggregate of $15,000 cash.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our Class A common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Worth Equity Fund, L.P. had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On May 31, 2007 we issued an aggregate of 16,875,000 shares of our Class “A” common stock to Lion Equity, at a price per share of $0.008, for an aggregate of $135,000 cash.  In addition, on September 12, 2007 we issued an aggregate of 28,125,000 shares of our Class “A” common stock to Lion Equity pursuant to the Securities Purchase Agreement.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our Class A common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Lion Equity had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On September 12, 2007, we completed a Regulation D Rule 506 offering in which we sold 90,165,000 shares of our Class A common stock to 32 investors, at a price per share of $.003 for an aggregate offering price $270,495. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Sean March	40,000,000
Nicholas G. Kontos	22,500,000
Edward M. Defeudis	8,300,000
Woodland Hills Fund, SA	6,000,000
Coral Springs Fund, SA	3,000,000
Kristin Lee Sirota	100,000
Ann Harvey	100,000
Barry S. Wattenberg	100,000
Lucie Rousse	100,000
Karen E. Gallagher	60,000
Kyan W. Kraus	60,000
Carlos E. Gauch	50,000
Sarah Ferreira	50,000
Caroline Sirota	50,000
Priscila Ferreira	25,000
Gene Defeudis	8,300,000
Heidi Thompson	50,000
Frank Thompson	50,000
Jonathan Sweet	100,000
Gary Lam	25,000
Frank Dantimo	60,000
Denise M Demarco Dantimo	60,000
Sirota & Associates PA	540,000
JR Acquisitions & Consultants	280,000
Marcos A. Lopez, Jr.	25,000
Olga C. Lopez	25,000
Camila Camargo	25,000
Bizmar Martinez	25,000
Michelle Y. Galletto	25,000
Inversiones G & G Corp.	25,000
Douglas Nicaragua	25,000
Michael L. Price	30,000

Pursuant to the 2009 Letter Agreement, Calm Seas Capital made a Bridge Investment in us in the aggregate amount of $120,000, of which $100,000 was paid promptly after the Letter Agreement was signed in July 2009 and the remaining $20,000 was paid in late September 2009.  In this Bridge Investment, Calm Seas Capital purchased (i) twelve convertible debentures, each in the principal amount of $10,000 (the “Bridge Debentures”) and (ii) twelve warrants each exercisable for the purchase of 500,000 shares (the “Bridge Warrants”). As of April 28, 2014, Calm Seas Capital has converted $115,000 of the principal amount of the debentures into shares of our Class A common stock, and $5,000 of convertible debt remains outstanding. At December 31, 2010, pursuant to the agreement, all outstanding principal and accrued interest on the convertible debt was due, and the conversion rights of the holder terminated. In addition, on October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 Bridge Warrants.

On April 24, 2009 the Company issued 2,000,000 shares of common stock for $20,000 ($0.01/share).

On May 22, 2009, the Company issued 500,000 shares of common stock for $5,000 ($0.01).

On July 1, 2009, the Company issued 280,000 shares of Class A common stock to Dr. Jarvis as repayment for services previously provided to the Company by a consultant having a fair value of $14,000 ($0.05/share) in accordance with a consulting agreement.

On July 1, 2009, the Company issued 482,825 shares of Class A common stock to Dr. Fraser as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement.

On September 30, 2009, the Company issued 366,599 shares of Class A common stock for $3,000 ($.008/share) to Sam Ching.

On October 5, 2009, the Company issued 10,000,000 shares of its Class A common stock to a consultant for investor relations services.

On January 15, 2010, the Company issued 500,000 shares of Class A common stock to a consultant in payment for public relations and web site development services.

From February 11, 2010 to March 31, 2010, the Company issued 5,694,451 shares of Class A common stock in exchange for $100,000 in convertible notes payable at a conversion price of approximately $0.018 per shares.

In April 2010, the Company issued an additional 854,169 shares of Class A common stock in exchange for $15,000 in convertible notes payable at a conversion price of approximately $0.018 per share.

On May 18, 2010, the Company issued 4,000,000 shares of common stock for cash of $21,642 and in exchange of $6,990 in note payables ($0.007158 per share).

On May 21, 2010 the Company issued 40,000 shares with a fair value of $400 ($0.01/share) to a consultant for research and development services.

On June 8, 2010, the Company issued 40,000 shares of Class A common stock to a consultant in payment for consulting services with respect to keeping the Company abreast of commercial matters related to the genetic modification of the silkworm.

On July 21, 2010, the Company issued 1,875,000 shares of common stock for $15,000 ($0.008/share).

On July 29, 2010, the Company issued a warrant for 20,000,000 common shares to a consultant. On May 11, 2011, the Company issued 19,767,985 shares in connection with the cashless exercise of the 20,000,000 warrants.

On July 30, 2010 the Company issued 2,400,000 shares with a fair value of $30,000 ($0.0125/share) to a consultant for legal services incurred in behalf of the Company.

On August 26, 2010 the Company issued 280,000 shares with a fair value of $14,000 ($0.05/share) to a consultant for research and development services provided in the past.

On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past.

On August 26, 2010 the Company issued 4,500,000 shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services.

On August 26, 2010 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services.

On September 10, 2010, the Company issued 1,351,351 shares of common stock for $20,000 ($0.0148/share).

On September 16, 2010 the Company issued 100,000 shares to a consultant for the technical support services.

On September 22, 2010, the Company issued 1,286,765 shares of common stock for $35,000 ($0.0272/share).

On September 23, 2010 the Company issued 387,500 shares with a fair value of $31,000 ($0.08/share) to a consultant for the legal services.

On October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 Bridge Warrants.

On October 15, 2010, the Company issued 1,179,245 shares of common stock for $100,000 ($0.084/share).

On December 7, 2010, the Company issued 1,157,407 shares of common stock for $75,000 ($0.065/share).

On January 25, 2011 the Company issued 1,470,588 shares of common stock for $100,000 ($0.068/share).

On March 22, 2011 the Company issued 2,083,333 shares of common stock for $100,000 ($0.048/share).

On April 1, 2011 the Company issued 1,000,000 shares with a fair value of $70,000 ($0.07/share) to a consultant for research and development services.

On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period for a research and development consulting agreement.

On April 22, 2011 the Company issued 1,420,455 shares of common stock for $100,000 ($0.070/share).

On May 11, 2011, the Company issued 19,767,985 shares in connection with the cashless exercise of the 20,000,000 warrants.

On September 22, 2011, the Company issued 1,372,119 shares of common stock for $100,000 ($0.07/share).

On October 29, 2011, the Company issued 2,200,000 shares of stock with a fair value of $242,000 ($0.11/share) to obtain the use of a license.

On November 9, 2011, the Company issued 1,314,406 shares of common stock for $100,000 ($0.08/share).

On December 16, 2011, the Company issued 1,543,210 shares of common stock for $100,000 ($0.06/share).

On April 19, 2012, the Company issued 2,403,846 shares of common stock for $100,000 ($0.042/share).

On May 19, 2012, the Company issued 1,923,077 shares of common stock for $100,000 ($0.05/share).

On May 24, 2012 the Company issued 3,200,000 shares with a fair value of $192,000 ($0.06/share) to consultants for research and development services.

On May 24, 2012 the Company issued 300,000 shares with a fair value of $18,000 ($0.06/share) to a consultant for research and development services provided in the past.

On May 24, 2012 the Company issued 3,000,000 shares with a fair value of $300,000 ($0.10/share) to a consultant for research and development services provided in the past.

On June 29, 2012, the Company issued 2,155,172 shares of common stock for $100,000 ($0.04/share).

On November 21, 2012, the Company issued warrants to purchase 10,000,000 shares of common stock to a consultant.

On December 18, 2012 the Company issued 1,000,000 shares with a fair value of $40,000 ($0.04/share) to a consultant for research and development services provided in the past.

On December 21, 2012, the Company issued 1,004,832 shares of common stock for $25,000 ($0.02/share).

On February 19, 2013 the Company issued 961,538 shares of common stock for $50,000 ($0.05/share).

On March 4, 2013 the Company issued 945,537 shares of common stock for $50,000 ($0.05/share).

On April 1, 2013 the Company issued 822,368 shares of common stock for $50,000 ($0.05/share).

On April 15, 2013 the Company issued 884,434 shares of common stock for $75,000 ($0.08/share).

On July 9, 2013, the Company issued warrants to purchase 10,000,000 shares of common stock to a consultant.

On July 11, 2013, the Company issued 1,760,563 shares of common stock for $100,000 ($0.06/share).

On July 18, 2013, the Company issued 9,857,142 shares of common stock upon exercise of warrants.

On July 22, 2013, the Company issued warrants to purchase 10,000,000 shares of common stock to a consultant.

On July 25, 2013 the Company issued 1,760,563 shares of common stock for $100,000 ($0.06/share).

On August 13, 2013 the Company issued 1,838,235 shares of common stock for $100,000 ($0.05/share).

On September 3, 2013 the Company issued 1,923,077 shares of common stock for $100,000 ($0.05/share).

On September 19, 2013 the Company issued 2,100,840 shares of common stock for $100,000 ($0.05/share).

On October 3, 2013 the Company issued 2,604,167 shares of common stock for $100,000 ($0.04/share).

On October 15, 2013, the Company issued to a consultant a one-year warrant for 8,000,000 shares of common stock with an exercise price of $.001 per share.

On October 17, 2013 the Company issued of 2,604,167 shares of common stock for $100,000 ($0.04/share).

On December 11, 2013 the Company issued 3,063,725 shares of common stock for $125,000 ($0.04/share).

On December 19, 2013, the Company issued to the CEO two shares of Series A Preferred Stock in consideration for the CEO’s agreement to extend the Company’s repayment of the debts owed to him to October 30, 2014 and to forgive $30,000 compensation that the Company owed to him.

During the year ended December 31, 2013, the Company had to issue an additional 845,800 make-up shares related to a transaction entered into during the year ended December 31, 2010.

On January 28, 2014 the Company issued 3,537,736 shares of common stock for $150,000 ($0.04/share).

On February 2, 2014, the Company issued 9,821,429 shares in connection with the exercise of 10,000,000 warrants.

On February 17, 2014, the Company issued to two consultants the following warrants in consideration of their services: (i) warrants that are exercisable on the 14th month anniversary of the issuance date for an aggregate of 1,200,000 shares of common stock, (ii) warrants that are exercisable on the 20th month anniversary of the issuance date for an aggregate of 2,000,000 shares of common stock, and (iii) warrants that are exercisable on the 32nd month anniversary of the issuance of the issuance date for an aggregate of 4,000,000 shares of common stock.

On February 18, 2014 the Company issued 3,409,091 shares of common stock for $150,000 ($0.04/share).

On March 12, 2014 the Company issued 2,551,020 shares of common stock for $100,000 ($0.04/share).

On March 28, 2014, the Company renewed and extended a consulting agreement and has agreed to issue 44,000 shares of common stock as consideration for consulting fees owed from June 1, 2012 through March 31, 2014.

On April 7, 2014 the Company issued 2,212,389 shares of common stock for $100,000 ($0.04/share).

On April 22, 2014 the Company issued 2,173,913 shares of common stock for $100,000 ($0.04/share).

On May 5, 2014, the Company issued 1,800,000 shares of common stock valued at $111,600 ($0.062/share) to a consultant.

On June 10, 2014, the Company issued 3,409,091 shares of common stock valued at $150,000 ($0.04/share).

On June 24, 2014, the company issued to a consultant a warrant to purchase 3,000,000 shares of common stock.

On July 7, 2014, the Company issued 2,212,389 share of common stock for $100,000 ($0.05/share).

On August 11, 2014, the Company issued 2,272,727 share of common stock for $100,000 ($0.04/share).

On September 3, 2014, the Company issued 2,450,980 share of common stock for $100,000 ($0.04/share).

On September 22, 2014, the Company issued 2,821,670 share of common stock for $100,000 ($0.04/share).

On October 9, 2014, the Company issued 12,000 shares with a fair value of $484 ($0.0403/share) to a consultant for research and development services performed from April 1, 2014 through September 30, 2014 and a bonus of 4,000 shares with a fair value of$161.

These issuances were made in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) and/or Regulation D promulgated thereunder.

ITEM. 16  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment (3)

3.3	Articles of Amendment, filed with the Wyoming Secretary of State on November 15, 2013 (6)

3.2	Articles of Amendment, filed with the Wyoming Secretary of State on December 17, 2013 (7)

3.3	By-Laws (1)

5.1	Opinion of Ofsink, LLC (9)

10.1	Employment Agreement, dated November 10, 2010, by and between Kraig Biocraft Laboratories, Inc. and Kim Thompson (8)

10.2	Securities Purchase Agreement between Kraig Biocraft Laboratories and Worth Equity Fund, L.P. and Mutual Release (1)

10.3	Securities Purchase Agreement between Kraig Biocraft Laboratories and Lion Equity (1)

10.4	Amended Letter Agreement, dated September 14, 2009, by and between Kraig Biocraft Laboratories and Calm Seas Capital, LLC (3)

10.5	Exclusive License Agreement, effective as of May 8, 2006, by and between The University of Wyoming and Kraig Biocraft Laboratories, Inc. (2)

10.6
Addendum to the Founder’s Stock Purchase and Intellectual Property Transfer Agreement, dated December 26, 2006, and the Founder’s Stock Purchase and Intellectual Property Transfer Agreement dated April 26, 2006 (3)

10.7	Intellectual Property/Collaborative Research Agreement, dated March 20, 2010, by and between Kraig Biocraft Laboratories and The University of Notre Dame du Lac. (2)

10.8	Letter Agreement, dated June 28, 2011, by and between Kraig Biocraft Laboratories and Calm Seas Capital, LLC (4)

10.9	Letter Agreement, dated April 30, 2013, by and between Kraig Biocraft Laboratories and Calm Seas Capital, LLC (5)

10.10	Letter Agreement, dated October 2, 2014, by and between Kraig Biocraft Laboratories and Calm Seas Capital, LLC (10)

10.11	License Agreement, dated October 28, 2011, between the Company and University of Notre Dame du Lac. (12)

10.12	Intellectual Property / Collaborative Research Agreement, dated June 6, 2012, between the Company and University of Notre Dame du Lac. (12)

10.13	Collaborative Yarn and Textile Development Agreement, dated September 30, 2013, between the Company and Warwick Mills, Inc. (12)

10.14	Employment Agreement, dated January 19, 2015, between the Company and Mr. Jonathan R. Rice. (11)

23.1	Consent of M&K CPAs*

23.2	Consent of PS Stephenson & Co., P.C.*

23.3	Consent of Ofsink, LLC, contained in Exhibit 5.1

(1)   Incorporated by reference to our Registration Statement on Form SB-2 (Reg. No. 333-146316) filed with the SEC on September 26, 2007.

(2) Incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC on April 15, 2010.

(3) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-162316) filed with the SEC on October 2, 2009.

(4) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 29, 2011.

(5) Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013.

(6) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 22, 2013.

(7) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 19, 2013.

(8) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-175936) filed with the SEC on August 1, 2011.

(9) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-199820) filed with the SEC on November 3, 2014.

(10) Incorporated by reference to our Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 7, 2015.

(11) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 21, 2015.

(12) Incorporated by reference to our Amendment No. 2 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 30, 2015.

* Filed herewith

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on January 30, 2015.

KRAIG BIOCRAFT LABORATORIES, INC.

March 9, 2015	By:	/s/ Kim Thompson
Kim Thompson
President, Chief Executive Officer
Principal Financial and Accounting Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person(s) in the capacities and on the dates indicated:

KRAIG BIOCRAFT LABORATORIES, INC.

March 9, 2015	By:	/s/ Kim Thompson
Kim Thompson
President, Chief Executive Officer, Principal Financial and Accounting Officer and Chairman of the Board of Directors